EXHIBIT 99.9

COMPLETE APPRAISAL OF
REAL PROPERTY

Valley View Lodge
1228 Rossmoor Parkway
Walnut Creek, Contra Costa County,
California 94595

IN A SELF-CONTAINED
APPRAISAL REPORT

As of 10/7/03

Prepared For:
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Prepared By:
Cushman & Wakefield of Oregon, Inc.
Senior Housing/Healthcare Industry Group
Valuation Services, Advisory Group
200 S.W. Market Street, Suite 200
Portland, OR 97201
C&W File ID: 03-34001-9383

VALUATION SERVICES	ADVISORY GROUP

Cushman & Wakefield of Oregon, Inc. 200 S.W. Market Street, Suite 200 Portland, OR 97201 503-279-1734 Tel 503-279-1791 Fax WWW.CWVAS.COM

October 22, 2003

Douglas Armstrong
Senior Vice President and General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	Complete Appraisal of Real Property
In a Self-Contained Report
Valley View Lodge
1228 Rossmoor Parkway
Walnut Creek, Contra Costa County, California 94595

C&W File ID: 03-34001-9383

Dear Mr. Armstrong:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report (the “Appraisal”) on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. We particularly call your attention to the following Extraordinary Assumptions and Hypothetical Conditions:

Extraordinary Assumptions:	This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions:	This Appraisal employs no Hypothetical Conditions.

This Appraisal was prepared for ARV Assisted Living, Inc. and is intended for use in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II (a California limited partnership) (the “Partnership”). Unless we otherwise consent in writing, the Appraisal cannot be used other than in the material related to proxy solicitation/tender offer referred to above for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, Inc., such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

Douglas Armstrong
ARV Assisted Living, Inc.
October 22, 2003

This Appraisal report has been prepared in accordance with our interpretation of FIRREA, the regulations of OCC, and the Uniform Standards of Professional Appraisal Practice (USPAP) including the competency provision, as promulgated by the Appraisal Institute.

The property consists of an existing 125-unit, 125-bed assisted living facility known as Valley View Lodge. The facility contains 97,818 ± square feet of gross floor area and is situated on a 4.55 acre site. The facility occupancy was 98 percent at the time of inspection.

The property has been appraised as a going concern which assumes a fair sale, which includes the transfer of a valid operating license, adequate working capital, an assembled workforce, and the transfer of all business assets necessary for the operation of a licensed assisted living facility.

The property was inspected by and the Appraisal was prepared by Mark E. Bryant under the supervision of John M. Vissotzky, MAI. This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, Extraordinary Assumptions and Hypothetical Conditions, if any, and definitions, “as-is” on October 7, 2003 was:

SEVENTEEN MILLION DOLLARS

$17,000,000

The above value estimate is inclusive of $100,000 in personal property and $8,300,000 in business value as an integral part of the going concern.

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

VALUATION SERVICES	ADVISORY GROUP

Douglas Armstrong
ARV Assisted Living, Inc.
October 22, 2003

This letter is invalid as an opinion of value if detached from the Appraisal, which contains the text, exhibits, and Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF OREGON, INC.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572
mark_bryant@cushwake.com
503-279-1734 Office Direct
503-279-1791 Fax

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Common Property Name:	Valley View Lodge

Location:	1228 Rossmoor Parkway
Walnut Creek, Contra Costa County, California 94595

The site is situated at the east terminus of a private easement road off of Rossmoor Parkway.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 125 units and 125 beds on a 4.55-acre parcel of land.

Assessor’s Parcel Number:	189-040-045

Interest Appraised:	Fee Simple Estate

Date of Value:	October 7, 2003

Date of Inspection:	October 7, 2003

Ownership:	ARV Valley View, L.P.

Occupancy:	Current physical occupancy is 98 percent

Current Property Taxes

Total Assessment:	$7,749,456

2002-2003 Property Taxes:	$102,465

Highest and Best Use

If Vacant:	Multi-family residential property developed to the highest density possible

As Improved:	As it is currently utilized as an assisted living facility.

Site & Improvements

Zoning:	PD 656

Land Area:	4.55 acres or 198,260 ± square feet

Number of Units:	125

Number of Beds:	125

Number of Stories:	Two

Number of Buildings:	One

Year Built:	1976

Type of Construction:	Wood frame

Gross Building Area:	97,818 square feet

Parking:	79 spaces (0.63 Unit).

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

VALUE INDICATORS
Cost Approach:
Indicated Value:	$8,600,000
Sales Comparison Approach:
Indicated Value:	$16,900,000
Income Capitalization Approach
Direct Capitalization
Net Operating Income:	$1,939,693
Capitalization Rate:	11.25%
Indicated Value:	$17,200,000
Reconciled Value:	$17,200,000
FINAL VALUE CONCLUSION
Going Concern Market Value As-Is	$17,000,000
Fee Simple:
Exposure Time:	Under 12 months
Marketing Time:	Under 12 months

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 2) as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 3) as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Front view of property

Rear view of property

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Rear view of property

Northwest elevation of property

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Common area

Typical hallway

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical resident unit

Typical resident unit

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Exterior courtyard

Parking area

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

View north from subject

VALUATION SERVICES	ADVISORY GROUP

TABLE OF CONTENTS

INTRODUCTION	1
OAKLAND REGIONAL ANALYSIS	6
LOCAL AREA ANALYSIS	23
SENIOR LIVING INDUSTRY OVERVIEW	25
MANAGEMENT AND OPERATIONS OVERVIEW	33
COMPETITIVE MARKET ANALYSIS	35
SITE DESCRIPTION	54
IMPROVEMENTS DESCRIPTION	56
REAL PROPERTY TAXES AND ASSESSMENTS	61
ZONING	62
HIGHEST AND BEST USE	63
VALUATION PROCESS	65
LAND VALUATION	67
COST APPROACH	73
SALES COMPARISON APPROACH	77
INCOME CAPITALIZATION APPROACH	86
RECONCILIATION AND FINAL VALUE OPINION	107
ASSUMPTIONS AND LIMITING CONDITIONS	109
CERTIFICATION OF APPRAISAL	112
ADDENDA	113

VALUATION SERVICES	ADVISORY GROUP

INTRODUCTION

Identification of Property

Common Property Name:	Valley View Lodge

Location:	1228 Rossmoor Parkway Walnut Creek, Contra Costa County, California 94595

The site is situated at the east terminus of a private easement road off of Rossmoor Parkway.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 125 units and 125 beds situated on a 4.55 acre site.

Assessor’s Parcel Number:	189-040-045

Property Ownership and Recent History

Current Ownership:	ARV Valley View, L.P., a wholly owned subsidiary of American Retirement Villas Properties II (a California limited partnership).

Sale History:	The property has not transferred within the past three years to the best of our knowledge.

Current Disposition:	American Retirement Villas Properties II (a California limited partnership) is involved in a proxy/solicitation offer filed with the SEC that involves this property.

Intended Use and Users of the Appraisal

This Appraisal is intended to provide an opinion of the going concern market value of the fee simple interest in the property for the use of ARV Assisted Living, Inc. in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of the limited partnership interests in the Partnership. All other uses and users are unintended.

Dates of Inspection and Valuation

The value conclusion reported herein is as of October 7, 2003. The property was inspected on October 7, 2003 by Mark E. Bryant. John M. Vissotzky, MAI has reviewed the report, but did not inspect the property.

Property Rights Appraised

Fee simple interest

Scope of the Appraisal

This is a Complete Appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report. In addition, the report was also prepared to conform to the requirements of the Code of Professional Ethics of the Appraisal Institute and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Title XI Regulations.

VALUATION SERVICES	1	ADVISORY GROUP

INTRODUCTION

In preparation of this Appraisal, we investigated a wide array of vacant land sales in the subject’s submarket, improved sales from a local, regional or national basis, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this Appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables. The valuation process involved utilizing market-derived and supported techniques and procedures considered appropriate to the assignment.

The scope of this analysis, and the analysis contained herein, is reflective of “the amount and type of information researched and the analysis applied in an assignment” (2001 USPAP, page 4). This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

VALUATION SERVICES	2	ADVISORY GROUP

INTRODUCTION

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. Common going-concern appraisals are conducted for assisted living facilities, nursing homes, hotels and motels, restaurants, bowling alleys, industrial enterprises, retail stores, and similar property uses. For these property types, the physical real estate assets are integral parts of an ongoing business such that the market values from the land and building are difficult, if not impossible, to segregate from the total value of the ongoing business.

Market Rent

The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Market Value As Is on Appraisal Date

The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Exposure Time and Marketing Time

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that “A reasonable time is allowed for exposure in the open market”. Exposure time is defined as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

VALUATION SERVICES	3	ADVISORY GROUP

INTRODUCTION

Based on discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current owner.

Marketing Time

Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal). The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

The subject site is identified by the Contra Costa County assessor as Assessor’s Parcel Number 189-040-045. The legal description for the subject is located in the Addenda.

VALUATION SERVICES	4	ADVISORY GROUP

REGIONAL MAP

VALUATION SERVICES	5	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

Introduction

The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value, and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property, which, in turn, affect market value.

The subject property is located in Walnut Creek, California within Contra Costa County, which is part of the Oakland Primary Metropolitan Statistical Area (PMSA) and the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA).

Regional Economic and Demographic Analysis

Regional Area Overview

The Oakland Primary Metropolitan Statistical Area (PMSA) consists of the counties of Alameda and Contra Costa and is located on the east shore of San Francisco Bay. The PMSA encompasses nearly 1,457 square miles. The Oakland PMSA (Oakland) is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA) which includes the PMSAs of San Francisco (Marin, San Francisco and San Mateo Counties), San Jose (Santa Clara County), Santa Cruz (Santa Cruz County), Oakland (Alameda and Contra Costa Counties), Vallejo-Fairfield-Napa (Napa and Solano Counties) and Santa Rosa (Sonoma County).

LOCATION OF OAKLAND PMSA COUNTIES WITHIN THE SAN FRANCISCO CMSA

Source: Cushman & Wakefield Analytics

VALUATION SERVICES	6	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

Oakland’s Northern California location along the San Francisco Bay provides for a fairly mild climate year-round. The topography of the area varies from bay waterfront to mountains, and provides for a myriad of microclimates and recreational venues. More importantly, as the geographic center of the Bay Area, Oakland is the hub of the Bay Area’s transportation system, boasting superior access to Interstate 80 heading east and Interstate 5 going north/south. Oakland is also a major west coast shipping port. Oakland’s cargo volume makes it the fourth busiest container port in the United States.

Demographic Profile

The Oakland PMSA is a highly sought-after and yet expensive place to live, and the average age of its population closely mirrors that of the U.S. Oakland’s labor pool is highly skilled and highly compensated with per capita incomes well above national averages. The PMSA’s median household income of $71,700 is 31 percent above that of the nation’s top 100 largest metropolitan areas (Top 100) and 51 percent above that of the U.S.

Oakland has a vastly higher percentage of households in the $100,000-plus annual income cohort – a 32 percent share versus 20 percent for the Top 100 and 16 percent for the U.S. At the lower end of the income strata, Oakland has a substantially smaller percentage of annual incomes under $50,000 – 34 versus 46 percent for the Top 100 and 53 percent for the U.S. overall.

The population breakdown by education follows a similar pattern to incomes. The San Francisco Bay Area has many of the nation’s most prestigious universities, including Stanford and University of California (UC) Berkeley and UC San Francisco. Over 29 percent of Oakland’s population has a Bachelor degree or better, compared to only 24 percent for the Top 100 and 21 percent for the U.S. Only 23 percent of the Oakland PMSA population has just a high school diploma, compared to 28 percent for the Top 100 and 30 percent for the U.S.

VALUATION SERVICES	7	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

DEMOGRAPHIC CHARACTERISTICS
Oakland PMSA vs. Top 100 and U.S.
2002 Estimates

	Oakland	Top 100
Characteristic	PMSA	Metro Areas*	U.S.

Median Age (years)	35.5	35.1	35.6
Average Annual Household Income	$91,400	$72,700	$64,300
Median Annual Household Income	$71,700	$54,700	$47,500
Households by Annual Income Level:
< $25,000	14.8%	21.0%	25.3%
$25,000 to $49,999	18.8%	25.1%	27.3%
$50,000 to $74,999	18.9%	20.8%	20.2%
$75,000 to $99,999	15.8%	13.4%	11.8%
$100,000 plus	31.7%	19.7%	15.5%
Education Breakdown:
< High School	16.8%	21.8%	24.1%
High School Graduate	22.8%	27.8%	29.8%
College < Bachelor Degree	31.0%	26.5%	25.4%
Bachelor Degree	18.9%	15.5%	13.5%
Advanced Degree	10.5%	8.4%	7.3%

Source: Claritas, Inc., Cushman & Wakefield Analytics

*	The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Population

Between 1992 and 2002, the 1.3 percent average annual growth in the Oakland PMSA’s population, which now totals close to 2.5 million, matched that of the Top 100. The preponderance of the PMSA’s growth was in Contra Costa County, which grew at an average annual pace of 1.7 percent as its population has pushed eastward. Alameda County, the more densely developed of the two counties, grew at a slower 1.0 percent average annual pace between 1992 and 2002.

Notably, Oakland’s migration abruptly turned negative last year as laid-off workers and their families left the area. Given that this is the first year since 1995 to experience a net outflow of migrants, it signals how difficult the current economic environment is. International migration has held steady, but domestic migrants have fled for stronger labor markets.

Contra Costa County is anticipated to grow faster than national averages between 2002 and 2007 – 1.4 versus 1.0 percent for the Top 100. Again, population growth in Contra Costa County is expected to outpace that in Alameda County (at only 0.4 percent per year) due to the greater availability of developable land and lower land costs. As traffic congestion continues to lengthen drive times throughout the region, both counties will experience increasing sentiment to limit additional suburban development, to preserve open space, as well as to promote “smart growth” and development oriented towards mass-transit.

VALUATION SERVICES	8	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

POPULATION GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990– 2007

Source: Economy.com, Cushman & Wakefield Analytics

NOTE:	In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession.

ANNUALIZED POPULATION GROWTH BY COUNTY
Oakland PMSA vs. San Francisco CMSA Counties
1992 – 2007

				Annual	Annual
			2007	Growth	Growth
Population (000s)	1992	2002	Forecast	92-02	02-07

United States	256,943.8	288,659.5	301,310.2	1.2%	0.9%
Top 100 MSAs	160,017.2	181,966.8	191,688.3	1.3%	1.0%
San Francisco CMSA	6,449.8	7,126.5	7,393.7	1.0%	0.7%
Santa Clara County	1,531.9	1,683.5	1,723.3	0.9%	0.5%
San Mateo County	662.9	703.2	727.5	0.6%	0.7%
San Francisco County	734.9	764.0	761.3	0.4%	-0.1%
Sonoma County	405.2	468.4	506.1	1.5%	1.6%
Solano County	359.9	411.1	450.1	1.3%	1.8%
Santa Cruz County	232.9	253.8	258.0	0.9%	0.3%
Marin County	235.8	247.6	255.5	0.5%	0.6%
Napa County	114.3	130.3	145.3	1.3%	2.2%
Oakland PMSA	2,172.0	2,464.7	2,559.9	1.3%	0.8%
Alameda County	1,332.2	1,472.3	1,498.4	1.0%	0.4%
Contra Costa County	839.8	992.4	1,062.7	1.7%	1.4%

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	9	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

Oakland’s highest population density is located west of the East Bay Hills, which run between and parallel to both Interstate 80 and Interstate 680. Cities within this area include (north to south) San Pablo, Richmond, El Cerrito, Albany, Berkeley, Emeryville, Oakland, Alameda, San Leandro, San Lorenzo, Hayward and Union City. The less dense concentrations of population are in the hilly and mountainous regions of Contra Costa County and Southern Alameda County. Within the metro area, the general direction of growth is pushing towards the northeast into Contra Costa County.

POPULATION PER SQUARE MILE BY ZIP CODE
Oakland PMSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

Unlike its relatively strong population growth, the Oakland PMSA’s rate of household formation lagged that of the Top 100 over the past ten years. Between 1992 and 2002, led by average annual growth of 1.4 percent in Contra Costa County (compared to 0.7 percent for Alameda County), Oakland’s number of households increased by an average of 1.0 percent annually, below the 1.3 percent rate posted by the Top 100. Household formation growth for Oakland between 2002 and 2007 is forecast to increase to an average annual pace of 1.1 percent –

VALUATION SERVICES	10	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

again led by Contra Costa County at 1.6 percent – but still lag that of the Top 100 at 1.3 percent.

HOUSEHOLD GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Income

The median household income in the Oakland PMSA is $71,700, over 31 percent higher than the Top 100 median of $54,700 and nearly 51 percent higher than the U.S. median of $47,500. Over the past ten years, the PMSA’s 4.6 percent average annual growth in median household income solidly surpassed the Top 100 average pace of 3.7 percent. Given its highly educated workforce, which supports higher paying jobs, the Oakland PMSA, is better able to sustain higher growth rates in household incomes.

A current low and level rate of bankruptcy filing indicates that household balance sheets are in very good condition. Oakland’s relatively moderate economic downturn has combined with strong house price appreciation to support household finances. Rising home equity and low interest rates have been critical in allowing Oakland’s households to tap substantial equity balances during this period of slow economic growth. However, by the end of this year, the tap will be closed as interest rates rise and house prices level off. This will dampen the pace of consumer spending.

Through 2007, Oakland’s median household income growth is expected to slow markedly to an average of 3.1 percent annually, but still exceed the 2.7 percent pace that is forecast for the Top 100. Between 2002 and 2007, Alameda County, with average annual growth in median household income of 3.9 percent, is expected to strongly outpace Contra Costa County’s average of 1.9 percent growth in median household income.

Oakland’s most affluent areas are located primarily in Contra Costa County in the cities of Orinda, Moraga, Lafayette east of the Oakland Hills, and Alamo, Danville and San Ramon along the section of Interstate 680 north of Interstate 580. Within Southern Alameda County, the households within the cities of Pleasanton, Castro Valley, Fremont and Newark have the highest median income. Finally, in Western Alameda County, Bay Farm Island in Alameda and the northern parts of Berkeley, have the highest median household incomes. The less affluent sections of the Oakland PMSA are located in the cities of Oakland, Berkeley and Richmond.

VALUATION SERVICES	11	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
Oakland PMSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

Oakland’s economy is stable and is the best performing among the Bay Area’s three core metro areas. Its employment base fell by less than 3 percent peak to trough, well below the doubledigit declines across the bay. Moreover, employment has edged up in Oakland from its trough of one year ago, although these gains are tenuous. Its jobless rate is flirting with highs last seen in 1992, and personal bankruptcy filings began to rise late last year.

Signs of recovery are evident. Construction payrolls are rising this year following an 18-month slump. While population growth has slowed considerably, it remains positive. Employment in retailing and business and professional services remains very steady, indicating some underlying stability in both consumer and business confidence in the area. Oakland also benefits from sizable employment in the education and health service industries. Both continue to expand robustly as they each face rising demand and a moderate ability to control prices.

While Oakland’s economy is quite diverse, the source of its current stability is narrowly based and so the near-term outlook remains fraught with risk. For example, financial services has been an important component of Oakland’s growth as back-office and service center operations for commercial banks and consumer lenders have grown along the I-680 corridor. Yet finance

VALUATION SERVICES	12	ADVISORY GROUP

OAKLAND REGIONAL ANALYSIS

employment has fallen from its peak, as cost containment has closed some facilities. Similarly, Oakland’s exposure to state government employment is the highest among California’s major metro areas. A portion of this base is related to U.C. Berkeley and the university system, which does have the power to raise tuition and thus offset diminished state support. However, the state’s budget shortfall poses considerable risk to the downtown office markets should state payroll cuts go further than current modest plans.

Oakland’s vibrant international trade sector is also a source of risk. The weakening of the global economy is hindering exports and a moderate fall in the dollar is slowing imports. Similarly, wholesale trade and trucking has also faltered. Given the weak global outlook, Oakland’s economy is not likely to get any near-term boost from international trade.

Finally, Oakland’s diverse manufacturing economy presents a mixed outlook for the coming years. A total of 10,600 jobs were cut in 2002, a 9.4 percent decrease from 2001. Specifically, producers of data storage equipment, chips and semiconductor manufacturing equipment have cut 5,000 jobs over the past two years, and the outlook for a turnaround in 2003 is limited. The smaller computer equipment industry, however, has been stable over the past year and has some upside potential in the near term. Biotechnology continues to expand, supporting the economy in the environs of the university. Each of these industries continues to garner venture capital funding. Light manufacturing, related more to consumer products, is expanding and should continue to do so as long as current consumer spending trends persist.

Gross Product

In the latter half of the 1990s, the Oakland economy benefited from spillover effects of the unprecedented (and largely technology-driven) economic growth in the San Francisco and San Jose metro areas. Over the ten-year period from 1992 to 2002, Oakland’s Gross Metro Product (GMP) exhibited relatively strong growth – increasing at an average annual rate of 3.6 percent – trailing slightly the Top 100 rate of 3.8 percent.

REAL GROSS PRODUCT GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Oakland’s economic growth decreased markedly during 2000 and 2001, but unlike many U.S markets, did not turn negative. In 2002, Oakland’s gross metro product (GMP) growth jumped to 4.9 percent and is forecast to remain consistent, with a 3.2 percent average annual growth

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OAKLAND REGIONAL ANALYSIS

rate between 2002 and 2007. Oakland is expected to slightly outpace the 3.0 percent that is forecast for the Top 100.

Employment Trends

Oakland is regarded as a highly diversified economy, which acts to limit the metro area’s economic volatility. Its employment distribution across the industry sectors is quite similar to that of the Top 100 and the U.S. overall. Compared to the Top 100, Oakland is more heavily weighted in the Government and Construction sectors and somewhat less weighted in the Financial Activities, Education/Health Services and Leisure/Hospitality sectors. Oakland’s office-using employment is also slightly below the Top 100 average.

EMPLOYMENT BY SECTOR
Oakland PMSA vs. Top 100
2002

Source: Economy.com, Cushman & Wakefield Analytics

The Oakland PMSA accounts for 31 percent of the San Francisco CMSA employment and is now the largest metro area in terms of employment within the CMSA. Between the Oakland PMSA’s two counties, Alameda County has the largest share of total employment – twice that of Contra Costa County. Within Alameda County, total employment is expected to grow by 1.5 percent annually between 2002 and 2007 and Contra Costa County is expected to grow by roughly 1.4 percent – both at rates greater than the 1.1 percent forecast for the San Francisco CMSA.

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OAKLAND REGIONAL ANALYSIS

TOTAL EMPLOYMENT BY COUNTY
San Francisco CMSA
2002

Source: Economy.com, Cushman & Wakefield Analytics

Between 1992 and 2002, Oakland’s total employment averaged 1.8 percent annual growth – just below the 1.9 percent of the Top 100. Given current economic conditions, Oakland’s short-term employment outlook is tempered. After its enviable employment gains between 1997 and 2000, Oakland’s total employment growth is projected to slow to a 1.5 percent average annual rate from 2003 through 2007 – slightly lagging the average 1.6 percent rate forecast for the Top 100.

TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Given Oakland’s highly skilled and diversified labor force, its unemployment rate has generally trended with that of the Top 100. The unemployment rate for Oakland as of year-end 2002 was 5.9 percent, compared to the Top 100’s unemployment rate of 5.6 percent. Oakland’s unemployment rate is expected to peak at 6.4 percent in 2003, and then trend downward through 2007 to 5.4 percent, remaining roughly 0.4 percentage points higher than the Top 100 rate through 2007.

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OAKLAND REGIONAL ANALYSIS

Oakland is now home to six of the nation’s 2002 Fortune 500 corporations – ChevronTexaco (ranked as number 7), Safeway (41), Longs Drugs (367), Clorox (394), Golden West Financial (425) and Ross Stores (444). Below is a table of Oakland’s largest non-government employers with Fortune 500 companies indicated by boldface type.

Oakland’s industrial diversity is evident when examining its largest employers. Among the sectors represented by the PMSAs top employers are Medical, Telecommunications, Education, Research & Testing, Retail, Oil & Gas, Heavy Manufacturing, Banking, Software, Financial Services and Transportation.

TOP NON-GOVERNMENT EMPLOYERS
Oakland PMSA
2002

Number of PMSA
Employer	Employees

University of California, Berkeley Kaiser	24,000
Kaiser Permanente	22,500
SBC Communications, Inc.	11,800
Lawrence Livermore National Laboratory	8,900
Safeway, Inc.	7,700
ChevronTexaco Corp.	6,300
New United Motor Manufacturing Inc.	5,300
Albertson’s Inc.	4,600
John Muir/Mt. Diablo Health System	4,600
Wells Fargo & Company	4,000
Lawrence Berkeley National Laboratory	4,000
Alta Bates Health Systems	3,800
Bay Area Rapid Transit	3,500
Longs Drug Stores, Inc.	3,200
Providian Financial Corporation	3,000
PeopleSoft, Inc.	3,000

Source: East Bay Business Times, December 2002, Economy.com 2003, Cushman & Wakefield Analytics

Oakland’s office-using employment growth lagged that of the Top 100 between 1992 and 1996 before surpassing the Top 100 in 1997 during the Bay Area’s high-tech boom. Comparing the trough to peak trends, from 1994 to 2001, office-using employment in Oakland grew at an annual rate of 2.8 percent, while the Top 100, from 1991 to 2001 grew on average at 2.9 percent per year.

While the Oakland PMSA has a smaller share of technology employment than the San Jose PMSA, the impact of high tech’s recent growth was felt throughout the Bay Area. The Oakland PMSA benefited from its proximity to the San Jose PMSA, the global capital of the high-tech industry. Oakland, especially southern Alameda County, generally served as a more affordable venue for back-office operations of many Silicon Valley firms.

Current economic conditions have had a similar effect on Oakland’s office-using employment as on that of the Top 100 overall. During the five-year forecast period between 2002 and 2007,

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OAKLAND REGIONAL ANALYSIS

growth in Oakland’s office-using employment is projected to average 2.3 percent annually, just above the Top 100 and the nation’s expected average growth of 2.1 percent.

TOTAL OFFICE-USING EMPLOYMENT GROWTH BY YEAR
Oakland PMSA vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Oakland’s most significant concentrations of office-using employment are located in several areas throughout the PMSA. Within Alameda County, the highest densities of office employment are in southern Richmond, Berkeley, Emeryville, Oakland, Alameda and San Leandro. Within Contra Costa County, the City of Walnut Creek at the intersection of Interstate 680 and Highway 24 has the highest office employment density. The intersection of Interstate 580 and 680 in Dublin/Pleasanton, characterized by campus-style office development, also has a high concentration of office workers.

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OAKLAND REGIONAL ANALYSIS

OFFICE-USING EMPLOYMENT PER SQUARE MILE BY ZIP CODE
Oakland PMSA
2002

Office Employment Density
1 to 110
110 to 305
305 to 763
763 +
MSA
County
Zip Code
0 5 10
miles
680
780
80
280
205

Source: Cushman & Wakefield Analytics

Transportation Network

The Port of Oakland is the third busiest port on the west coast, behind of the Port of Los Angeles, the Port of Long Beach and just ahead of the Port of Seattle. Located on the mainland shore of San Francisco Bay, one of the great natural harbors of the world, Oakland was among the first ports globally to specialize in the intermodal container operations, which have revolutionized international trade and assisted with the emergence of the global economy.

The Oakland PMSA has a number of major freeways that have fostered development around them, and with that, seemingly inevitable traffic jams. Among them: Interstate 880, a major thoroughfare for both trucks and commuters traveling from southern Alameda County; Interstate 580, serving the communities east of the Oakland Hills in the Tri-Valley area (Dublin, Pleasanton, San Ramon) and further east (Livermore and the Central Valley); Interstate 680, which runs almost 70 miles from San Jose to Fairfield in Solano County through back-office and residential areas; Interstate 80, along the east shore of the San Francisco Bay through the communities of west Contra Costa County; and Highway 24, which passes under the east bay hills through the Caldecott Tunnel, and heavily traveled by commuters from Contra Costa County into San Francisco.

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OAKLAND REGIONAL ANALYSIS

These routes are all generally characterized by heavy traffic congestion during each morning and evening commute. Carpool lanes have been added to all of these routes except for Highway 24 and the stretch of Interstate 580 from Hayward to Emeryville, which bisects the residential neighborhoods of San Leandro and Oakland and is prohibited to trucks.

The Bay Area Rapid Transit system (BART) serves most of the East Bay and provides service to San Francisco and south of the city into the Peninsula market, where service to the San Francisco International Airport opened in June 2003. BART’s service extends to Richmond in the North, Pittsburg in east Contra Costa County, Pleasanton in east Alameda County, and Fremont in southern Alameda County. The hub of the system is in Downtown Oakland where all of the lines converge before heading into San Francisco. Furthermore, the Metropolitan Transportation Commission (MTC) has approved a $4.3 billion BART extension from Fremont to San Jose. In addition, a rail connection to the Oakland Airport is also planned to replace the existing bus shuttles, which would enhance its accessibility and long-term growth.

Bus service is provided by AC Transit in Alameda County (west of the hills) and West Contra Costa County, while County Connection serves East Contra Costa and “Wheels” serves Dublin/Pleasanton/Livermore in east Alameda County.

Quality of Life/Amenities

Major Attractions and Amenities

Oakland is located on the San Francisco Bay, and from atop its mountainous areas offers spectacular views of the bay, bridges, islands and downtowns. The East Bay has a generally warmer climate than San Francisco, and beyond the East Bay hills, it is warmer in the summer and cooler in the winter as the Pacific Ocean and San Francisco Bay has less climatic influence.

The East Bay Regional Parks has over 40,000 acres of accessible parklands that support hiking and riding trails, lakes and swimming beaches, fishing and boating and campgrounds. Mount Diablo State Park invites hiking, mountain biking and picnicking, as well as a sweeping view of Contra Costa County and the entire Bay Area from its 3,849-foot peak.

In general, the East Bay’s development is more residential and less commercial in nature than that of San Francisco, with venues for ice skating, sailing, rowing, and horseback riding to name a few. For the young, the Oakland Zoo and Children’s Fairyland are favored destinations. For older children, it is an hour drive to Great America Amusement Park in Santa Clara, Six Flags Marine World in Vallejo and Raging Waters in San Jose. For a more educational outing, there is the new Chabot Observatory in the Oakland Hills, the Lawrence Hall of Science in the Berkeley Hills and the Oakland Museum in Downtown Oakland.

Oakland is also home to three professional sports teams – the Oakland Raiders football team, the Golden State Warriors basketball team and the Oakland Athletics (A’s) baseball team. Both the Raiders and A’s play at Network Associates Coliseum, and the Warriors play at the Oakland Coliseum Arena. Both facilities were renovated when the Raiders moved back to Oakland from Los Angeles.

The Wine Country in Napa and Sonoma Counties are about an hour or so drive from the East Bay. Monterey, Carmel and Big Sur are less than two hours drive, and Lake Tahoe and Yosemite National Park are roughly three hours away.

Education

The San Francisco CMSA is home to numerous institutions of higher learning. The large number of world-class educational and research facilities – more than 35 colleges and

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OAKLAND REGIONAL ANALYSIS

universities – positively impacts the Bay Area economy. Total college enrollment within the Oakland PMSA was 188,900 in 2000, or 7.9 percent of the population.

Alameda County offers a highly developed system of higher education and research facilities including the University of California (UC) at Berkeley. Besides UC, Alameda County boasts a state university, two large private universities, seven community colleges, California College of the Arts and Crafts, and many other specialty schools. Contra Costa County offers seven major colleges including Diablo Valley College, Pleasant Hill; the Center for Higher Education, Walnut Creek; and St. Mary’s College, Moraga.

MAJOR COLLEGES/UNIVERSITIES
Oakland PMSA
Fall 2001

Full/Part Time
College/University	Enrollment

University of California Berkeley	31,400
Diablo Valley College	21,700
Chabot College	14,500
California State University Hayward	13,240
Laney College	12,500
Ohlone College	11,800
Los Medanos College	10,300

Source: San Francisco Business Times, August 23, 2002; Cushman & Wakefield Analytics

Medical Facilities

The Oakland PMSA has a comprehensive healthcare network. Ranked by total patient days in 2001 they are: Alta Bates Medical Center (Berkeley), Alameda County Medical Center (Oakland), Summit Medical Center (Oakland), John Muir Medical Center (Walnut Creek), Kaiser Foundation Hospital (Oakland), Washington Hospital (Fremont), Kaiser Foundation Hospital (Hayward), Children’s Hospital (Oakland), Eden Medical Center (Castro Valley), Mt. Diablo Medical Center (Concord), Contra Costa Regional Med Center (Martinez) and Doctors Medical Center (San Pablo).

Regional Summary

Oakland’s economy is stable and performing better than the San Francisco and San Jose PMSAs, making it the best economy among the Bay Area’s three core metro regions. Due to its diversity, relatively smaller reliance on high tech and lower business costs, Oakland has been better able to weather the recent economic downturn. In addition, Oakland is less dependent than the rest of the Bay Area on rebounding business investment, particularly IT-related investment. Consequently, Oakland’s employment base fell by just over 1.2 percent peak to trough, well below the significant decline in the South Bay. While its total employment has increased from one year ago, Oakland’s jobless rate is flirting with highs last seen in 1992 and personal bankruptcy filings began to rise late in 2002.

Looking to the longer term, Oakland has the advantages of being an affordable alternative to both San Francisco and Silicon Valley, with the most affordable housing in the Bay Area (though the gap has narrowed), and having the best transportation linkages for its workforce. Oakland’s

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OAKLAND REGIONAL ANALYSIS

expanding biotech industry remains an engine of economic growth, fueled by rising R&D activity. Although Oakland’s international trade has declined in recent months, the significance of its ports on the local economy will cause Oakland to be the first among the Bay Area economies to once again expand as economic demand from the U.S. and international markets improves. Oakland’s near-term outlook is positive but is subject to numerous risks related to global trade, state fiscal conditions, business confidence and related travel and spending.

Oakland’s diverse economy is expected to generate average performance in both the near term and long term. The mix of traditional and high-tech industries helps balance the metro area’s growth, limiting the volatility usually seen elsewhere in the Bay Area. Moreover, its generally lower business and living costs compared to the region and availability of developable sites sustain the metro area’s regional competitive advantage.

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LOCAL AREA MAP

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LOCAL AREA ANALYSIS

Location

The subject is located in the southwest part of Walnut Creek in the Tice Creek Valley in what is referred to as the Rossmoor area. This specific area is approximately 2½ miles south of the downtown core area of Walnut Creek. Rossmoor is a master planned senior community that centers on the Rossmoor Leisure World Golf Club (private). The boundaries of the local area are considered to be the entire Rossmoor area that extends south of Tice Valley Road and is bordered by the city limits to the west, east and south.

Access

The primary access routes serving the area include Rossmoor Parkway and Tice Valley Boulevard. Rossmoor Parkway extends south from Tice Valley Boulevard and terminates in the southeast portion of the development at the golf club. All other streets in the Rossmoor area serve as neighborhood feeder streets radiating off of Rossmoor Parkway.

Highway 24 and I-680 are within two miles of the local area and are accessed via either Olympic Boulevard or Tice Valley Boulevard. As explained previously, Highway 24 is the primary freeway between San Francisco, while I-680 is the primary north-south freeway through the East Bay area. Overall, access to the local area is considered very good, including that to medical facilities for the elderly residents in the local area.

Nearby and Adjacent Uses

West:	Convalescent care center and medical office building
North:	Undeveloped land followed by single-family homes
East:	Undeveloped land followed by single-family homes
South:	Undeveloped land followed by an apartment complex

It is noted that the sites to the north, east, and south of the subject exhibit steep topography and are relatively undevelopable because of this situation.

Local Area Characteristics

The local area is characterized by residential and supporting commercial uses. The Rossmoor area is characterized largely as an affluent elderly residential area. There is a complete spectrum of residential offerings in the Rossmoor area, including single-family, condominiums, retirement, assisted living and nursing facilities. Residential prices for single-family/condominiums in the local area generally start at around $400,000. Commercial uses include a mix of office and retail and are primarily located along the Rossmoor Parkway. There is a neighborhood shopping center located a short distance northeast of the subject that is anchored by Safeway. A new Rite-Aid drug store was recently completed across from the shopping center. Other retail uses include bank branches, restaurants, service stations, etc.

The local area is considered to be in a mature stage of its life. Although there is undeveloped land in the local area, most of it is considered undevelopable due to topography restraints. At present, the local area is considered to be approximately 80 percent developed.

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LOCAL AREA ANALYSIS

Proximity to Health Care

The primary medical facilities in Walnut Creek are the Kaiser Foundation Hospital (two miles north) and the John Muir Memorial Hospital (3 miles north). The travel time to these facilities is between 5 and 10 minutes. As explained, there is large medical office building (Rossmoor Medical Center) located just west of the subject.

Special Hazards or Adverse Influences

There are no hazards or adverse influences present in the local area which have a detrimental influence on properties.

Land Use Changes

There are three other senior facilities in the Rossmoor development, Guardian of Rossmoor nursing home, Manor Care of Walnut Creek nursing home and Byron Park. The nursing homes do not compete with the subject since they are believed to complement the facility. Byron Park is a retirement home that offers a small portion of assisted living units. The owner’s of Byron Park are planning on developing a purpose built 50-unit assisted living facility directly south of the existing facility. Construction is anticipated to begin in 2004 on this facility. We are not aware of, at this time, of any other planned improvements or demolitions in the local area that would impact the subject.

Conclusion

The subject is located in an established residential area of Walnut Creek. The primary influence of the local area is senior oriented residential living completed by a large private golf club. The local area is in its mature stage of its life and there is limited developable land available for future construction. Services requisite to support a senior living complex such as the subject are within close proximity. After reviewing the local area, a positive effect on real estate values in the area is anticipated for the foreseeable future. This positive effect also extends to the subject property.

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SENIOR LIVING INDUSTRY OVERVIEW

Independent Living

Congregate care or independent living units are designed for seniors who pay for some congregate services (i.e. housekeeping, transportation, meals, etc.) as part of the monthly fee or rental rate, and who require little, if any, assistance with activities of daily living. Residents of congregate/independent living units may have some health care-type services provided to them by in-house staff or an outside agency. Congregate units may be part of a congregate residence, a property that provides congregate and assisted living services, or a continuing care retirement community.

The retirement housing industry overall has matured considerably over the past two decades as the elderly population has increased and seniors have come to accept and seek alternatives to remaining in their homes. Retirement housing has expanded beyond the early dominance of life care and continuing care retirement communities (CCRCs). These communities, which typically included independent living and nursing care on a single campus, typically charged residents an entrance fee and a monthly fee. Rental retirement communities represented a major area of growth in the 1980s, fueled in part by the Department of Housing and Urban Development’s 221(d)(4) Retirement Service Center mortgage insurance program. Although the program no longer exists, the rental model is still a popular option for newly developed retirement communities. In addition, a small but definite increase in the number of cooperatives and condominiums has taken place, particularly among communities targeting a more affluent segment of the elderly population.

The retirement community of today is a smaller complex consisting of 100 to 200 independent living units versus the 200 to 300 independent living units that characterized the early CCRCs. In some cases, the communities are being developed in stages to avoid some of the up front risk associated with initial lease-up and to allow the facility to be more responsive to the market needs and preferences.

The rental retirement communities of the early 1980s typically offered no nursing care or assistance with daily living. These facilities were designed to provide hospitality services such as meals, housekeeping, transportation, and activities. These facilities met with slow lease-up rates and exceedingly high turnover due to their inability to meet changing resident needs.

Independent living communities, particularly rental communities, are least heavily monitored and governed by state regulations. In some states, this has resulted in a fair degree of flexibility in providing additional services.

It has become quite clear over the past ten years that the retirement communities are attracting an older and somewhat frailer population than originally anticipated. The average age of entrance into independent living units is between the late 70’s and early 80’s, rather than the late 60’s and early 70’s originally anticipated. As a result of the change in resident profile as well as the experience gained in the 1980s, it is clear that some form of health care or supportive services for the frail elderly is a necessary component of a retirement community.

Assisted Living

The emergence of assisted living as an option in the long-term care continuum for elders in the 1990’s represented the convergence of social, political, economic and treatment trends. Prior to this, most dependent seniors had only two long-term care options: be cared for by a family member or enter a nursing home. Today, as the number of elders and their frailty increases, these options have proven inadequate for seniors, their families and society. For many elderly, nursing homes are overly intensive and expensive. Therefore, for the segment of seniors with moderate to intermediate care needs, assisted living has become a favored form of long-term care.

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SENIOR LIVING INDUSTRY OVERVIEW

The Assisted Living Facilities Association of America (ALFAA) defines assisted living as a special combination of housing, personalized supportive services and health care designed to respond to the individual needs of those who require help in activities of daily living, but do not need the skilled medical care provided in a nursing home. Assisted living care promotes the maximum independence of dignity for each resident and encourages the involvement of a resident’s family, neighbors and friends.

Although industry proponents are clear as to the general characteristics and philosophy of an assisted living community, there is no national agreement on the details and legal definition of assisted living. As the assisted living industry becomes increasingly standardized, and as the industry expands, it can expect to acquire a defined legal status with respect to licensure, reimbursement and financing.

Some states have enacted laws using the term assisted living, however, in most jurisdictions licensure statutes combine a variety of terms and programs. In referring to residential housing and services, most state licensing laws use terms such as: rest homes, homes for the aged, supportive living facilities, residential care facilities, board and care homes, elderly group homes, congregate care housing and senior housing.

Assisted living programs are located in a variety of environments. They may be housed in newly constructed freestanding facilities, retrofitted buildings such as former hotels, units attached to nursing homes, senior apartments with services, units within CCRC developments and congregate care units. Whatever the environment, there must be private, or at a minimum companion suite residential living space.

Typically, a resident will have a compact studio or efficiency apartment. Living space will almost always include a private bathroom. The living space may or may not include a kitchen or kitchenette, washer and dryer, a living room or storage space. Economics generally dictate the size of the private living space, which can range from a small one-room efficiency of less than 300 square feet to a large one-bedroom apartment of 750 square feet.

Assisted living residences also provide for a considerable amount of common space for the residents to share. Newer assisted living facilities generally allocate from 30 percent to 40 percent of all gross square footage of the building to common area. Such space includes dining rooms, libraries, lounges, activity centers, kitchens and laundry rooms. The size of an assisted living facility depends on many variables including market forces and site constraints. Most newer freestanding facilities typically fall into the range of 40 to 80 units.

The level of service in assisted living facilities varies. However, within a broad range, there are certain basic services offered:

•	24-hour a day on-site supervision or access to an emergency call system;

•	Two or three meals and regular snacks are available;

•	Light housekeeping and laundry services are available;

•	Residents are entitled to some level of personal care each day from the facility staff;

•	A personalized health care plan delineates how health care needs may be addressed; and;

•	Activity, social service and transportation resources are made available.

Because it is a goal of assisted living to enable residents to age- in- place, the level of personal care, food services or health care may be adjusted upwards as needed. However, arranging services to allow aging- in- place can be difficult if residents need increasing amounts of nursing care and the states limit or prohibit skilled nursing care in assisted living facilities. With this in

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mind, it should be noted that there is a growing trend by states to extend the scope of assisted living services far into the long-term care continuum.

The typical resident of assisted living is 83 years old, is a woman and is single or widowed. Today’s assisted living residents have care needs and characteristics that were associated with patients in intermediate care facility nursing homes in the 1970’s and 1980’s. Senior care needs are gauged by the extent to which an individual requires regular assistance with ongoing activities of daily living (ADLs) such as bathing, eating, walking, toileting and dressing. In order to determine that there is an ADL dependency, a clinician must determine that an individual cannot safely or routinely perform a specific activity unless he or she has help. Unless such help is provided, the individual is at risk of not meeting an essential daily need.

While the number of ADLs with which a person needs help is used clinically as a measure of dependency, having such dependency does not mean that medical care is required. In assisted living facilities, residents generally have at least one ADL dependency, and it is not uncommon that they have as many as three or four.

Assisted living fees are typically structured around a fixed monthly amount that covers both housing and services. The monthly amount generally includes a base level of personal care with additional personal care charged separately. There also may be entrance fees, typically equivalent to the first and last month’s rent. Assisted living facilities do not require the large endowment type entrance fees required in some CCRCs.

Occupancy Patterns

Occupancy data compiled by the American Seniors Housing Association for the various senior housing community types (congregate, assisted and CCRCs) has been summarized in the following table.

Median Occupancy Rates
For Profit Senior Housing Facilities

Property Type	1995	1996	1997	1998	1999	2000	2001	2002

Independent	95.0%	98.0%	96.0%	98.0%	95.0%	95.0%	94.5%	93.1%
Assisted Living	97.0%	95.0%	95.0%	92.0%	94.0%	90.0%	93.8%	94.2%
CCRCs	95.0%	95.0%	94.0%	95.0%	93.2%	93.2%	93.1%	92.4%
All Communities	95.0%	96.0%	95.0%	95.0%	93.7%	93.7%	94.0%	93.5%

Source: American Seniors Housing Association

As seen, assisted living facilities in 2002 exhibited the highest occupancy rate of any of the property types. This was in contrast to the other property types that saw median occupancy rates decline slightly over 2001.

The average length of stay in a senior facility also varies as to the property type. In the following table is average length of stay data compiled by the American Seniors Housing Association.

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SENIOR LIVING INDUSTRY OVERVIEW

Average Resident Length of Stay
(Stated In Months)

Property Type	1998	1999	2000	2001	2002

Independent	45.5	43.4	38.1	43.1	33.4
Assisted Living	24.8	18.5	20.5	28.0	17.7
All CCRCs
Independent	61.0	45.4	59.8	37.3	37.0
Assisted Living	16.0	18.2	16.8	12.8	12.0
Nursing	20.0	23.2	18.6	9.0	9.0

Source: American Seniors Housing Association

As shown, the average length of stay in an assisted living facility in 2002 was 17.7 months and which reflected a notable decline over the length of stay average for 2001. Both assisted and independent living facilities showed declines, while CCRCs maintained generally similar occupancies over 2001. Much of the reasoning for the decline is from increased lateral movement of residents between existing facilities caused by such factors as facility operations (management, staffing, etc.), as well as foreclosures and closings of poorly operated facilities.

Absorption Trends

Net absorption data compiled by the American Seniors Housing Association (ASHA) for senior housing facilities is summarized in the following table.

2001 National Average Net Absorption Rates
Senior Housing Facilities

	1st	Months	Months	2nd	3rd
Property Type	Month	2 - 6	7 - 12	Year	Year

Independent	25.5	6.7	3.7	2.8	2.9
Assisted Living	11.7	5.2	2.9	2.2	5.3
CCRCs	37.4	18.9	9.0	5.5	4.1
All Communities	28.4	10.3	5.2	3.5	4.1

Figures based on number of residents

Source: American Seniors Housing Association

As seen, initial absorption of new residents for all facility types is strong in the first month, then it tapers off during the following months.

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California Assisted Living Environment

The California Department of Social Services, Community Care Licensing Division, is the State Agency responsible for approving, monitoring and regulating residential care facilities for the elderly, which provide temporary or long-term, 24-hour non-medical residential care services to the elderly, who are substantially unable to live independently. Resident dependence may be the result of physical or other limitations associated with age, physical or mental disabilities or other factors.

Residential facilities are group living facilities with shared bedrooms for the residents. Services provided typically include three meals daily, recreation, housekeeping, security and personal services. Personal services in general include assistance with bathing and dressing and dispensing of medications.

Regulation of residential care facilities in California is documented by the State Department of Social Services (“Department”), contained in Residential Care Facilities for the Elderly, Title 22, Division 6, Chapter 8. Included in these regulations are application procedures, license requirements, enforcement provisions, continuing requirements, physical environment and health related services. Unless a facility is exempt from licensure as specified in regulatory Section 80007, no adult, firm, partnership, association, corporation, county, city, public agency or other government entity shall operate, establish, manage, conduct or maintain a community care facility without first obtaining a valid license.

General Requirements

The following is an outline of the basic requirements for residential care facilities in the State of California:

Admission

Prior to accepting a resident for care, the facility shall conduct an interview with the applicant and responsible person, perform a pre-admission appraisal, and evaluate a recent medical assessment. The licensee is to complete and maintain individual written admission agreements with all persons admitted to the facility or their designated representatives. The agreement shall specify basic services to be made available, payment provisions, modification conditions, refund conditions, general facility policies, and that the Department or licensing agency has the authority to examine residents’ records. The agreement must also specify conditions under which the agreement may be terminated.

Medical Assessment

Prior to a person’s acceptance as a resident, the licensee shall obtain and keep on file, documentation of a medical assessment, signed by a physician, made within the last year. The medical assessment shall include a physical examination of the resident, documentation of prior medical services and history, and a current medical status. There should be a record of current prescribed medications, identification of physical limitations of the person, and a determination of the person’s ambulatory status. The licensee shall obtain an updated medical assessment when required by the Department.

Resident Records

A separate record shall be maintained for each resident. The record shall be current and complete and be generally accessible. A current register of all residents in the facility shall be maintained and also kept in a central location.

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SENIOR LIVING INDUSTRY OVERVIEW

Personal Rights

Each person shall have personal rights, which include but are not limited to:

•	To be accorded dignity in his/her personal relationships with staff, residents, and other persons.

•	To be accorded safe, healthful and comfortable accommodations, furnishings and equipment.

•	To be free from corporal or unusual punishment, humiliation, intimidation, mental abuse or other actions of a punitive nature which interfere with daily living functions.

•	To leave or depart the facility at any time and to not be locked in any room, building, or on the premises by day or night.

•	All persons accepted to facilities or their responsible persons, shall be personally advised and given a copy of these rights at admissions.

Incidental Medical and Dental Care

Each facility shall have a plan for incidental medical and dental care. The plan shall encourage routine medical and dental care and provide for assistance in obtaining such care by compliance with the following:

•	The licensee shall arrange, or assist in arranging, for medical and dental care appropriate to the condition and needs of the residents.

•	The licensee shall provide assistance in meeting necessary medical and dental needs. This includes transportation to the nearest available medical or dental facility.

•	There shall be arrangements for separation and care of residents whose illness requires separation from others.

•	When residents require prosthetic devices, vision and hearing aids, the staff shall be familiar with the use of these devices, and shall assist the resident with the utilization of them.

•	The licensee shall provide for assisting residents with self-administered medications as needed.

•	There shall be adequate privacy for first aid treatment of minor injuries and for examination by a physician if necessary.

•	If the facility has no medical unit, a complete first aid kit shall be maintained and readily available.

Food Service

Meals on the premises shall be served in one or more dining rooms or similar areas in which the furniture, fixtures and equipment necessary for meal service are provided. Such dining areas shall be located near the kitchen so that food may be served quickly and easily. The dining rooms are to be attractive to promote socialization among the diners. Tray service shall be provided in case of temporary need.

In facilities with 50 or more residents, providing three meals a day, a full-time employee qualified by formal training or experience shall be responsible for the operation of the food service. If this person is not a dietician, then a provision should be made for regular consultation. The food should be of a good quality.

VALUATION SERVICES	30	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Personal Accommodations and Services

The facility shall be safe, clean, sanitary and in good repair at all times for the safety and well being of clients, employees and visitors. The facility should be large enough to provide comfortable living accommodations and privacy for the residents, staff and others. There should be common rooms such as living rooms, dining rooms, dens or other activity rooms. Bedrooms shall sleep no more than two clients and be large enough to allow for easy passage and comfortable use of any required client assistance devices. Bedrooms are not to be used as passageways and no room for any other use can double as a bedroom.

Equipment and supplies necessary for personal care and maintenance of adequate hygiene practice shall be readily available to each resident.

Each client is to be provided with a bed in good repair, a chair, a nightstand, a lamp for reading, and adequate closets and drawer space. Clean linen and towels in good repair are to be provided weekly at a minimum, and more often if necessary. Toilets and bathrooms are to be located near the client’s bedrooms. There is to be at least one toilet and sink for each six persons, and at least one tub or shower for each ten persons, with adequate privacy.

A comfortable temperature must be maintained at all times. All windows are to be in good repair and free of insects, dirt and other debris. There should be adequate lighting throughout the facility for the safety and comfort of all persons in the facility.

Personal Services

Licensees shall provide necessary personal assistance and care with activities of daily living including, but not limited to dressing, eating, and bathing.

Activities

The licensee shall ensure that planned recreational activities are provided for the client. These activities include physical activities such as games, sports and exercise, as well as group interaction.

Evaluation Visits

Every licensed community care facility is periodically inspected and evaluated for quality of care. Evaluations are to be conducted at least once a year to ensure the quality of care. The Department shall notify the facility in writing of all deficiencies and shall set a reasonable timeframe for compliance by the facility. Upon a finding of noncompliance, the Department may levy a civil penalty not to exceed $50 per day for each day until the Department finds the facility in compliance. If the facility fails to comply in the allotted time, then the amount collected shall be forfeited to the Department. Reports shall be kept on file in the Department and open to public inspection. A follow up visit is required to determine if the deficiency has been corrected.

Corrective action is taken by the Department when a licensee fails to protect the health, safety and personal rights of individuals in its care, or is unwilling or unable to maintain substantial compliance with licensing regulations.

Enforcement is maintained through:

1.     Fines and civil penalties (vary according to the violation)

2.     Non-compliance office conferences

3.     Administrative legal actions as follows:

•	Denial of applications

•	Compliance plans

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SENIOR LIVING INDUSTRY OVERVIEW

•	Probationary license

•	Temporary suspension of license

•	Revocation of license

•	License and employee exclusions

The Department may suspend or revoke any license on any of the following grounds stipulated in Health and Safety Code Sections 1569.1515(c) and 1569.50:

•	The Department may revoke the license of any corporate licensee that has a member of the board of directors, the executive director or an officer who is not eligible for licensure pursuant to regulations.

•	Violations of the specifics rules and regulations.

•	Aiding, abetting or permitting the violation of the rules and regulations.

•	Conduct which is inimical to the health, morals or safety of either an individual in or receiving services from the facility or the people of the State of California.

•	The conviction of a licensee, or individuals in contact with residents at any time before or during licensure, of a crime as defined in the regulations.

•	Engaging in acts of financial malfeasance concerning the operation of a facility, including, but not limited to, improper use or embezzlement of resident monies and property or fraudulent appropriation for personal gain of facility moneys and property, or willful or negligent failure to provide services for the care of the residents.

When the Department intends to seek revocation of a license, the Department shall notify the licensee of the proposed action and at the same time shall serve such licensee with an accusation. The licensee has a right to a hearing prior to the revocation or suspension of a license, except when an “Immediate Temporary Suspension Order” is written.

The Immediate Temporary Suspension Order temporarily suspends any license prior to any hearing when in the Department’s opinion such action is necessary to protect the residents in the facility from any physical or mental abuse or any other substantial threat to health and safety. When the Department intends to temporarily suspend a license prior to a hearing, the Department shall notify the licensee of the temporary suspension and the effective date thereof and at the same time serve the licensee with an accusation.

For either a revocation or a revocation and temporary suspension action, the Department shall within 15 days of receipt of notice of defense ask the Office of Administrative Hearings to set the matter for hearing.

For a revocation and temporary suspension action, the Department shall ask the Office of Administrative Hearings to hold the hearings as soon as possible but not later than 30 days after receipt of the Notice of Defense.

VALUATION SERVICES	32	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Management Overview

The subject is managed by ARV Assisted Living, Inc. (ARV). Valley View Lodge was constructed in 1976. The facility underwent a major renovation in 2000 that primarily involved upgraded interior components, including paint, carpeting, wall coverings, etc. Revenues have been stable over the last three years, while expenses have been increasing. The facility’s occupancy has also been stable over this same period. Overall, based on the historical performance of the facility, it appears that ARV is competent to manage the subject property.

Operations Overview

Services

Valley View Lodge is designed for assisted living and offers all the services typical of these types of facilities. This facility has been designed as a rental community and provides most services under a fixed monthly rate. All resident contracts are for the term of stay. According to the terms of the agreement, a thirty (30) day written notice is required prior to any increase in fees for additional charges or for increases due to increased cost of operations. Included in the monthly rates are:

•	Three meals daily and snacks;

•	Base level of personal care for assisted living residents

•	All utilities except for personal telephone

•	Scheduled Transportation;

•	Twenty-four (24) hour security and numerous safety features throughout the apartments;

•	Weekly housekeeping services;

•	Linen services;

•	Organized individual and group activities

In addition to the monthly fee there are optional services available at an additional charge. These services include additional personal care, respite care, guest meals, beauty shop fees and additional transportation fees. There are regularly scheduled health assessments that help determine which level of services each individual resident receives.

Regulations and Health Matters

The facility has a license for a capacity of 199 residential care/assisted living beds and is regulated by the State of California’s Department of Social Services. A copy of the Regulations is posted in a conspicuous place in the facility and the residents acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the licensing entity amends these regulations, the resident and the provider must obey by the amended regulations.

State Monitoring

The State of California conducts annual surveys of licensed residential care/assisted living facilities. The most recent survey for the subject was conducted in 2002. The survey reported that the facility met all requirements with no serious deficiencies. A new license for the following 12 months was issued for the facility.

Admission Policies

Valley View Lodge requires all potential assisted living residents to undergo a health evaluation by a physician before entrance into the facility. The operator has the right to terminate the

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MANAGEMENT AND OPERATIONS OVERVIEW

agreement at any time when they feel that the resident’s personal care needs cannot be adequately served by the facility.

There is to be a chart for each resident in assisted living. At the time of admission, a dated and signed medical evaluation, which conforms to the licensing regulations, must be on file. Thereafter, a medical evaluation, which also conforms to licensing regulations, must be made at least every twelve (12) months.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement and without ninety (90) days notice or court review for the following reasons:

•	When a resident fails to pay the monthly rent prior to written notice of such absence;

•	When the operator feels that the residents mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or operator;

•	Any prolonged health-related or other absence.

Valley View Lodge caters to the full range of needs of seniors requiring assisted living services. The administrator develops and maintains a personalized service plan, which is amended if necessary. Furthermore, the aging-in-place and out-placement policies appear to be reasonable and well implemented. Services at the facility are standard for this type of complex and are in keeping with the residential make-up at the subject.

Marketing

Valley View Lodge has a full time marketing director. Marketing personnel are actively involved in the community, as well as with discharge planners for area hospitals. They do not do any telemarketing. Direct mailings, scheduled community events, and networking, on the other hand are a routine part of marketing efforts.

Overall, given the history of the subject, it appears that the marketing efforts are adequate. The subject’s reputation and marketing campaign are considered to be part of the reason behind the current performance at the subject facility.

Conclusion

Overall, based on our inspection of the facility, discussions with some of the personnel and our review of the Policies and Procedures, it is our opinion that the facility is being operated in a competent manner. The facility has been adequately maintained and the residents appear to be content.

VALUATION SERVICES	34	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Primary Market Area

The first step in analyzing the competitive market for the subject is delineating its primary market area (PMA). The primary market area is typically described as either a defined radius around the subject, zip codes, or the subject’s county. In order to delineate the subject’s primary market area, we have interviewed the subject’s Executive Director as well as the competitive properties we have used in our analysis.

Our discussions indicated that approximately 75 percent of the subject’s residents come from the Walnut Creek area. This encompasses an area of approximately three miles. The remaining 25 percent emanate from the greater eastside area. Residents relocate to Walnut Creek to either retire or be near their adult children that work in the area. The following chart details the competitors primary market areas (PMA), as well as the estimated percentage that comes from their PMA.

		% of Residents
Name	PMA	from PMA

Byron Park	3.0 - 5.0 Miles	75%
Montego Heights	3.0 - 5.0 Miles	75%
Chateau Lodge I & III	3.0 - 5.0 Miles	70%
Diablo Lodge	3.0 - 5.0 Miles	75%
Concord Royale	3.0 - 5.0 Miles	75%
SUBJECT	3.0 - 5.0 Miles	75%

In the case of the subject, we have determined the primary market area to encompass an area of approximately three miles with 75 percent of the residents emanating from this PMA. Although a project like the subject may also attract residents from outside of the area, the geographic market area within a radius of three miles of the subject is considered to represent the primary draw for the subject. As indicated on the chart, the subject’s primary market area of three miles is similar to the comparables.

Most of the marketing directors we interviewed also indicated that adult children in this market are the driving forces in the decision making process for their parents.

Supply/New Construction

Existing Facilities

Because of the subject’s levels of personal care services, and type of amenities, the personal care homes in the market with less than 25 beds do not generally compete directly with the subject. However, the following charts detail the number of assisted living units in the subject’s market area that pose direct and indirect competition to the subject. We note that the table includes facilities located in both the subject’s primary and secondary market area in Walnut Creek.

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COMPETITIVE MARKET ANALYSIS

MARKET AREA SUPPLY

Name	Total AL Units	PMA/SMA*

Byron Park	19	PMA
Montego Heights	163	SMA
Chateau Lodge I & III	131	SMA
Diablo Lodge	118	PMA
Concord Royale	53	SMA
SUBJECT	125

Totals	609

* PMA - Primary Market Area; SMA - Secondary Market Area

Proposed Units

Regarding planned or pending projects in the subject’s primary market area, we note that the ownership of Byron Park along Tice Valley Boulevard is planning on constructing a 50-unit assisted living facility on the ownership’s vacant site that sits to the south of the existing facility. Construction of this facility is anticipated to begin sometime in 2004 with completion and opening in late 2004 or early 2005.

Discussions with local providers and planning departments indicated that there are no other facilities planned at this time. However, because of the large retirement draw of the market area, it would be reasonable to assume that the primary market area could possibly see some new development through the mid-term. The limited availability of developable land, however, has proven difficult for new development and this is expected to continue.

Occupancy Patterns

Industry Statistics

Assisted living facilities generally exhibit the lowest overall occupancy patterns of any of the senior housing community types (congregate, assisted and CCRCs). As was noted in the Senior Housing Industry Overview presented earlier, assisted living facilities indicated an average occupancy rate of 94.2 percent in 2002, which represented an increase from 93.8 percent in 2001. Assisted living facilities in 2002, according to the survey, indicated the highest occupancies of the senior housing property types (independent, assisted and CCRCs).

Competitive Market Area

The senior living facilities we surveyed for our analysis totaled approximately 482 units and/or beds (excluding the subject) and the current available occupancy of those properties was from 70 to 98 percent. We note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject. Only one of the competitive properties surveyed was exhibiting a non- stabilized occupancy, that being Montego Heights that was at 70 percent occupancy. This is an older property (sister property to the subject) has been struggling as of recent and its lower occupancy rate is not considered reflective of market conditions, but rather property related.

Valley View Lodge is noted as having been at 98 percent occupancy at the time of inspection. The subject appears to have a good reputation in the market and this should continue based on its location and living options. A summary showing the competitive properties and their overall average occupancy levels is shown below. Please note that not all of these properties may fall

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COMPETITIVE MARKET ANALYSIS

within the defined market area of the subject, however, in the Elderly Demographics section we have defined the total supply in the competitive market area.

Name		Total AL Units	Occupancy Level

Byron Park	*	187	98%
Montego Heights		163	70%
Chateau Lodge I & III		131	94%
Diablo Lodge	*	118	96%
Concord Royale	*	53	89%
SUBJECT		125	98%

* Denotes facilities located in subject’s primary market area.

Again, we note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject. The properties located in the PMA are identified in the above chart.

Rental Rates

Current rental rates for assisted living units in the Walnut Creek area begin at around $1,900 per month for a studio unit and go up to around $5,300 for a two-bedroom unit. For the most part, assisted living facilities provide three meals per day, weekly to bi-weekly housekeeping, weekly laundry, all utilities except telephone and cable TV, activities and transportation. Most assisted living facilities generally include a minimal or base level of personal care services in the base monthly rents. In the subject’s market, charges for additional personal care services vary from a property like the subject that includes no personal care in the base rental rate up to facilities such as Byron Park that includes all personal care services in the monthly rent.

Rent Increases

Most assisted living facilities in the Walnut Creek market area have been instigating annual rent increases over the last several years. Although no specific data was available, discussions with several providers indicated that they have been routinely increasing rents between three and five percent per year. Discussions with the facility’s Executive Director indicated that the facility has also been increasing rents annually over the last several years. The most recent rent increase at the subject was October 1, 2003 and was for a 5.0 percent across the board increase.

Concessions

Rent concessions, or incentives, provide a good indication of the condition, or strength of current market conditions. Rent concessions are generally found in markets exhibiting high vacancy and diminished absorption levels, as well as being used by new projects as a part of their overall marketing programs. At the time of our investigation of the Walnut Creek market area, no specific concessions were noted. Similar to the market, Valley View Lodge reported that they are not offering concessions for leasing vacant units. Concession will not likely be part of the market and used only to stimulate any unforeseen vacancies. They should, however, not be of any major significance to a property like the subject.

VALUATION SERVICES	37	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Absorption Trends

An assisted living facility generally exhibits lower initial absorption patterns during the first year of any of the senior housing community types (independent, assisted and CCRCs). Occupancy data compiled by the American Seniors Housing Association (ASHA) was previously summarized in the Assisted Living Industry Overview. The industry data indicated that initial absorption of new residents for all facility types is strong in the first month, then it tapers off dramatically during the following months. Specifically, net absorption averaged 11.7 residents for the Month 1, 5.2 residents for Months 2 – 6, 2.9 residents for Months 7 – 12, and 2.2 residents during Year 2.

Valley View Lodge opened in 1976 and has been successful from an occupancy basis. Occupancy at the facility was 87 percent in 2000, 98 percent in 2001, 96 percent in 2002 and year-to-date 2003 annualizes out to 98 percent. We note that the facility was at an occupancy of 98 percent at the time of our inspection.

Senior Demographics

We have evaluated the current and future market potential by analyzing demographic trends and the supply of elderly housing in the facility’s market area. Most market areas for assisted living are considered to comprise up to five miles for the primary area and up to 10 to 20 miles for the secondary area. As was discussed earlier, the primary market area for the subject is considered to effectively encompass an area of approximately three miles and a secondary area of approximately five miles. This assumption was based on our review of the demographics of the area, trends on where most of the competition is being constructed, as well as from discussions with the facility’s Executive Director regarding its primary market area.

The demographic data used in our analysis was compiled by Claritas, Inc. The data includes figures for the most recent census year in 2000, 2002 estimates and projections for the year 2007. For purposes of this analysis, we have relied upon the 2002 estimates for current demographic information. Additional state and national information has also been obtained from A Profile of Older Americans: 2001, prepared by the American Association of Retired Persons and the Administration on Aging and based on data from the U.S. Bureau of the Census.

Senior Population/Growth Rates

Population and growth statistics for the subject’s primary and secondary market area is shown in the following chart.

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COMPETITIVE MARKET ANALYSIS

Population Statistics

PMA			SMA
3 miles			5 miles

	Population	%	Population	%

2000
Total *	72,381		163,333
65+	17,047	23.6%	30,595	18.7%
75+	10,695	14.8%	17,108	10.5%
85+	3,342	4.6%	5,022	3.1%
2002	Estimate
Total *	73,525		165,802
65+	17,026	23.2%	30,636	18.5%
75+	10,843	14.7%	17,430	10.5%
85+	3,535	4.8%	5,360	3.2%
2007	Projection
Total *	76,684		172,672
65+	17,404	22.7%	31,549	18.3%
75+	11,059	14.4%	17,873	10.4%
85+	3,895	5.1%	5,944	3.4%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates

PMA			SMA
3 miles			5 miles

	Total	Annual	Total	Annual

2000-2007
Total *	5.9%	0.8%	5.7%	0.8%
65+	2.1%	0.3%	3.1%	0.4%
75+	3.4%	0.5%	4.5%	0.6%
85+	16.5%	2.2%	18.4%	2.4%
2000-2002
Total *	1.6%	0.8%	1.5%	0.8%
65+	-0.1%	0.1%	0.1%	0.1%
75+	1.4%	0.7%	1.9%	0.9%
85+	5.8%	2.8%	6.7%	3.3%
2002-2007
Total *	4.3%	0.8%	4.1%	0.8%
65+	2.2%	0.4%	3.0%	0.6%
75+	2.0%	0.4%	2.5%	0.5%
85+	10.2%	2.0%	10.9%	2.1%

* Total population unadjusted for age

Source: Claritas, Inc.

The population in the subject’s market area indicates a moderate level of demand for senior housing. As seen from the data, the elderly population is growing slowly in terms of absolute numbers and as a percentage of total population. Comparatively, the national average of residents age 65+ constituted 13.0 percent of the total population in 2000 according to Claritas, Inc. The subject’s primary market area indicates a similar aged older population to the national average. Furthermore, the average number of older Americans increased 12.6 percent from 1990 to 2000. These rates are similar than the senior growth seen in the subject’s primary and secondary market areas.

Adult Children Population/Growth Rates

We have also analyzed population trends for what the industry refers to as “adult children”. This segment of the population generally plays a significant role in the placement of a senior in a senior housing facility. This is especially true as many seniors or elderly will relocate to be near their adult children or relatives. This fact is widely recognized by senior housing operators who indicate that market areas exhibiting a higher concentration of adults between the age of 45 and 65 can generally support a much larger supply of senior housing than would be shown through analyzing only the percentage of seniors currently residing in the market area. This situation is more prevalent with regard to higher levels of care such as assisted living and nursing. Population and growth statistics for the subject’s primary market (PMA), as well as the secondary market (SMA) areas for these age groups are shown below

VALUATION SERVICES	39	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Population Statistics - Adult Children

	PMA		SMA

	Population	%	Population	%

2000
Total *	72,381		163,333
45 - 54	11,250	15.5%	26,694	16.3%
55 - 59	4,122	5.7%	9,885	6.1%
60 - 64	3,104	4.3%	7,519	4.6%
2002	2002
Total *	73,525		165,802
45 - 54	11,824	16.1%	28,021	16.9%
55 - 59	4,558	6.2%	10,912	6.6%
60 - 64	3,286	4.5%	7,942	4.8%
2007	2007
Total *	76,684		172,672
45 - 54	13,029	17.0%	30,692	17.8%
55 - 59	5,428	7.1%	12,987	7.5%
60 - 64	4,071	5.3%	9,862	5.7%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates - Adult Children

	PMA		SMA

	Total	Annual	Total	Annual

2000-2007
Total *	5.9%	0.8%	5.7%	0.8%
45 - 54	15.8%	2.1%	15.0%	2.0%
55 - 59	31.7%	4.0%	31.4%	4.0%
60 - 64	31.2%	4.0%	31.2%	4.0%
2000-2002
Total *	1.6%	0.8%	1.5%	0.8%
45 - 54	5.1%	2.5%	5.0%	2.5%
55 - 59	10.6%	5.2%	10.4%	5.1%
60 - 64	5.9%	2.9%	5.6%	2.8%
2002-2007
Total *	4.3%	0.8%	4.1%	0.8%
45 - 54	10.2%	2.0%	9.5%	1.8%
55 - 59	19.1%	3.6%	19.0%	3.5%
60 - 64	23.9%	4.4%	24.2%	4.4%

* Total population unadjusted for age

Source: Claritas, Inc.

As shown, the 45 to 64 age group showed strong growth between 2000 and 2002 in both the primary and secondary market area. Going forward, this age group is forecast to grow at slightly higher rates. Overall, adult children are expected to contribute positively towards living options for the subject and its market area.

Income and Households

In addition to the absolute number and growth of the elderly population, the number of households with appropriate income levels will dictate the actual population available to support the subject. Statistics on income levels are typically presented by the household. We note that in the case of the elderly, most households include at least a single adult. For comparison purposes it is therefore reasonable to utilize the household statistics. Furthermore, the housing cost and income requirements for a second person are significantly less than the primary occupant.

Compared with the local competition, the subject has monthly rates in the middle portion of the range. To afford the various accommodations at the subject, it is estimated that an average annual income of $44,500 would be necessary. We have utilized the average projected revenue per resident of approximately $37,830 as calculated in the Income Capitalization Approach to value. We have assumed that a resident would spend approximately 85 percent of their income on housing, meals and utilities. The balance of the income is required for taxes, insurance, and personal needs. By dividing the $37,830 by 85 percent we arrive at an average income of $44,500, rounded.

Assuming no child subsidy, it is estimated that most residents would require an annual income of $44,500 or more to afford the majority of the accommodations at the subject. We note that this is a conservative assumption given that there are a significant number of elderly who are receiving some form of child subsidy. Furthermore, these indicators are somewhat skewed given that there are recent findings suggesting that the elderly are indeed spending down their assets other than income from their house while residing in senior living facilities. Given the relatively short term of stay anticipated in these facilities, it is reasonable to assume that there would be a greater spend-down of assets. Reference is made to the findings in the State of

VALUATION SERVICES	40	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Seniors Housing Report, 2002 published by the Americans Senior Housing Association, which cites the average length of stay in an assisted living facility to be 18 months.

We also note that the indicated income level does not account for child subsidies or a sale of a home. According to the Claritas report, 75.5 percent of the 65+-householder population owns their own residences in the primary market area and the median housing value was reported to be $454,371 in 2002. Given that the elderly population typically own their residence free and clear, it is reasonable to assume that there would be additional income available from the sale of a residence which could be amortized over the length of stay. Given the average price of a house and that the majority of the elderly own their houses free and clear, we have assumed that this cash would provide for additional income of say $27,262 annually or a safe rate of return of 6.0 percent of the investment (6.0 percent x $454,371).

After accounting for this ($44,500 - $27,262 = $17,200), we have considered a higher income qualifier of $25,000 to be a reasonable threshold for entrance to the subject facility due to the rent structure at the property. Reference is made to the table below for a summary of household income for the income qualifiers in the $25,000+ range.

Income Statistics

Households With Incomes Greater Than	$25,000

	PMA		SMA
	3 miles		5 miles

	Total	%	Total	%

2002
* Total 65+	11,297	—	19,265	—
65+	9,089	80.5%	15,533	80.6%
75+	5,711	50.6%	8,477	44.0%
85+	1,760	15.6%	2,312	12.0%
2007
* Total 65+	11,464	—	19,634	—
65+	9,789	85.4%	16,820	85.7%
75+	6,231	54.4%	9,314	47.4%
85+	2,093	18.3%	2,803	14.3%

* Unadjusted for Income

Source: Claritas, Inc.

Income Statistics - Growth Rates

Households With Incomes Greater Than	$25,000

	PMA		SMA
	3 miles		5 miles

2002-2007	Total	Annual	Total	Annual

* Total 65+	1.5%	0.3%	1.9%	0.4%
65+	7.7%	1.5%	8.3%	1.6%
75+	9.1%	1.8%	9.9%	1.9%
85+	18.9%	3.5%	21.2%	3.9%

* Unadjusted for Income

Source: Claritas, Inc.

We have found that for households over $25,000 within our primary market area in 2002 (5-mile radius), there were 9,089 for the 65+ age group, 5,711 for the 75+ age group and 1,760 for the 85+ age group. The number of households earning $25,000 or more in the primary market area is anticipated to increase over the next five years at an annual average rate of 1.49 percent for age 65+ households, 1.76 percent per year for age 75+ and 3.53 percent for the age 85+ households. Overall, these figures appear to be consistent with the population trends.

Penetration Rates

A market penetration analysis provides insight into project feasibility. It indicates the ability of a project to lease-up or maintain stabilized operation based on a ratio analysis of other geographic areas (units to population) applied to the subject’s market area. The applicability of the penetration analysis is dependent on the similarities of the area analysis to the subject area. Other factors may cause variations in the penetration rates in an individual market such as competition from similar property types (assisted versus independent living) and unique market demand characteristics (urban versus rural). Given the relatively small number of units and population in an individual area, some divergence from the macro ratio is not unlikely.

VALUATION SERVICES	41	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

In this analysis we have defined the penetration rate to be the percentage of primary market assisted living units to age and income-qualified residents. The 2002 penetration rate is compared to that projected for 2007 based on a supply increase of 25 percent. While there are no firm industry standards for penetration rates, studies across the country suggest that assisted living penetration rates up to 7.0 percent reflect good markets or markets in equilibrium. These percentages have been provided by the MDS Research Company, Inc., who specializes in the market and feasibility analysis of senior housing facilities. Furthermore, a Cushman & Wakefield survey of over 120 senior housing markets across the nation supports acceptable penetration rates of 7.0 percent or below.

Through a review of senior demographics, industry surveys noted above and local market characteristics; we have utilized the following criteria to determine the subject’s market area characteristics.

MARKET CLASSIFICATIONS

	Market Wide	Market Penetration	Rent
Type of Market	Occupancy	Rate	Concessions

Good	90%+	Up to 3.9%	None
Equilibrium	80 – 89%	4.0% - 6.9%	Nominal
Saturation	70 – 79%	7.0% - 9.9%	Moderate
Saturated (Over Built)	69% and Below	10% and Above	Substantial

Nationally, it is generally anticipated that 60 to 70 percent of residents will come from the primary market area and an additional 15 to 20 percent will be from the secondary market area. The remainder of the residents will generally be from other areas and have relocated to be closer to family members. Primary market residents lost to other market areas generally offset residents coming from the secondary market.

The demand for elderly housing is determined by analyzing the relationship between the supply of senior housing units and the number of qualified residents with adequate income to afford the units. In general, a higher ratio of qualified residents, coupled with a high overall occupancy in the area indicates a strong demand for senior housing. At the same time, a low ratio of units to available households coupled with a high occupancy also indicates a high demand. A low occupancy for the area always indicates a low demand. In other words, the ratio of qualified residents is only one component.

We have calculated the market wide occupancy as of the date of inspection for the subject’s primary market area. The primary competing facilities in the PMA, including the subject, are shown in the following table. We acknowledge that the following summary of properties may not represent all of the facilities in the market area, but are what we believe to be the most competitive to the subject.

VALUATION SERVICES	42	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET OCCUPANCY CHARACTERISTICS
Primary Market Area

Name	No. Units	Occupancy	Occupied Units

Byron Park	187	98%	183
Montego Heights	163	70%	114
Chateau Lodge I & III	131	94%	123
Diablo Lodge	118	96%	113
Concord Royale	53	89%	47
SUBJECT	125	98%	123

Totals	777	91%	703

These, along with the previous factors shown will be used in our age and income qualified penetration analysis that follows.

Age and Income Qualified Penetration Analysis

In our analysis we have assumed that 75 percent of the residents will come from the primary market area. We note that the population in the area is moderate and that the general population is increasing and the elderly population is on the rise. This suggests that the subject facility will have to place greater weight on attracting residents to move to be close to family members. We note that areas where the younger population is expanding would be more apt to attract residents from outside the community to move to be closer to their children.

Based on the population and income data presented earlier, the following chart shows our market penetration analysis for the subject.

Market Penetration Analysis

Primary Market Area
3 miles

	2002	2007
65+ Income Qualified Households	9,089	9,789
Average Household Size*	1.51	1.52

Available Persons	13,698	14,861
Total Supply**	777	971
Required Resident % From PMA	75%	75%

Required Residents	583	728
Available Persons	13,698	14,861
Indicated Penetration Rate***	4.25%	4.90%

* Total 65+ Population Divided by Total 65+ Households

** No. of assisted living units (includes dementia) in primary market area.
     2007 figure accounts for 25 percent new or forecast competition

*** Required Residents divided by Available Persons

Source: Claritas, Inc.

VALUATION SERVICES	43	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Based on the data, the indicated penetration rate for the subject in 2002 is 4.25 percent. The projected growth of 25 percent in the unit supply in the next five years indicates a penetration rate of 4.90 percent in 2007.

Based on the market classification chart presented earlier, penetration rates of up to 3.9 percent were classified for good markets, 4.0 to 6.9 percent signifies the market is at equilibrium, 7.0 to 9.9 percent indicates a market is nearing saturation and rates above 10 percent signify the market is saturated.

The subject’s indicated penetration rate for 2002 signifies that there is good demand in the primary market area. Even assuming a 25 percent increase in supply over the next five years indicates good demand in the primary market area.

Conclusion

Overall, these findings suggest that there appears to be good demand for the subject facility in the primary market area from both the general population base and the project specific targeting. Based on the current inventory, the subject’s primary market area is not close to reaching a saturation point. Also, the lack of rent concessions is positive. Further, current statistics appear to be leaning towards a greater spend down of assets by the elderly and that traditional income levels may be conservative. With this in mind, and based on the indicated penetration rate of 4.25 percent for the general population, there appears to be an adequate marketplace for the subject facility.

Market Rate Comparisons

On the following pages are data sheets of the facilities we have compared with the subject. A map showing their location follows these pages. All of the facilities are noted as being located in the subject’s primary market area (PMA).

VALUATION SERVICES	44	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 1

Byron Park
1700 Tice Valley Boulevard
Walnut Creek, CA

Property Type:	IL/AL

Verification:	Administrator 925-937-1700 07-Oct-03

No. Units	Unit Types	Occupancy

168	Independent Living	98%
19	Assisted Living	98%

187	Total Units	98%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$3,765	to	$3,765	431	to	431	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$4,265	to	$4,265	614	to	614	—	to	—	—	to	—
Two-Bedroom	$5,265	to	$5,265	962	to	962	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—	—	to	—	—	to	—
Community Fee	$2,000	to	$2,000				—	to	—
Additional Personal Care	—	to	—

Basic Service Care Package:			Additional Care:
Meals:	1 & 3		Care Hours Included in Base Rate:	All inclusive
Utilities:	Water/Sewer	x	Additional Personal Care Charges	All inclusive
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	None
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	None

Improvement Description

Year Opened	1990	Common Area	Lobby	x	Dining Room	x
Construction Type	Wood Frame		Activity	x	Salon	x
Floors Site Suitability	5 Good		Library	x	Laundry	x
Construction Quality	Good	Unit Amenities	Call System	x	Fire Detectors	x
Exterior Siding	Wood		Pvt Bath	x	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	189,894
Condition	Good		HVAC System Through-Wall Units Covered Parki Yes
Site Area (AC)	5.18

Remarks:	Facility is owned and operated by EF Evans. Facility is located in highly desirable Rossmoor area of Walnut Creek. Has good visibility. Is primarily oriented to independent, but offers 19 assisted living units. Independent living rent includes one meal. Assisted living rent includes three meals, as well as all personal care (all-inclusive). 38 independent living units required to be rented to lower income residents as part of bond financing.

VALUATION SERVICES	45	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 2

Montego Heights Lodge
1400 Montego Drive
Walnut Creek, CA

Property Type:	ALF
Verification:	Executive Director
925-938-6611
07-Oct-03

No. Units	Unit Types	Occupancy

163	Assisted Living Units	70%
163	Total Units/Beds	70%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$1,924	to	$1,924	192	to	192	—	to	—	—	to	—
Studio Alcove	$2,416	to	$2,416	224	to	224	—	to	—	—	to	—
One-Bedroom	$2,808	to	$2,808	384	to	448	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$780	to	$780				—	to	—
Community Fee	$2,000	to	$2,000				—	to	—
Additional Personal Care	$425	to	$1,425

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Points
	Electricity	x
	Cable TV	x
Housekeeping:	Telephone Weekly	x	Incontinence Care: Dressing Assistance:	No Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus/Van/Limo		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1976	Common Area	Lobby	x	Dining Room	x
Construction Type	Wood Frame		Activity	x	Salon	x
Floors Site Suitability	2 Good		Library	x	Laundry	x
Construction Quality	Average	Unit Amenities	Call System	x	Fire Detectors	x
Exterior Siding	Wood		Pvt Bath	x	Shared Bath	x
Roofing	Shingles		Kitchenettes		One-Bed Only
Building Area (Sq.Ft.)	97,818
Condition	Average	HVAC System	Through-Wall Units
Effective Age (Yrs):	0	Covered Parki	Yes
Site Area (AC)	4.55

Remarks:	Facility is located in eastern part of Walnut Creek. Facility is in average condition. Has struggled over the last year with occupancy.

VALUATION SERVICES	46	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 3

Chateau Lodge I & III
2770 Pleasant Hill Road
Pleasant Hill, CA

Property Type:	IL/AL
Verification:	Josi Joyce
925-935-1001
07-Oct-03

No. Units	Unit Types	Occupancy

112	Independent Living	94%
131	Assisted Living	94%

243	Total Units	94%

Rent Schedule

	Independent Living			Unit Size			Assisted Living			Unit
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$2,695	to	$2,695	380	to	380	$2,795	to	$3,000	375	to	375
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$3,145	to	$3,145	500	to	500	$3,295	to	$3,595	480	to	480
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—				$595	to	$595
Community Fee	—	to	—				$2,500	to	$2,500
Personal Care							$300	to	$1,200

Basic Service Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Levels
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Van		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	None

Improvement Description

Year Opened	1997	Common Area	Lobby	x	Dining Room	x
Construction Type	Wood frame		Activity	x	Salon	x
Floors	2		Library	x	Laundry	x
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	x	Fire Detectors	x
Exterior Siding	Wood		Pvt Bath	x	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Part of a locally owned congregate care facility. Has separate buildings for independent, assisted and dementia residents.

VALUATION SERVICES	47	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 4

Diablo Lodge
950 Diablo Road
Danville, CA

Property Type:	ALF
Verification:	Kathlinda Bettise, Mktng Dir.
925-838-8300
07/30/03

No. Units	Unit Types	Occupancy

0	Independent Living	0%
118	Assisted Living	96%

118	Total Units	96%

Rent Schedule

	Independent Living			Unit Size			Assisted Living			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	—	to	—	—	to	—	$2,705	to	$3,325	360	to	360
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	$3,359	to	$3,955	490	to	490
Two-Bedroom	—	to	—	—	to	—	$4,230	to	$4,370	652	to	652
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—			—	$700	to	$700
Community Fee	—	to	—			—	$1,500	to	$1,500
Additional Personal Care							$430	to	$3,300

Basic Service Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	N/A
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Levels
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Van		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	None
Nursing Staff	N/A

Improvement Description

Year Opened	1990	Common Area	Lobby	x	Dining Room	x
Construction Type	Wood frame		Activity	x	Salon	x
Floors	2		Library	x	Laundry	x
Site Suitability	Good
Construction Quality Exterior Siding	Good Stucco	Unit Amenities	Call System Pvt Bath	x x	Fire Detectors Shared Bath	x
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central
Effective Age (Yrs):	10	Covered Parki	No
	N/A

Remarks:
Privately owned and operated. They do not provide dementia care, but have hospice care. Report a waiting list. Shared units are only offered to couples. Unit mix includes 37 studio, 78 one-bedroom and three, two-bedroom units. Highest level of additional personal care is for post-op or rehab services.

VALUATION SERVICES	48	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 5

Concord Royale
4230 Clayton Road
Concord, CA

Property Type:	IL/AL

Verification:	Marking Director
925-676-3410
08-Oct-03

No. Units	Unit Types	Occupancy

70	Independent Living	96%
53	Assisted Living	89%

123	Total Units	93%

Rent Schedule

	Independent Living			Unit Size			Assisted Living			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	$1,100	to	$1,100	338	to	338	—	to	—	—	to	—
Studio	$1,600	to	$2,400	282	to	338	$2,675	to	$2,675	282	to	282
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—				—	to	—
Community Fee	—	to	—				$950	to	$950
Personal Care	—	to	—				$500	to	$1,250

Basic Service Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Levels
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Van		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	None

Improvement Description

Year Opened	1985	Common Area	Lobby	x	Dining Room	x
Construction Type	Wood frame		Activity	x	Salon	x
Floors	2		Library	x	Laundry	x
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	x	Fire Detectors	x
Exterior Siding	Wood		Pvt Bath	x	Shared Bath	x
Roofing	Shingles		Kitchenettes	Yes No
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Independent/assisted living facility located along arterial in Concord. Additional personal care based on levels beginning at $500 per month.

VALUATION SERVICES	49	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

RENT COMPARABLE MAP

VALUATION SERVICES	50	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Direct Comparisons

As a basis for comparing the subject’s asking rental rates to the comparables shown in the previous summary, we have classified each comparable in relation to the subject as either similar, inferior, or superior. The overall classification was based on the five primary factors (aside from pricing) used by potential residents in choosing an assisted living facility. These factors are based on our discussions with hundreds of marketing directors and administrators across the nation. The five main factors in order of importance are as follows: reputation for quality care or social status of the facility; age and condition of the building; unit sizes; amenities and planned activities; and location.

Based on our physical inspection of the comparables and the subject and discussions with local market participants, we have classified the comparables as follows:

Rental No.	Comparison To Subject

1	Superior
2	Inferior
3	Similar
4	Similar
5	Similar

Rental Rate Analysis

The assisted living rates at Valley View Lodge include three meals per day, weekly housekeeping/laundry, utilities (except for telephone and cable TV), activities and scheduled transportation. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

A summary of the asking or street rents for the subject, as well as the rates for the competitive properties are shown below.

Studio Units – Assisted Living

The following chart indicates the asking rates for assisted living studio units at the subject, as well as the comparables:

Studio Units - AL

Facility Name	Unit Size (SF)			Rental Range

Byron Park	431	-	431	$3,765	-	$3,765
Montego Heights	192	-	192	$1,924	-	$1,924
Chateau Lodge I & III	375	-	375	$2,795	-	$3,000
Diablo Lodge	360	-	360	$2,705	-	$3,325
Concord Royale	282	-	338	$2,675	-	$2,675
SUBJECT	362	-	362	$2,750	-	$2,750

Range (Excluding Subject)	192	-	431	$1,924	-	$3,765

VALUATION SERVICES	51	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The comparables indicate a range of asking rates from $1,924 to $3,765 per month based on unit sizes from 192 to 431 square feet. The subject’ asking rates of $2,750 per month is seen as falling within the lower middle portion of the range from an absolute rent basis, while towards the middle to upper portion on a unit size basis. Byron Park’s asking rate of $3,765 per month is inclusive of all personal care services, while the subject’s rate includes no personal care. Chateau Lodge and Diablo Lodge rates include a base level of personal care. Due to the subject’s favorable location in Rossmoor, it is able to command higher rental rates than those comparables outside of the area. We note that the average in-place rent for the subject is $2,503 per month. Based on the data, we believe that a rent of $2,600 per month is warranted for the subject’s studio units.

Studio Alcove Units – Assisted Living

The following chart indicates the asking rates for assisted living studio alcove units at the subject, as well as the comparables:

Alcove Units - AL

Facility Name	Unit Size (SF)			Rental Range

Byron Park	431	-	431	$3,765	-	$3,765
Montego Heights	224	-	224	$2,416	-	$2,416
Chateau Lodge I & III	375	-	375	$2,795	-	$3,000
Diablo Lodge	360	-	360	$2,705	-	$3,325
Concord Royale	—	-	—	—	-	—
SUBJECT	500	-	500	$3,300	-	$3,300

Range (Excluding Subject)	224	-	431	$2,416	-	$3,765

The comparables indicate a range of asking rates from $2,416 to $3,765 per month based on unit sizes from 224 to 431 square feet. The subject’ asking rates of $3,300 per month is seen as falling within the middle portion of the range from an absolute rent basis, while slightly above the comparables on a unit size basis. Again, Byron Park’s asking rate of $3,765 per month is inclusive of all personal care services, while the subject’s rate includes no personal care. Montego Heights and Chateau Lodge’s base rates include no personal care. Due to the subject’s favorable location in Rossmoor, it is able to command higher rental rates than those comparables outside of the area. We note that the average in-place rent for the subject is $3,040 per month. Based on the data, we believe that a rent of $3,100 per month is warranted for the subject’s alcove units.

One-Bedroom Units – Assisted Living

The following chart indicates the asking rates for assisted living one-bedroom units at the subject, as well as the comparables:

VALUATION SERVICES	52	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

One-Bedroom Units - AL

Facility Name	Unit Size (SF)			Rental Range

Byron Park	614	-	614	$4,265	-	$4,265
Montego Heights	384	-	448	$2,808	-	$2,808
Chateau Lodge I & III	500	-	500	$3,145	-	$3,145
Diablo Lodge	490	-	490	$3,359	-	$3,955
Concord Royale	—	-	—	—	-	—
SUBJECT	550	-	550	$3,875	-	$3,875

Range (Excluding Subject)	384	-	614	$2,808	-	$4,265

The comparables indicate a range of asking rates from $2,808 to $4,265 per month based on unit sizes from 384 to 614 square feet. The subject’ asking rates of $3,875 per month is seen as falling within the middle to upper portion of the range from an absolute rent basis, while slightly above the comparables on a unit size basis. Again, Byron Park’s asking rate of $4,265 per month is inclusive of all personal care services, while the subject’s rate includes no personal care. Montego Heights and Chateau Lodge’s rates include no personal care. Due to the subject’s favorable location in Rossmoor, it is able to command higher rental rates than those comparables outside of the area. We note that the average in-place rent for the subject is $3,579 per month. Based on the data, we believe that a rent of $3,650 per month is warranted for the subject’s one-bedroom units.

Summary/Conclusion

The subject is one of several competing facilities in the marketplace and offers assisted living units. The subject has maintained positive occupancy levels over the last several years. The subject rates are generally at the middle portion of the competition and appear to be reflective of market rates. Concessions are not prevalent in the marketplace. The subject’s ability to continue to attract, as well as retain residents suggests that there is a good marketplace for this type of facility, which should continue into the foreseeable future.

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SITE DESCRIPTION

Location:	1228 Rossmoor Parkway Walnut Creek, Contra Costa County, California 94595 The site is situated at the east terminus of a private easement road off of Rossmoor Parkway.

Shape:	The site is irregular, yet is considered to have adequate functional utility.

Topography:	The developed portion of the site is essentially level. The far northern portions of the site slopes steeply upward, and the far southern elevation slopes steeply downward.

Land Area:	4.5500 gross acres (4.5514 net acres) 198,260 gross square feet (198,260 net square feet)

Frontage, Access, Visibility:	The site has no actual street frontage as it is located at the terminus of a right-of-way.

Soil Conditions:	We did not receive nor review a soil report. However, we assume that the soil’s load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. Drainage appears to be adequate.

Utilities

Water:	City of Walnut Creek

Sewer:	City of Walnut Creek

Electricity:	Pacific Gas & Electric

Gas:	Pacific Gas & Electric

Telephone:	Pacific Bell

Site Improvements:	The site improvements include asphalt paved parking areas, curbing, signage, landscaping, yard lighting and drainage.

Land Use Restrictions:	We were not given a title report to review. Review of the ALTA survey indicated that there is a right-of-way easement from Rossmoor Parkway to the site. This easement appears to have been granted also to the adjoining health care properties. In addition, there appears to several typical utility easements across the property. We are not aware of any other easements that would adversely affect the property; however, the determination of adverse easements or encroachments is a legal matter, which is beyond the scope of this appraisal. We recommend that the appropriate experts be consulted, as part of a business decision regarding the subject.

Flood Map:	National Flood Insurance Rate Map Community Panel Number 065070 0003C.

Flood Zone:	Zone X

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SITE DESCRIPTION

Wetlands:	We were not given a Wetlands survey. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We did not note any presence of wetlands during our inspection We recommend a wetlands survey by a competent engineering firm.

Seismic Hazard:	The site is not located in a Special Study Zone as established by California’Alquist-Priolo Geological Hazards Act. The entire Central California region, however, is prone to earthquakes.

Hazardous Substances:	We observed no evidence of toxic or hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Overall Functionality:	The subject site is functional for the current intended use.

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IMPROVEMENTS DESCRIPTION

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the Executive Director. Please refer to the development plan and floor plans in the Addenda.

The facility was constructed in 1976 and contains 97,818 square feet of gross building area within one, two-story building. The facility has 125 units and a capacity of 125 beds. The unit mix for the development is as follows.

Valley View Lodge

	No.	No.	Unit	Total
Description	Units	Beds	Sq.Ft.	Sq.Ft.

Assisted Living
Studio (Standard)	25	25	362	9,050
Studio (Alcove)	88	88	500	44,000
One Bedroom	12	12	550	6,600

Totals	125	125		59,650

General Description

Year Built:	1976

Number of Buildings:	One

Number of Stories:	Two

Gross Building Area:	97,818 ± square feet

Number of Units:	125

Number of Beds:	125

Design and Functionality:	The building is an assisted living property of wood frame construction. The improvements have good appeal to prospective assisted living residents.

Amenities:	556696

Construction Detail

Basic Construction:	Wood frame

Foundation:	Poured reinforced concrete

Framing:	Wood frame (Class D) construction. Interior partitions are wood studs.

Floors:	Concrete slab on main floor, wood truss joists on the second floor.

Exterior Walls:	The exterior facade of the building consists of stucco with wood trim.

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IMPROVEMENTS DESCRIPTION

Roof Cover:	Wood truss roofing system covered with a clay tile cover.

Windows:	All windows are single-glazed sliders situated in aluminum frames.

Mechanical Detail

Heating:	Heating and cooling to the building is supplied by a gas fired hot water boiler system.

Plumbing:	The plumbing system is assumed to be adequate for existing use and in compliance with local law and building codes. The plumbing system is typical of other assisted living properties in the area with a combination of copper supply lines and plastic or cast iron waste and vent lines throughout the improvements. There is one set of common restrooms on each floor. All of the living units have private bathrooms with sink, toilet and step-in (handicap) showers. The remaining plumbing items consist of water service to the kitchen, facility laundry, resident laundry rooms and mechanical rooms. Hot water is provided by natural gas water heaters.

Electrical Service:	Electricity for the building is obtained through low voltage underground power lines. Electrical service appears adequate and is assumed to be in conformance with city codes

Emergency Power:	The building’s electrical system is backed by an emergency generator serving all building safety and support systems.

Elevator Service:	The building contains three, 2,500 pound capacity hydraulic elevators.

Fire Protection:	The building is fully protected by an overhead fire sprinklered system. Each unit and the common areas have electric smoke and heat detectors in compliance with local code. The building also has interior stairwells built to fire code. There are an adequate number of fire hydrants in the vicinity of the improvements.

Security:	Resident call systems in all of the resident living areas and bathrooms, as well as emergency battery back-up lighting system and corridor handrails on both sides.

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IMPROVEMENTS DESCRIPTION

Interior Detail

Layout:	The building is designed with two “L” shaped wings radiating out from the central common area. The main floor common areas include a lobby/lounge, administrative offices, main dining room, guest dining room, auditorium, card room billiards room, activity room, beauty /barber shop, small store, four lounge areas and a rear courtyard area. There is also two resident laundry rooms on the main floor. Common areas on the second floor include four lounge areas. The units on the main floor have patios, while those on the second floor have balconies.

There are two different sizes for the studio units (standard and alcove). The standard units contain 362 square feet, the alcove units 500 square feet and the one-bedroom units 550 square feet. All of the resident living units are rectangular in shape and have small kitchenettes (refrigerator, sink and hot plate), bathrooms with a toilet, sink and roll-in shower stalls, as well as several storage/closet areas. All units have either a patio or balcony. All the units have emergency call systems in the bedroom and bathrooms.

Overall, the unit sizes and layouts are typical for assisted living. Reference is made to the unit and floor plans in the Addenda.

Floor Covering:	The common areas have carpet and vinyl floor coverings. The living units have carpeting and vinyl (bathrooms). All high activity areas have vinyl and/or tile floors (kitchen, shower rooms, etc.).

Walls:	Painted and textured or wallpapered gypsum board. There are various accents through the buildings, including wainscoting, handrails and vinyl accent coverings.

Ceilings:	Painted and textured gypsum board.

Bathrooms:	Each resident unit is equipped with a private bathroom. All bathrooms consist of a walk-in shower with wall-mounted showerhead, toilet and sink and sheet vinyl floor covering, and a combination wall papered gypsum board walls.

Kitchen Facilities:	All meals for the residents are prepared in a central kitchen. Equipment includes a gas range, steel hood with fire suppression system, dishwashers, stainless steel preparation tables, walk-in coolers and walk-in freezers.

Site Improvements

Parking:	There are 79 open surface parking spaces located along the front and northwest portion of the facility, which equates to a ratio of 0.63 per unit. Overall, the parking appears to be adequate for the facility given that most residents do not have a vehicle.

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IMPROVEMENTS DESCRIPTION

Onsite Landscaping:	Landscaping consists of grass areas and planted areas with a variety of deciduous trees, flowering plants and shrubbery. There is a common area at the rear of the facility which contains a fishpond and enclosed aviary. All landscaped areas are fully irrigated with an automatic irrigation system.

Other:	Other site improvements include signage, trash enclosures, paved asphalt drives, concrete sidewalks and walking paths, as well as fencing.

Summary

Condition:	The subject improvements are considered to be in above average condition. The improvements received a major renovation in 2000 which primarily involved upgraded interior components, including paint, carpeting, wall coverings, etc.

We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Quality:	The overall quality of the improvements is rated as average and is similar to inferior to the competition in the market area.

Layout & Functional Plan:	Average. The facility is considered to be functional for its intended use. There are adequate common areas, although the units are small and corridors are narrower than newer competing facilities. The furnishings and fixtures appear to be of average quality. The living area of the facility equates to around 61 percent of the total area. This equates to around 39 percent of the facility being designated common area, similar to today’s design of around 40 percent to 60 percent common area.

Year Built:	1976

Effective Age:	25 years

Expected Economic Life:	50 years

Remaining Economic Life:	25 years

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

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IMPROVEMENTS DESCRIPTION

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials), which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

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REAL PROPERTY TAXES AND ASSESSMENTS

Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rate for the municipalities. The property is subject to the taxing jurisdiction of Contra Costa County. The assessors’ parcel identification number is 189-040-045.

Under the provisions of Article XIIIA of the California Tax and Revenue Code, properties are assessed their market value as of March 1, 1975, the base year lien date. This value may be increased only 2.0 percent per year, with few exceptions. Events such as a transfer of ownership, or significant new construction will trigger a reassessment of the property. The county assessor usually accepts the sale price, or the cost of improvements, in calculating assessed value. Assessed values are usually poor indicators of actual market value and are useful only to estimate effective tax rates.

The 2002-2003 fiscal tax year is the most recent year for both assessed value and tax information for the subject. This data is shown below.

PROPERTY ASSESSMENT/TAX DATA

2002-2003

Assessor’s Market Value:
Land	$1,667,847
Improvements	5,524,913
Personal Property	556,696

Assessor’s Market Value:	$7,749,456
Equalization/Assessment Ratio	100.00%

Assessed Value	$7,749,456
Tax Rate ($/$1,000 AV)	13.2222

Total Property Taxes	$102,464.88
Building Area	97,818
Property Taxes per Square Foot	$1.05
No. of Units	125
Property Taxes per Unit	$819.72

We did not do any direct comparison with other senior housing facilities in the market area. As noted previously, assessed values are usually poor indicators of market value and in the case of the subject and its higher level of quality, any direct comparison to the existing product in the Walnut Creek market area would not provide any substantial of support towards an assessment estimate.

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $7,749,456 is considered low based on our market value estimates determined herein.

Assuming that the real estate has a value of around $13,500,000 (after deducting for any going concern value but accounting for personal property), the indicated base taxes for the facility would be approximately of $178,500 or $180,000. The increased taxes will be reflected in our proforma model in the Income Capitalization Approach.

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ZONING

The property is zoned PD 656, Planned Development by the City of Walnut Creek. According to the zoning regulation, the PD zone is a somewhat broad development classification that allows residential and commercial development as long as it conforms to the general intent of the area. The subject site is classified as a limited care complex for ambulatory senior citizens and these are an outright allowable use and do not require any conditional use approvals.

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no other deed restrictions, private or public, that further limit the subject property’s use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions

VALUATION SERVICES	62	ADVISORY GROUP

HIGHEST AND BEST USE

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We evaluated the site’s highest and best use both as currently improved and as if vacant. In both cases, the property’s highest and best use must meet four criteria described above.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate resident and commercial uses, as well as medical and convalescent care uses. Aside from the site’s zoning and regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the “Property Description,” the site’s size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all suburban land uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As stated in the Competitive Market Analysis section, population, income and age statistics would indicate that demand for senior living options in the subject area is considered good. This relates to the economic feasibility of developing a property similar to the subject. The stabilized facilities in the subject’s market area are exhibiting occupancies at or above 90 percent. As such, market conditions for senior living in the subject’s primary market area is considered good.

Highest and Best Use of Site As Though Vacant

Considering the subject site’s size, configuration and topography, location among other assisted living properties and state of the local assisted living market, it is our opinion that the Highest and Best Use of the subject site as though vacant is multi-family residential property developed to the highest density possible.

VALUATION SERVICES	63	ADVISORY GROUP

HIGHEST AND BEST USE

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

As discussed, an assisted living facility exists on the site. The design, layout, as well as average unit size of the facility is good and there is no functional obsolescence in the improvements. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represent a viable facility from a revenue-producing standpoint.

Alternative uses for the existing improvements, however, would be limited due to the overall design (smaller rooms and limited individual cooking facilities). As a result, any conversion to an alternative use would be costly.

It is our opinion that the existing complex adds value to the site as if vacant, and rent levels of existing leases encumbering the subject property would dictate a continuation of the current use. Therefore, it is our opinion that the Highest and Best Use of the subject property as improved is as it is currently utilized as an assisted living facility.

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VALUATION PROCESS

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered and analyzed each in this appraisal to develop an opinion of the market value of the subject property, because this is a complete appraisal. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing sites of comparable utility adjusted for differences, to indicate a value for the subject parcel. Valuation is typically accomplished using a unit of comparison such as price per square foot or acre. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of non-typical conditions affecting the sales price.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added for a total value.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot, effective gross income multiplier or net income multiplier. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of non-typical conditions affecting the sales price.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is capitalized at an overall capitalization rate to derive an

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VALUATION PROCESS

opinion of value. The capitalization rate represents the relationship between net operating income and value.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments. The reliability of the Income Capitalization Approach depends upon whether investors actively purchase the subject property type for income potential, as well as the quality and quantity of available income and expense data from comparable investments.

Summary

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.

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LAND VALUATION

We used the Sales Comparison Approach to develop an opinion of land value. In this method, we analyzed prices buyers have recently paid for similar sites in this area, as well as examined current offerings. In making comparisons, we adjusted the sale prices for differences between this site and the comparable sites. We present on the following pages a summary of pertinent details of sites recently sold that we compared to the site appraised.

In the valuation of the subject’s fee simple interest, the Sales Comparison Approach has been used to establish prices being paid for comparably zoned land. The most widely used and market oriented unit of comparison for properties with characteristics similar to those of the subject is the sale price per square foot of land area. All transactions utilized in this analysis are computed on this basis.

Real estate developers make qualitative and quantitative judgments in the acquisition of a site with development potential such as the subject property. Subjectively, a developer considers the nature of surrounding land uses and proximity to complimentary services to a potential project. Objectively, the physical and functional attributes of the site, and the cost of preparing it for construction must be calculated. Lying between these two considerations are the many aesthetic and economic factors, which come to influence the final product.

The major elements of comparison for analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its utility and the physical characteristics of the property.

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LAND VALUATION

LAND SALES MAP

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LAND VALUATION

SUMMARY OF LAND SALES

		Price	Site SqFt	Zoning

No.	Location	Date	Site Acres	Utility*

1	4756 Clayton Road	$4,400,000	210,438 SF	PD
	Concord, CA	7/02	4.8310 Ac	Good
2	2611 Contra Costa Boulevard	$2,200,000	125,801 SF	PUD
	Pleasant Hill, CA	9/01	2.8880 Ac	Good
3	4640 Pacheco Boulevard	$3,500,000	427,759 SF	PD
	Martinez, CA	3/99	9.8200 Ac	Good
4	100 Chilpancingo Parkway	$1,574,000	174,936 SF	PUD
	Pleasant Hill, CA	7/98	4.0160 Ac	Good
5	NWC Crow Canyon Road and Porter	$4,600,000	435,600 SF	R-M
	San Ramon, CA	4/98	10.0000 Ac	Good

[Additional columns below]

[Continued from above table, first column(s) repeated]

		$/SqFt
	Public Utilities
No.	Units	$/Unit	COMMENTS

1	Yes	$20.91	Purchased for multi-family development.
	146	$30,137
2	Yes	$17.49	Purchased for hotel development.
	132	$16,667
3	Yes	$8.18	Purchased for multi-family development.
	120	$29,167
4	Yes	$9.00	Purchased for low-income multi-family development.
	71	$22,169
5	Yes	$10.56	Purchased for multi-family development.
	85	$54,118

	Price	Site SqFt	Zoning	Utilities	$/SqFt

	Date	Site Acres	Utility*	Units	$/Unit

Survey Low	$1,574,000	125,801 SF	N/A	N/A	$8.18
Survey High	$4,600,000	435,600 SF	N/A	N/A	$20.91
Average	$3,254,800	274,907 SF	N/A	N/A	$13.23

Survey Low	4/98	2.8880 Ac	N/A	71	$16,667
Survey High	7/02	10.0000 Ac	N/A	146	$54,118
Average	1/00	6.3110 Ac	N/A	111	$30,451

Subject Property		198,260	PD 656	Yes	N/A

		4.5514	Good	125	N/A

*Utility includes shape, access, frontage and visibility.

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LAND VALUATION

Adjustment Process

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. No adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between April 1, 1998 and July 3, 2002. The market has changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. A senior housing location is dependent on its visibility and access, as well as proximity to transportation and support services. The subject property is considered to exhibit a good location, but it has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Size

The size adjustment generally reflects the inverse relationship expressed between unit price and lot size. Smaller lots tend to sell for higher unit prices than larger lots, and vice versa. Hence, positive adjustments were made to larger land parcels, and negative adjustments were made to smaller land parcels. Each comparable was adjusted accordingly.

Public Utilities

All of the sales, like the subject, had full access to public utilities at the time of sale; therefore, no adjustments for this characteristic were required.

Utility

The subject property has good utility. The parcel is adequately shaped to accommodate a typical building, and it has average access, frontage and visibility. When a comparable is considered to have superior or inferior utility, an adjustment was made.

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LAND VALUATION

Other

In some cases, other variables will impact the price of a transaction. Some examples would include soil or slope conditions, restrictive zoning, easements, wetlands or external influences. In our analysis of the comparables we found that no unusual conditions existed at the time of sale. As a result, no adjustments were required.

Discussion of Comparable Sales

Comparable Sale No. 1

This is the July 2002 sale of a multi-family site located in Concord, California. The parcel contains 4.831 acres. At the time of sale, this comparable was considered slightly inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were warranted for market conditions and location.

Comparable Sale No. 2

This is the September 2001 sale of a commercial site located in Pleasant Hill, California. The parcel contains 2.888 acres. At the time of sale, this comparable was considered slightly inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were warranted for market conditions and location.

Comparable Sale No. 3

This is the April 1999 sale of a multi-family site located in Martinez, California. The parcel contains 9.82 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were warranted for market conditions, location and size.

Comparable Sale No. 4

This is the July 1998 sale of a multi-family site located in Pleasant Hill, California. The parcel contains 4.016 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have changed in the period since the sale. The comparable is of a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were warranted for market conditions and location.

Comparable Sale No. 5

This is the April 1998 sale of a multi-family site located in Pleasant Hill, California. The parcel contains 10.00 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have changed in the period since the sale. The comparable is of

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LAND VALUATION

a similar size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were not warranted. Positive adjustments were warranted for market conditions, location and size.

A summary of our land sale adjustments is presented below.

LAND SALE ADJUSTMENT GRID

		Economic Adjustments (Cumulative)
	$/SqFt	Property	Financing &
		Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$20.91	Fee Simple/Mkt.	Arms-Length	None	Inferior	$21.95
	7/02	0.0%	0.0%	0.0%	5.0%	5.0%
2	$17.49	Fee Simple/Mkt.	Arms-Length	None	Inferior	$19.24
	9/01	0.0%	0.0%	0.0%	10.0%	10.0%
3	$8.18	Fee Simple/Mkt.	Arms-Length	None	Inferior	$9.82
	3/99	0.0%	0.0%	0.0%	20.0%	20.0%
4	$9.00	Fee Simple/Mkt.	Arms-Length	None	Inferior	$11.25
	7/98	0.0%	0.0%	0.0%	25.0%	25.0%
5	$10.56	Fee Simple/Mkt.	Arms-Length	None	Inferior	$13.20
	4/98	0.0%	0.0%	0.0%	25.0%	25.0%

[Additional Columns Below]

[Continued from above table, first column(s) repeated]

	Property Characteristic Adjustments (Additive)
			Public			Adj.
No.	Location	Size	Utilities	Utility**	Other	$/SqFt	Overall

1	Inferior	Similar	Similar	Similar	Similar	$24.15	Inferior
	10.0%	0.0%	0.0%	0.0%	0.0%	10.0%
2	Inferior	Similar	Similar	Similar	Similar	$21.16	Inferior
	10.0%	0.0%	0.0%	0.0%	0.0%	10.0%
3	Inferior	Larger	Similar	Similar	Similar	$12.76	Inferior
	10.0%	20.0%	0.0%	0.0%	0.0%	30.0%
4	Inferior	Similar	Similar	Similar	Similar	$12.37	Inferior
	10.0%	0.0%	0.0%	0.0%	0.0%	10.0%
5	Inferior	Larger	Similar	Similar	Similar	$17.16	Inferior
	10.0%	20.0%	0.0%	0.0%	0.0%	30.0%

	Unadjusted		Adjusted

SUMMARY	$/SF Land	$/AC Land	$/SF Land	$/AC Land

Price Range
Low	$8.18	$356,416	$12.37	$538,911
High	$20.91	$910,786	$24.15	$1,051,957
Average	$13.23	$576,182	$17.52	$763,225
Net Adjustment Range (Additive Property Characteristics)
Low	10.0%
High	30.0%
Average	18.0%

*Market Conditions Adjustment

Compound annual change in market conditions: Date of Value (for adjustment calculations): **Utility includes shape, access, frontage and visibility	Contra Costa Mar-03

Summary of Sales and Opinion of Site Value

After considering the differences between each comparable and the subject, the adjusted sales price range is $12.37 to $24.15 per square foot of site area. We have elected to conclude within this range and our opinion of land value indicated by the Sales Comparison Approach is:

$/Sq.Ft.

Sq.Ft.:	198,260
Opinion of Value:	X $17.00

Indicated Land Value:	$3,370,418
Rounded Land Value:	$3,350,000

VALUATION SERVICES	72	ADVISORY GROUP

COST APPROACH

Methodology

The Cost Approach is based on the principle of substitution, which states that no prudent person will pay more for a property than the cost of acquiring a site and constructing, without undue delay, an equally desirable and useful property. The steps have been outlined under the Valuation Process section of this report. We have previously developed an opinion of land value at $3,350,000.

Replacement Cost New (RCN)

In this section, we will estimate the replacement cost of the existing improvements. Generally, there are three methods of estimating replacement cost; 1) review of the actual/proposed costs of the subject, 2) review of construction costs of other similar type properties, and 3) estimating costs from published cost data sources. In the case of the subject, we were not not provided with actual construction costs for the improvements.

Marshall Valuation Service

As a check towards the above comparisons, we have estimated the replacement cost for the improvements from the Calculator Section in the Marshall Valuation Service, a nationally recognized publication containing construction costs for all types of improvements. Base costs in the Marshall Valuation Service are revised monthly and adjustment factors are provided to reflect regional and local cost variations.

Base Building Costs

The published costs include all direct costs for the base structure and tenant improvements, and the following indirect costs:

1.	Plans, specifications, and building permits, including engineer’s and architect’s fees;

2.	Interest on construction funds during the construction period;

3.	Sales taxes on materials; and

4.	Contractor’s overhead and profit, including worker’s compensation, fire and liability insurance, unemployment insurance, etc.

These base building costs, adjusted for any unique building characteristics and cost multipliers, are presented in the cost summary chart following this section.

Base Construction Costs

In referencing the Marshall Valuation Service cost manual, we have used base costs for an average quality Class D Multiple Residence – Elderly Assisted Living in Section 12/Page 16. The indicated base cost for the improvements is $56.84 per square foot. Adjustments include $2.00 per square foot for sprinklers. Multiplier adjustments include 1.04 for current conditions, 1.28 for location, 1.00 for story height and .93 for perimeter.

Personal Property (Furniture, Fixtures and Equipment)

Based on the Marshall Valuation Service cost manual, the cost of furnishings, fixtures and equipment is estimated to be $3,500 per unit/bed or $437,500 for the 125 units.

VALUATION SERVICES	73	ADVISORY GROUP

COST APPROACH

Site Improvement Costs

Site improvement costs are not included in our Base Building Cost opinion. These include landscaping, asphalt paving, walkways, etc. Site improvement costs are estimated to be $396,520.

Other Indirect Costs

Other indirect costs not included in the RCN of building and site improvements are developer overhead, property taxes, permanent loan fees, legal costs, developer fees, contingencies, and lease-up and marketing costs.

Research into these costs leads to the conclusion that an average property requires an allowance for other indirect costs of between 8.00 percent and 12.00 percent of RCN of building improvements plus site improvements. We have chosen to use 10 percent in our analysis.

Pre-Marketing/Stabilization Costs

Total costs to bring the property into production to a stabilized occupancy level include marketing and pre-marketing expenses, operating losses incurred during fill-up, promotional and public relations expenses, marketing consultants, and professional advertising through the various media. Based upon our knowledge of these expenses for similar facilities, and discussions with marketing specialists and consultants, we estimated the total costs to bring the property into production at stabilized occupancy to be approximately $687,500 or $$5,500 per unit. We note that this estimate presumes a healthy market and a competent marketing/management team.

Entrepreneurial Profit

Entrepreneurial profit represents the return to the developer for taking the construction and lease-up risk. Market conditions can influence entrepreneurial profit. Based upon our discussions with developers in the local market, this figure tends to range between 10.00 percent to 20.00 percent of total direct and indirect costs. We chose to use 15.00 percent.

VALUATION SERVICES	74	ADVISORY GROUP

COST APPROACH

Accrued Depreciation

There are three sources of accrued depreciation:

Physical Deterioration:	The subject improvements were built in 1976. We have used the economic age-life method to develop an opinion of physical deterioration. In the Improvements Description section of this report, we developed an opinion that the effective age of the subject to be 25 years and the economic life to be 50 years. This results in a physical deterioration of 50.00 percent (effective age divided by economic life).

The furniture, fixtures and equipment (FF&E). We have concluded that the effective age of the FF&E to be 25 years and the economic life to be 10 years. This results in a physical deterioration of 80.00 percent (effective age divided by economic life).

Functional Obsolescence:	Due to the fact that our RCN opinion considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional obsolescence is not applicable. Therefore, functional obsolescence is zero percent. We do acknowledge that the improvements are older and the unit sizes are smaller than the newer competitive properties in the marketplace.

External Obsolescence:	Based upon a review of the specific location of the subject as well as the local assisted living market, external obsolescence is zero percent.

Total Depreciation:	The sum of these elements of accrued depreciation is 50.00 percent for the improvements and 80.00 percent for the FF&E.

Conclusion

Please refer to the following page for our Cost Approach summary that concludes to a market value opinion as follows:

Value

Cost Approach Conclusion	$8,614,257
Rounded	$8,600,000
Per Unit	$68,800

VALUATION SERVICES	75	ADVISORY GROUP

COST APPROACH

COST APPROACH SUMMARY

					Total
REPLACEMENT COST NEW (RCN)	SqFt		$/SqFt	Total	Cost

Building Base Cost	97,818		$56.84	$5,559,975
Sprinklers	97,818		$2.00	195,636
hide row	97,818		$0.00	0

Subtotal (GBA)	97,818		$58.84	$5,755,611

Subtotal of Building Costs				$5,755,611
Multipliers
Current Cost			1.040
Local Area			1.280
Perimeter (approximate; blended)			0.927
Building Height			1.000
Product of Multipliers				x 1.234

Adjusted Base Cost				$7,102,553
Furnishings, Fixtures & Equipment
FF&E	$3,500		$ /Unit	$437,500

Total Furnishings, Fixtures & Equipment				$437,500
Site Improvements	$2.00		$ /SqFt	$396,520

Total Direct Costs				$7,936,573
Plus: Indirect Costs (% of Direct Costs)	10.0%			$793,657

Subtotal Replacement Cost New ( RCN )					$8,730,230
Pre-Marketing/Stabilization Costs	$5,500		$/Unit	$687,500

Subtotal					$9,417,730
Plus: Entrepreneurial Profit (% of RCN)	15.0%				1,412,660

Total Replacement Cost New ( RCN )					$10,830,390
Per Square Foot					$97,818.00
Per Unit					$86,643
ACCRUED DEPRECIATION
Physical Deterioration	Improvements		FF&E

Effective Age (Years):	25 Years		8 Years
Total Expected Economic Life	50 Years		10 Years

Total Physical Depreciation:	50.0%	$5,163,632	80.0%	$402,500
Functional Obsolescence	0.0%	0
External Obsolescence	0.0%	0

Total	50.0%	$5,163,632	80.0%	$402,500	$5,566,132

Depreciated Value of the Improvements					$5,264,257
Per Square Foot GBA					$91.16
Per Unit					$108,746
Plus Land Value					$3,350,000

Indicated Value					$8,614,257
Rounded to nearest $100,000					$8,600,000
Per Unit					$68,800
Per Square Foot					$87.92

Source: Marshall Valuation Service	Section: 12	Quality:	Average
	Section: 16	Class:	D
	Date: 8/02	Type:	Multiple Residences - Elderly Assisted Living

VALUATION SERVICES	76	ADVISORY GROUP

SALES COMPARISON APPROACH

Methodology

In the Sales Comparison Approach, we developed an opinion of value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arm’s-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

1.	Research recent, relevant property sales and current offerings throughout the competitive area;

2.	Select and analyze properties that are similar to the property appraised, analyzing changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

3.	Identify sales that include favorable financing and calculate the cash equivalent price;

4.	Reduce the sale prices to a common unit of comparison such as price per square foot, price per unit or effective gross income multiplier;

5.	Make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

6.	Interpret the adjusted sales data and draw a logical value conclusion.

The most widely used and market-oriented unit of comparison for properties such as the subject is the sales price per unit basis. All comparable sales were analyzed on this basis.

On the following pages we present a summary of the improved properties that we compared to the subject property, a map showing their locations, and an adjustment grid. Detail sheets describing these sales can be found in the Addenda.

Due to the nature of the subject property and the level of detail available for the comparable data, we have elected to analyze the comparables through application of:

•	A cash flow multiplier (CFM) analysis

•	An effective gross income multiplier (EGIM) analysis

•	A traditional adjustment grid utilizing percentage adjustments

VALUATION SERVICES	77	ADVISORY GROUP

SALES COMPARISON APPROACH

SENIOR HOUSING SALES

					Average		Condition			Revenues	Expense
				Sale Price	Unit SF	% Occ.	& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM
	Name	Property	Grantee
No.	Property	Type	Grantor	Date	Bldg SqFt	# Units	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

			625 Management Company
1	Carmel Village	IL/AL	LLC	$23,125,000	623	97.0%	Good	$196.53	$5,450,000	$28,836	52.8%	8.98
	17077 San Mateo Street		Carmel Village Retirement
	Fountain Valley, CA		Residence LLC	1/03	117,666	189 units	1986	$122,354	$2,575,000	$13,624	4.24	11.14%
			Healthcare Property
2	Emerald Hills	AL	Investors LLC	$8,800,000	693	95.0%	Good	$142.68	$2,475,000	$27,809	60.2%	8.93
	11550 Education Street		ALCO IV LLC	9/02	61,677	89 units	1999	$98,876	$985,000	$11,067	3.56	11.19%
	Auburn, CA
			CNL Retirement Properties
3	Mapleride of Laguna Creek	AL		$8,055,600	601	95.0%	Good	$159.59	$2,550,000	$30,357	66.7%	9.48
	6727 Laguna Park Drive		Marriott Senior Living
	Elk Grove, CA		Services	1/02	50,476	84 units	1999	$95,900	$850,000	$10,119	3.16	10.55%
			Emeritus Senior Living
4	Woodmark at Summit Ridge	AL/ALZ		$8,500,000	842	95.0%	Average	$109.76	$3,300,000	$35,870	66.7%	7.73
	5165 Summit Ridge Court		Woodmart at Summit Ridge
	Reno, NV		LLC	2/02	77,445	92 units	1998	$92,391	$1,100,000	$11,957	2.58	12.94%
			Francis Connelly
5	Aegis of Napa	AL/ALZ		$7,200,000	791	95.0%	Good	$211.58	$2,100,000	$48,837	63.1%	9.29
	2100 Redwood Road		Aegis Assisted Living
	Napa, CA		Properties LLC	6/01	34,030	43 units	1999	$167,442	$775,000	$18,023	3.43	10.76%
			AMI Senior Living
6	Atria Redding	AL		$5,000,000	739	95.0%	Average	$112.80	$1,950,000	$32,500	67.9%	8.00
	101 Quartz Hill Road		Atria Communities	7/01	44,328	60 units	2000	$83,333	$625,000	$10,417	2.56	12.50%
	Redding, CA

		Average		Condition			Revenues	Expense
	Sale Price	Unit SF	% Occ.	& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM

	Date	Bldg SqFt	# Units	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

Survey Minimum	$5,000,000	601	95.0%	N/A	$109.76	$1,950,000	$27,809	53%	7.73
Survey Maximum	$23,125,000	842	97.0%	N/A	$211.58	$5,450,000	$48,837	68%	9.48
Survey Average	$10,113,433	715	95.3%	N/A	$155.49	$2,970,833	$34,035	63%	8.73
Survey Minimum	6/01	34,030	43 units	1986	$83,333	$625,000	$10,119	2.56	10.55%
Survey Maximum	1/03	117,666	189 units	2000	$167,442	$2,575,000	$18,023	4.24	12.94%
Survey Average	2/02	64,270	93 units	1997	$110,050	$1,151,667	$12,535	3.25	11.51%
Subject Property	N/A	783	93%	Average	N/A	$5,021,256	$40,170	61%	N/A
	N/A	97,818	125	1976	N/A	$1,939,693	$15,518	N/A	N/A

VALUATION SERVICES	78	ADVISORY GROUP

SALES COMPARISON APPROACH

IMPROVED SALES COMPARABLE MAP

VALUATION SERVICES	79	ADVISORY GROUP

SALES COMPARISON APPROACH

Cash Flow Multiplier

The cash flow multiple (CFM) is considered a reliable indicator of value. This is because the CFM considers both the income and the expenses of a facility, whereas the EGIM and the price per unit do not. The CFMs of the comparables range from 7.73x to 9.48x cash flow, with an average of 8.73x. The properties are newer facilities in average to good condition. The financial indicators are all based on stabilized operating levels.

The subject is an assisted living facility of average quality that is located in a good senior demographic market area in California. We note that the forecast subject expense ratio, inclusive of management fees and replacement reserves, is 61.37 percent, which falls within the lower portion of the range of the comparables. In addition, the subject’s cash flow is moderate relative to the comparables. We have utilized a cash flow multiplier in the middle portion of the range of 8.75x, which when applied to the subject’s projected stabilized cash flow (net operating income) arrives at a market value for the subject as follows:

		Subject	Indicated
Range	CFM	NOI	Value	$/Unit

Low	7.73	$1,939,693	$14,988,538	$119,908
High	9.48	$1,939,693	$18,382,815	$147,063
Median	8.96	$1,939,693	$17,374,407	$138,995
Average	8.73	$1,939,693	$16,943,015	$135,544

Sample Si	6

     CONCLUSIONS

Indicated CFM		8.75
Net Operating Income	x $	1,939,693

Indicated Stabilized Value		$16,972,316
Rounded to nearest $100,000		$17,000,000
Per Unit		$136,000
Per Square Foot		$173.79

Therefore, the indicated value for the subject the CFM analysis is $17,000,000.

Effective Gross Income Multiplier

The effective gross income multiplier serves as an indicator of market value as expressed by the relationship between the sales price of a property and its effective gross income. This unit of comparison is commonly utilized by participants active in the real estate market. A significant strength of this analytical technique is that it represents a direct factor of income as reflected by the market and, therefore, requires no adjustment. Furthermore, the effective gross income is more easily verified and more reliable than net operating income since the figure is not distorted by management fees, capital costs or accounting conventions.

The effective gross income multipliers for the comparable sales indicate a range of 2.56x to 4.24x effective gross income with an average of 3.25x. In The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, EGIMs for 2002 were analyzed. In general, the average EGIM for assisted living facilities in 2002 was 2.4x. This represented a strong decline over the EGIM of 3.2x reported in 2001. The decline was reported as being reflective of the excessive development in the 1990s, as well as several corporate bankruptcies during 2001.

VALUATION SERVICES	80	ADVISORY GROUP

SALES COMPARISON APPROACH

Furthermore, our findings are that multipliers decline as the age of the facility increases. We have utilized an EGIM of 3.50x for the subject, which falls at the middle to upper portion of the range for the comparables. This rate is considered reasonable for the subject given the subject’s projected expense ratio, age, and location. This is applied to the subject’s projected effective gross income as follows:

		Subject	Indicated
Range	EGIM	EGI	Value	$/Unit

Low	2.56	$5,021,256	$12,875,015	$103,000
High	4.24	$5,021,256	$21,305,788	$170,446
Median	3.29	$5,021,256	$16,539,089	$132,313
Average	3.25	$5,021,256	$16,340,979	$130,728

Sample Size	6

     CONCLUSIONS

Indicated EGIM		3.50	EMPTY
Effective Gross Income	x $	5,021,256

Indicated Stabilized Value		$17,574,396
Rounded to nearest $250,000		$17,500,000
Per Unit		$140,000
Per Square Foot		$178.90

Therefore, the indicated value for the subject by the EGIM analysis is $17,500,000.

Price Per Unit

The price per unit is the most frequently quoted unit of comparison. This is despite the fact he fact that the calculation ignores variations in rates or operating margins and, therefore, is indifferent to the income generating potential of an investment property. Nonetheless, the price per unit provides some indication of prices. Although our income estimates maybe based on a per resident basis due to the possible inclusion of shared units, the basis of the comparables has been analyzed on a per unit situation. We believe that comparing the subject on a per unit basis is the most reasonable method and would not provide a misleading value estimate for the property.

The following is a discussion of the sales that have been compared with the subject. Again, the sales have been analyzed on a price per unit basis with all necessary adjustments. Reference is made to sales summary shown previously.

Percentage Adjustment Method

Adjustment Process

The sales that we have utilized represent the best available information that could be compared to the subject property. The major elements of comparison for an analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical traits and the economic characteristics of the property.

VALUATION SERVICES	81	ADVISORY GROUP

SALES COMPARISON APPROACH

The first adjustment made to the market data takes into account differences between the subject property and the comparable property sales with regard to the legal interest transferred. Advantageous financing terms or peculiar conditions of sale are then adjusted to reflect a normal market transaction. Next, changes in market condition must be accounted for, thereby creating a time adjusted normal unit of comparison. Lastly, adjustments for location, the physical traits and the economic characteristics of the market data are made in order to generate the final adjusted unit rate, which is appropriate for the subject property.

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. Since we are appraising the fee simple interest of the subject property, no adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between June 1, 2001 and January 1, 2003. The market has not changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is considered to exhibit a good location and has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Physical Traits

Various physical factors were analyzed including size, age, condition, quality, amenities, unit mix, utility, etc. When an item was determined to be inferior to the subject, a positive adjustment was applied. When an item was determined to be superior to the subject, a negative adjustment was applied.

Economic Characteristics

This adjustment is used to reflect differences in rent levels, operating expense ratios, occupancy levels, and other items that would have an economic impact on the transaction. Each comparable was adjusted accordingly.

VALUATION SERVICES	82	ADVISORY GROUP

SALES COMPARISON APPROACH

Discussion of Comparable Sales

In our analysis of the market for comparable assisted living properties, we have compared the subject to assisted living properties from throughout the regional area. These are discussed below.

Comparable Sale No. 1

At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were inferior. Negative adjustments were warranted for age. Positive adjustments were warranted for revenue characteristics.

Comparable Sale No. 2

At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were inferior. Negative adjustments were warranted for age. Positive adjustments were warranted for location and revenue characteristics.

Comparable Sale No. 3

At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were inferior. Negative adjustments were warranted for age. Positive adjustments were warranted for revenue characteristics.

Comparable Sale No. 4

At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were inferior. Negative adjustments were warranted for age. Positive adjustments were warranted for location and revenue characteristics.

Comparable Sale No. 5

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were inferior. Negative adjustments were warranted for age. Positive adjustments were not warranted.

VALUATION SERVICES	83	ADVISORY GROUP

SALES COMPARISON APPROACH

Comparable Sale No. 6

At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were inferior. Negative adjustments were warranted for age. Positive adjustments were warranted for location and revenue characteristics.

A summary of our adjustments is shown in the following table.

IMPROVED COMPARABLE SALE ADJUSTMENT GRID

		ECONOMIC ADJUSTMENTS (CUMULATIVE)
	$/Unit	Property	Financing &
		Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$122,354	Fee Simple/Mkt.	Arms-Length	None	Similar	$122,354
	1/03	0.0%	0.0%	0.0%	0.0%	0.0%
2	$98,876	Fee Simple/Mkt.	Arms-Length	None	Similar	$98,876
	9/02	0.0%	0.0%	0.0%	0.0%	0.0%
3	$95,900	Fee Simple/Mkt.	Arms-Length	None	Similar	$95,900
	1/02	0.0%	0.0%	0.0%	0.0%	0.0%
4	$92,391	Fee Simple/Mkt.	Arms-Length	None	Similar	$92,391
	2/02	0.0%	0.0%	0.0%	0.0%	0.0%
5	$167,442	Fee Simple/Mkt.	Arms-Length	None	Similar	$167,442
	6/01	0.0%	0.0%	0.0%	0.0%	0.0%
6	$83,333	Fee Simple/Mkt.	Arms-Length	None	Similar	$83,333
	7/01	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		PROPERTY CHARACTERISTIC ADJUSTMENTS (ADDITIVE)
	$/Unit		Age,
			Quality		Revenue	Payor		Adj.
No.	Date	Location	Condition	Unit Mix	Characteristics	Mix	Other	$/Unit	Overall

1	$122,354	Similar	Superior	Similar	Inferior	Similar	Similar	$140,708	Inferior
	1/03	0.0%	-5.0%	0.0%	20.0%	0.0%	0.0%	15.0%
2	$98,876	Inferior	Superior	Similar	Inferior	Similar	Similar	$123,596	Inferior
	9/02	10.0%	-5.0%	0.0%	20.0%	0.0%	0.0%	25.0%
3	$95,900	Similar	Superior	Similar	Inferior	Similar	Similar	$110,285	Inferior
	1/02	0.0%	-5.0%	0.0%	20.0%	0.0%	0.0%	15.0%
4	$92,391	Inferior	Superior	Similar	Inferior	Similar	Similar	$115,489	Inferior
	2/02	10.0%	-5.0%	0.0%	20.0%	0.0%	0.0%	25.0%
5	$167,442	Similar	Superior	Similar	Similar	Similar	Similar	$159,070	Superior
	6/01	0.0%	-5.0%	0.0%	0.0%	0.0%	0.0%	-5.0%
6	$83,333	Inferior	Superior	Similar	Inferior	Similar	Similar	$104,167	Inferior
	7/01	10.0%	-5.0%	0.0%	20.0%	0.0%	0.0%	25.0%

SUMMARY

	Unadj. $/Unit	Adj. $/Unit

Price Range
Low	$83,333	$104,167
High	$167,442	$200,930
Average	$117,564	$135,589
Net Adjustment
Low	15.0%
High	25.0%
Average	20.0%

CONCLUSION

Indicated Value per Unit	$135,000
Number of Units	x 125

Indicated Value	$16,875,000
Rounded to nearest $250,000	$17,000,000
Per Unit	$136,000

*Market Conditions Adjustment
Compound annual change in market conditions:	3.00%
Date of Value (for adjustment calculations):	03/31/2003

Summary of Price Per Unit Analysis

After adjusting each comparable sale for differences with the subject property, the adjusted sale price range is $104,167 to $159,070 per unit. Based on the data, we believe that due to the subject’s level of construction quality, resident targeting and location, a price per unit towards the middle portion of the adjusted range is warranted. From this, we have correlated to a price of $135,000 per unit.

Price Per Unit Conclusion

Number of Units		Price Per Unit		Indicated Value

125	X	$135,000	=	$16,875,000
		Rounded To:		$16,900,000

VALUATION SERVICES	84	ADVISORY GROUP

SALES COMPARISON APPROACH

The Sales Comparison Approach results in a range of values for the subject property of $16,900,000 to $17,500,000. This value range equates to a price per square foot of building area of $172.77 to $178.90, which falls within the middle portion of the range of the unadjusted comparables and is considered reasonable based on the economic and physical characteristics of the subject.

Based on our analysis of competitive transactions, we conclude that the indicated value by the Sales Comparison Approach on October 7, 2003 was:

Units	Indicated Value

125	$16,900,000

VALUATION SERVICES	85	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of “anticipation” underlies this approach in that investors recognize the relationship between an asset’s income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method, anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

In our opinion, the direct capitalization analysis method is most appropriate to value the subject property.

Historical Financial Performance of the Subject Property

The subject is an existing assisted living facility. We were provided with financial statements for 2000, 2001, 2002, and year-to-date 2003. The financial statements have been summarized on a following chart.

Potential Gross Income

There is only one type of payment source at the subject for assisted living services; private pay residents. This type of payor is generally considered the most desirable since private pay rates allow for greater profitability than any fixed government rate plans. Therefore, revenue for the subject is received from the monthly rentals of the living units, as well as from other sources such as second person (double occupancy) fees, move-in or processing fees, as well as other miscellaneous revenue.

VALUATION SERVICES	86	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Valley View Lodge
INCOME AND OPERATING SUMMARY

	2000
	(January - December)

	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$2,974,665	$27,341	$74.91	87.40%
Rent Concessions	$(27,061)	$(249)	$(0.68)	-0.80%
Additional Personal Care	$425,050	$3,907	$10.70	12.49%
Second Occupant	$—	$—	$—	0.00%
New Resident Fees	$21,450	$197	$0.54	0.63%
Other Income	$9,462	$87	$0.24	0.28%

GROSS POTENTIAL REV.	$3,403,566	$31,283	$85.71	100.00%
Vacancy/Collection Loss	Inc. Above

TOTAL NET REVENUE	$3,403,566	$31,283	$85.71	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$60,767	$559	$1.53	1.79%
Payroll (Wages)	$887,467	$8,157	$22.35	26.07%
Payroll Taxes & Benefits	$235,443	$2,164	$5.93	6.92%
Resident Care	$3,914	$36	$0.10	0.11%
Food Services	$259,960	$2,389	$6.55	7.64%
Activities	$21,697	$199	$0.55	0.64%
Housekeeping/Laundry	$27,425	$252	$0.69	0.81%
Plant Operations	$134,306	$1,234	$3.38	3.95%
Utilities	$163,298	$1,501	$4.11	4.80%
Marketing/Promotions	$55,931	$514	$1.41	1.64%
Non-Departmental
Real Estate Taxes	$91,063	$837	$2.29	2.68%
Insurance	$24,182	$222	$0.61	0.71%
Management Fees (5% of EGI)	$170,178	$1,564	$4.29	5.00%
Replacement Reserves ($/Unit)	$37,500	$345	$0.94	1.10%

TOTAL ALL EXPENSES	$2,173,131	$19,974	$54.72	63.85%
EXPENSE RATIO	63.8%
NET OPERATING INCOME	$1,230,435	$11,309	$30.98	36.15%
OCCUPANCY	87.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2001
	(January - December)

	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$3,686,945	$30,218	$82.79	86.60%
Rent Concessions	$(6,000)	$(49)	$(0.13)	-0.14%
Additional Personal Care	$534,772	$4,383	$12.01	12.56%
Second Occupant	$—	$—	$—	0.00%
New Resident Fees	$28,000	$229	$0.63	0.66%
Other Income	$13,742	$113	$0.31	0.32%

GROSS POTENTIAL REV.	$4,257,459	$34,894	$95.60	100.00%
Vacancy/Collection Loss	Inc. Above

TOTAL NET REVENUE	$4,257,459	$34,894	$95.60	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$48,649	$399	$1.09	1.14%
Payroll (Wages)	$986,061	$8,082	$22.14	23.16%
Payroll Taxes & Benefits	$358,283	$2,937	$8.05	8.42%
Resident Care	$4,277	$35	$0.10	0.10%
Food Services	$249,872	$2,048	$5.61	5.87%
Activities	$19,486	$160	$0.44	0.46%
Housekeeping/Laundry	$25,293	$207	$0.57	0.59%
Plant Operations	$118,592	$972	$2.66	2.79%
Utilities	$213,837	$1,753	$4.80	5.02%
Marketing/Promotions	$20,753	$170	$0.47	0.49%
Non-Departmental
Real Estate Taxes	$88,310	$724	$1.98	2.07%
Insurance	$43,372	$355	$0.97	1.02%
Management Fees (5% of EGI)	$212,873	$1,745	$4.78	5.00%
Replacement Reserves ($/Unit)	$37,500	$307	$0.84	0.88%

TOTAL ALL EXPENSES	$2,427,158	$19,893	$54.50	57.01%
EXPENSE RATIO	57.0%
NET OPERATING INCOME	$1,830,301	$15,001	$41.10	42.99%
OCCUPANCY	97.6%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2002
	(January - December)

	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$3,994,699	$33,151	$90.82	85.44%
Rent Concessions	$3,000	$25	$0.07	0.06%
Additional Personal Care	$600,567	$4,984	$13.65	12.85%
Second Occupant	$—	$—	$—	0.00%
New Resident Fees	$57,000	$473	$1.30	1.22%
Other Income	$19,982	$166	$0.45	0.43%

GROSS POTENTIAL REV.	$4,675,248	$38,799	$106.30	100.00%
Vacancy/Collection Loss	Inc. Above

TOTAL NET REVENUE	$4,675,248	$38,799	$106.30	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$49,075	$407	$1.12	1.05%
Payroll (Wages)	$995,324	$8,260	$22.63	21.29%
Payroll Taxes & Benefits	$435,474	$3,614	$9.90	9.31%
Resident Care	$2,623	$22	$0.06	0.06%
Food Services	$261,732	$2,172	$5.95	5.60%
Activities	$27,327	$227	$0.62	0.58%
Housekeeping/Laundry	$22,392	$186	$0.51	0.48%
Plant Operations	$117,734	$977	$2.68	2.52%
Utilities	$204,358	$1,696	$4.65	4.37%
Marketing/Promotions	$38,488	$319	$0.88	0.82%
Non-Departmental
Real Estate Taxes	$96,542	$801	$2.20	2.06%
Insurance	$81,621	$677	$1.86	1.75%
Management Fees (5% of EGI)	$233,762	$1,940	$5.31	5.00%
Replacement Reserves ($/Unit)	$37,500	$311	$0.85	0.80%

TOTAL ALL EXPENSES	$2,603,952	$21,610	$59.20	55.70%
EXPENSE RATIO	55.7%
NET OPERATING INCOME	$2,071,296	$17,189	$47.09	44.30%
OCCUPANCY	96.4%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2003 Annualized
	(January - August)

	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$4,340,147	$35,524	$97.33	84.46%
Rent Concessions	$(7,875)	$(64)	$(0.18)	-0.15%
Additional Personal Care	$696,602	$5,702	$15.62	13.56%
Second Occupant	$—	$—	$—	0.00%
New Resident Fees	$90,000	$737	$2.02	1.75%
Other Income	$19,751	$162	$0.44	0.38%

GROSS POTENTIAL REV.	$5,138,624	$42,060	$115.23	100.00%
Vacancy/Collection Loss	Inc. Above

TOTAL NET REVENUE	$5,138,624	$42,060	$115.23	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$42,524	$348	$0.95	0.83%
Payroll (Wages)	$1,038,974	$8,504	$23.30	20.22%
Payroll Taxes & Benefits	$427,329	$3,498	$9.58	8.32%
Resident Care	$2,357	$19	$0.05	0.05%
Food Services	$280,961	$2,300	$6.30	5.47%
Activities	$24,233	$198	$0.54	0.47%
Housekeeping/Laundry	$25,448	$208	$0.57	0.50%
Plant Operations	$112,085	$917	$2.51	2.18%
Utilities	$223,238	$1,827	$5.01	4.34%
Marketing/Promotions	$26,139	$214	$0.59	0.51%
Non-Departmental
Real Estate Taxes	$103,490	$847	$2.32	2.01%
Insurance	$80,442	$658	$1.80	1.57%
Management Fees (5% of EGI)	$256,931	$2,103	$5.76	5.00%
Replacement Reserves ($/Unit)	$37,500	$307	$0.84	0.73%

TOTAL ALL EXPENSES	$2,681,647	$21,949	$60.13	52.19%
EXPENSE RATIO	52.2%
NET OPERATING INCOME	$2,456,977	$20,110	$55.10	47.81%
OCCUPANCY	97.7%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	C&W Forecast
	Stabilized Year

	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$4,729,200	$37,834	$111.46
Rent Concessions	$—	$—	$—
Additional Personal Care	$600,000	$4,800	$14.14
Second Occupant	$—	$—	$—
New Resident Fees	$50,000	$400	$1.18
Other Income	$20,000	$160	$0.47

GROSS POTENTIAL REV.	$5,399,200	$43,194	$121.07
Vacancy/Collection Loss	$(377,944)

TOTAL NET REVENUE	$5,021,256	$43,194	$118.34
OPERATING EXPENSES
Departmental
General/Administrative	$100,000	$860	$2.36	1.99%
Payroll (Wages)	$1,200,000	$10,323	$28.28	23.90%
Payroll Taxes & Benefits	$450,000	$3,871	$10.61	8.96%
Resident Care	$30,000	$258	$0.71	0.60%
Food Services	$300,000	$2,581	$7.07	5.97%
Activities	$30,000	$258	$0.71	0.60%
Housekeeping/Laundry	$30,000	$258	$0.71	0.60%
Plant Operations	$120,000	$1,032	$2.83	2.39%
Utilities	$230,000	$1,978	$5.42	4.58%
Marketing/Promotions	$40,000	$344	$0.94	0.80%
Non-Departmental
Real Estate Taxes	$180,000	$1,548	$4.24	3.58%
Insurance	$83,000	$714	$1.96	1.65%
Management Fees (5% of EGI)	$251,063	$2,160	$5.92	5.00%
Replacement Reserves ($/Unit)	$37,500	$323	$0.88	0.75%
TOTAL ALL EXPENSES	$3,081,563	$26,508	$72.62	61.37%
EXPENSE RATIO	61.4%
NET OPERATING INCOME	$1,939,693	$16,686	$45.71	38.63%
OCCUPANCY	93.0%

VALUATION SERVICES	87	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Assisted Living Rate Analysis

The subject has an effective capacity of 125 residents and/or beds. The facility is of average quality construction with a layout and design typical to its age. Although dated, the property is able to market itself well due to its location in a strong senior demographic area. The following is a description of the types of accommodations that are available at the subject.

Assisted living residents at the subject have the choice of studio and one-bedroom apartment units. We note that the subject units are small in relation to the marketplace and feature private bathrooms, kitchenettes and limited closet areas. All of the residents are provided with three daily meals, weekly housekeeping, utilities (except telephone), activities, and scheduled transportation included in their monthly rent. Assisted living or personal care services are an additional monthly fee.

The subject’s actual rental rates (rent roll) were tested for reasonableness against similar facilities in the subject’s market area. In the Competitive Market Analysis section, we identified several existing facilities considered to provide competition for the subject. Data sheets were provided in the Competitive Market Analysis section presented previously. The complexes we surveyed are all considered comparable given that they all provide assisted living units. We note that the facilities are all adequately maintained and they all have a similar amenity package. All of the competing facilities have been discussed in detail in the Competitive Market Analysis section of the report.

The table below summarizes the subject’s unit types and the actual and asking monthly rents.

Valley View Lodge

			In House Rents		Asking Rents

	No.	Occ.	Monthly	$/Unit	Monthly	$/Unit
Unit	Units	Units	Revenue	Per Mo.	Revenue	Per Mo.

Assisted Living
Studio (Standard)	25	25	$62,582	$2,503	$68,750	$2,750
Studio (Alcove)	88	87	$264,485	$3,040	$290,400	$3,300

Total - Studio	113	112	$327,067	$2,920	$359,150	$3,178
One Bedroom	12	10	$35,785	$3,579	$46,620	$3,885

Total - Two-Room	12	10	$35,785	$3,579	$46,620	$3,885
Assisted Totals	125	122	$362,852	$2,974	$405,770	$3,246
Totals	125	122	$362,852	$2,974	$405,770	$3,246

It appears that the current in-house average rates generally fall above most of the asking rates at the subject. This is reportedly due to recent rent increases. Overall, the average rate is $2,974 per month, which is 9.14 percent below the average asking rate of $3,246 per month. We feel a slight increase for the in-house rates is reasonable, noting that a rate increase was just recently instigated in October 2003. This increase will not adversely affect the stabilized occupancy level at the subject.

VALUATION SERVICES	88	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Base Rental Rates

The following chart details our reconciled base rental rates for all unit types at the subject. These rates were concluded to in the Competitive Market Analysis section of the report.

Valley View Lodge
Reconciled Market Rental Rates

	Resident	No.	No.	Market
Unit Type	Type	Units	Beds	Rent

Studio	AL	25	25	$2,600
Studio Alcove	AL	88	88	$3,100
One-Bedroom	AL	12	12	$3,650

Totals		125	125

Other Revenues

In addition to room revenues, the subject receives additional income from additional personal care, new resident fees (entrance fees), second person fees, as well as miscellaneous revenue from such items as barber/beauty income, laundry services, meal and guest fees, food catering, health supplies, etc.

Additional Personal Care

This relates to the additional costs for personal care to those residents who require additional care. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident	PRD

2000	$425,050	$3,907	$10.70
2001	$534,772	$4,383	$12.01
2002	$600,567	$4,984	$13.65
2003 Annualized	$696,602	$5,702	$15.62
C&W Forecast	$600,000	$4,800	$14.14

The base monthly rates at the subject do not include any personal care. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

Review of the rent roll showed that of the existing residents, 69 residents (57 percent of existing total) were paying for personal care services. The average charge equated to $920.36 per

VALUATION SERVICES	89	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

month, which would indicate an average Level 3 care level. Based on the data, we have forecast that 50 percent of the resident mix will pay an average of $800 per month for personal care services. This equates to Year 1 revenue of $600,000, which is consistent with the recent pattern at the subject.

New Resident Fees

New resident fees at the subject are $2,000 per resident, which falls within the lower middle upper end of the range of the comparables from $950 to $2,500. This amount is considered reasonable given the subject’s location and occupancy rate.

The typical turnover in an assisted living facility is between 20 and 28 months with a midrange of two years. This is equivalent to 50 percent of the census turning over each year. For the subject, we are estimating that 40 percent of the residents will pay entry or new resident fees during the subsequent 12 months. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident

2000	$21,450	$197
2001	$28,000	$229
2002	$57,000	$473
2003 Annualized	$90,000	$737
C&W Forecast	$50,000	$400

Based on the data, we have forecast Year 1 new resident fees at $50,000.

Second Person Fees

The subject charges a fee of $780 per month for a double occupant in the same unit. This would be applicable to a spouse or sibling. The historical revenue data for the subject did not include any line item breakdown for this category. At the time of inspection, there were only two double occupancies at the subject. Due to the smaller unit composition of the subject, any revenue from double occupancies is minimal. We believe that our other income forecast that follows would more than account for any revenue from this source.

Other Income

This category includes revenue received from the subject’s barber/beauty income, laundry services, cable TV revenue, meal and guest fees, food catering, health supplies, parking, etc. The historic costs for this category are shown in the following table.

VALUATION SERVICES	90	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD

2000	$9,462	$87	$0.24
2001	$13,742	$113	$0.31
2002	$19,982	$166	$0.45
2003 Annualized	$19,751	$162	$0.44
C&W Forecast	$20,000	$160	$1.18

Based on the data, we have forecast Year 1 revenue from this source at $20,000. This is seen as being consistent with the historic revenue for the subject.

Concessions/Rental Allowances

At the time of inspection, the subject was not offering any rent concessions. Concessions are believed to be a negligible part of the market used only to stimulate lease-up of any unforeseen vacancies and should not have be of any major significance to a property like the subject. Therefore, no allowance for rent concessions will be applied to the subject.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late. Model units or other rent loss, if necessary, is addressed separately.

The subject, as of the most current rent roll provided, was 98 percent occupied. This is similar to higher than current average occupancy levels for the market area overall.

Rent comparable occupancies range from 70 to 98 percent with a general tendency around 90 to 95 percent. Occupancy at the subject was 87 percent in 2000, 98 percent in 2001, 96 percent in 2002 and year-to-date 2003 annualizes out to 98 percent.

In consideration of the above, we have forecasted a stabilized vacancy and collection loss of 7.00 percent for the subject.

Effective Gross Income

The following table summarizes the projected estimate of stabilized income based on the above findings. The stabilized revenues reflect what we believe would be anticipated by a purchaser of the subject and are based on current market rents and trends.

VALUATION SERVICES	91	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Valley View Lodge
STABILIZED OPERATING INCOME

						PER
	RESIDENT	NO.	NO.	MONTHLY		ACTUAL
UNIT TYPE	TYPE	UNITS	BEDS	RATE	INCOME	RESIDENT

Studio (Standard)	AL	25	25	$2,700	$810,000
One Bedroom	AL	88	88	$3,200	$3,379,200
One Bedroom	AL	12	12	$3,750	$540,000

Total		125	125		$4,729,200	$37,834

Additional Personal Care			50%	$800	$600,000	$4,800
Second Person			0%	$800	$—	$—
New Resident Fees			40%	$1,000	$50,000	$400
Other					$20,000	$160

TOTAL POTENTIAL GROSS INCOME					$5,399,200	$43,194

LESS: VACANCY @			7.0%		$(377,944)

EFFECTIVE GROSS INCOME					$5,021,256	$43,194

Opinion of Expenses

We have developed an opinion of the property’s annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar senior living properties. We were provided with operating statements for 2000, 2001, 2002, and year-to-date 2003. This information was previously summarized.

We were not provided with the staffing requirements for the facility and we were not able to analyze the expenses on this basis. We have supported our estimate of projected expenses with other senior living facilities in the region, as well as from overall industry statistics. We also note that the reader is cautioned when reviewing the comparable expenses for individual facilities, in that the reporting of expenses varies by property and that different congregate living facilities offer different services. All comparisons will be made on an actual resident basis.

Expense Comparables

The expense comparables have been summarized on the following page.

VALUATION SERVICES	92	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

SUMMARY OF COMPARABLE OPERATING EXPENSES
ASSISTED LIVING FACILITIES

				ASHA		ASHA
				Lower	ASHA	Upper
Facility	Confidential	Confidential	Confidential	Quartile	Median	Quartile

Reporting Period	2002	2002	2002	2002	2002	2002
Year Built	1999	2001	1990	N/A	N/A	N/A
No. of IL Units	0	42	176	N/A	N/A	N/A
No. of AL Units	89	72	11	N/A	N/A	N/A
No. of ALZ Units	13	0	0	N/A	N/A	N/A

Total Units	102	114	187	N/A	N/A	N/A
Occupancy	83%	85%	98%	N/A	N/A	N/A
Resident Days	30,901	35,493	66,890

	Per		% of	Per		% of	Per		% of
	Resident	$/RD	EGI	Resident	$/RD	EGI	Resident	$/RD	EGI

TOTAL NET REVENUES	$37,505	$102.75		$25,443	$69.71		$34,768	$95.26		$29,046	$34,264	$38,878
EXPENSES
General & Administrative	$756	$2.07	2.02%	$1,110	$3.04	3.25%	$1,129	$3.09	3.25%	$1,115	$1,433	$1,889
Payroll (Wages/Salaries)	$11,593	$31.76	30.91%	$8,553	$23.43	23.52%	$8,179	$22.41	23.52%	N/A	N/A	N/A
Payroll Taxes & Benefits	$3,815	$10.45	10.17%	$2,144	$5.88	8.62%	$2,996	$8.21	8.62%	$1,575	$2,068	$3,003
Resident Care	$219	$0.60	0.59%	$609	$1.67	0.82%	$286	$0.78	0.82%	$4,253	$6,123	$7,259
Food Services	$1,786	$4.89	4.76%	$1,207	$3.31	6.32%	$2,196	$6.02	6.32%	$2,704	$3,529	$4,892
Activities	$58	$0.16	0.16%	$58	$0.16	0.53%	$184	$0.50	0.53%	N/A	N/A	N/A
Housekeeping	$119	$0.32	0.32%	$101	$0.28	0.86%	$299	$0.82	0.86%	$532	$815	$1,130
Plant Operations	$644	$1.77	1.72%	$510	$1.40	4.05%	$1,409	$3.86	4.05%	$580	$916	$1,356
Utilities	$1,536	$4.21	4.09%	$1,180	$3.23	5.19%	$1,805	$4.94	5.19%	$1,086	$1,306	$1,526
Marketing/Promotions	$527	$1.44	1.41%	$439	$1.20	1.57%	$546	$1.49	1.57%	$858	$1,349	$2,008
Real Estate Taxes	$705	$1.93	1.88%	$520	$1.43	3.62%	$1,257	$3.45	3.62%	$648	$1,011	$1,597
Insurance	$611	$1.67	1.63%	$400	$1.10	3.32%	$1,154	$3.16	3.32%	$278	$463	$726
ADJUSTED OPERATING EXPENSES	$22,369	$73.84	59.64%	$16,832	$55.56	61.66%	$21,439	$70.77	61.66%	$20,959	$24,058	$29,438
Management Fee	$1,875	$5.14	5.00%	$1,272	$3.49	5.00%	$1,738	$0.00	5.00%	$1,249	$1,713	$2,082
Expense Ratio Before										76%	75%	81%
Reserves	65%			71%			67%
Reserves	—	—	—	—	—	—	—	—		$181	$326	$525

Source: The State of Seniors Housing, 2002, ASHA. (Data is for Assisted Living Facilities)

Note: Each line expense for ASHA derived from seperately sorted data columns and may not add up under totals.

*     All comparable categories based on Actual Unit (Per Resident)

VALUATION SERVICES	93	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

General & Administrative

These costs, for the basis of the subject analysis, include office supplies, licenses/permits, dues/subscriptions, travel/meals, communications/telephone, resident activities and transportation. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$60,767	$559	$1.53	1.79%
2001	$48,649	$399	$1.09	1.14%
2002	$49,075	$407	$1.12	1.05%
2003 Annualized	$42,524	$348	$0.95	0.83%
C&W Forecast	$100,000	$860	$2.36	1.99%

The expense comparables showed expenses for this category from $ 756 to $1,129 per resident (average of $ 999 per resident), while the industry data showed a range from $1,115 to $1,889 per resident (median of $1,433 per resident). The subject’s actual expenses fall towards the lower end of the range of the comparable properties. We believe that a higher cost would be warranted for the property based on the market data. We have forecast Year 1 general and administrative costs at $100,000 or $ 860 per resident.

Payroll (Wages and Salaries)

These costs, for the basis of the subject analysis, include all wage and salary costs for the employees. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$887,467	$8,157	$22.35	26.07%
2001	$986,061	$8,082	$22.14	23.16%
2002	$995,324	$8,260	$22.63	21.29%
2003 Annualized	$1,038,974	$8,504	$23.30	20.22%
C&W Forecast	$1,200,000	$10,323	$28.28	23.90%

The expense comparables showed expenses for this category from $8,179 to $11,593 per resident (average of $9,442 per resident), while no data was provided by the ASHA industry data. The subject’s actual expenses fall towards the lower portion of the comparable range and we believe a slightly higher cost would be reasonable. We have forecast Year 1 wages and salary costs at $1,200,000 or $10,323 per resident.

VALUATION SERVICES	94	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Payroll Taxes and Benefits

These costs, for the basis of the subject analysis, include cost for the employee pension plan, employee incentives, vacation pay, employee benefits and payroll taxes. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$235,443	$2,164	$5.93	6.92%
2001	$358,283	$2,937	$8.05	8.42%
2002	$435,474	$3,614	$9.90	9.31%
2003 Annualized	$427,329	$3,498	$9.58	8.32%
C&W Forecast	$450,000	$3,871	$10.61	8.96%

The expense comparables showed expenses for this category from $2,144 to $3,815 per resident (average of $2,985 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,068 per resident). The subject’s actual expenses fall at the upper end of the range by the comparable properties, but are considered reasonable. We have forecast Year 1 payroll taxes and benefits costs at $450,000 or $3,871 per resident.

Resident Care

This expense is for the costs associated with the personal or assisted living services for the assisted living residents. These include all health care and special needs supplies and related activities, but does not include payroll. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$3,914	$36	$0.10	0.11%
2001	$4,277	$35	$0.10	0.10%
2002	$2,623	$22	$0.06	0.06%
2003 Annualized	$2,357	$19	$0.05	0.05%
C&W Forecast	$30,000	$258	$0.71	0.60%

The expense comparables showed expenses for this category from $ 219 to $ 609 per resident (average of $ 371 per resident), while the industry data showed a range from $4,253 to $7,259 per resident (median of $6,123 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are seen as falling well below the average costs by the comparable properties. As such, we believe a prudent operator

VALUATION SERVICES	95	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

would allocate a higher allowance, especially as over one-half of the subject’s residents are paying for additional resident or personal care. Based on this, we have forecast Year 1 resident care costs at $30,000 or $ 258 per resident.

Food Services

These costs include raw food costs, as well as kitchen supplies. The residents at the subject are provided with three complete meals per day. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$259,960	$2,389	$6.55	7.64%
2001	$249,872	$2,048	$5.61	5.87%
2002	$261,732	$2,172	$5.95	5.60%
2003 Annualized	$280,961	$2,300	$6.30	5.47%
C&W Forecast	$300,000	$2,581	$7.07	5.97%

The expense comparables showed expenses for this category from $1,207 to $2,196 per resident (average of $1,729 per resident), while the industry data showed a range from $2,704 to $4,892 per resident (median of $3,529 per resident). The subject’s actual expenses are bracketed by the expense comparisons. We have forecast Year 1 food services costs at $300,000 or $2,581 per resident.

Activities

This category is for the activities and recreation costs, as well as transportation costs. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$21,697	$199	$0.55	0.64%
2001	$19,486	$160	$0.44	0.46%
2002	$27,327	$186	$0.51	0.48%
2003 Annualized	$24,233	$198	$0.54	0.47%
C&W Forecast	$30,000	$258	$0.71	0.60%

The expense comparables showed expenses for this category from $ 58 to $ 184 per resident (average of $ 100 per resident), while no data was provided by the ASHA industry data. The

VALUATION SERVICES	96	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

subject’s actual expenses fall at the upper end of the range shown by the comparable properties. We have forecast Year 1 activities costs at $30,000 or $ 258 per resident.

Housekeeping/Laundry

This category is for all housekeeping costs, including all supplies requisite to housekeeping and laundry services. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$27,425	$252	$0.69	0.81%
2001	$25,293	$207	$0.57	0.59%
2002	$22,392	$186	$0.51	0.48%
2003 Annualized	$25,448	$208	$0.57	0.50%
C&W Forecast	$30,000	$258	$0.71	0.60%

The expense comparables showed expenses for this category from $ 101 to $ 299 per resident (average of $ 173 per resident), while the industry data showed a range from $ 532 to $1,130 per resident (median of $ 815 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 housekeeping costs at $30,000 or $ 258 per resident.

Plant Operations

These costs include general repairs and maintenance, elevator contracts, supplies and equipment purchases for the facility. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$134,306	$1,234	$3.38	3.95%
2001	$118,592	$972	$2.66	2.79%
2002	$117,734	$977	$2.68	2.52%
2003 Annualized	$112,085	$917	$2.51	2.18%
C&W Forecast	$120,000	$1,032	$2.83	2.39%

VALUATION SERVICES	97	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The expense comparables showed expenses for this category from $ 510 to $1,409 per resident (average of $ 854 per resident), while the industry data showed a range from $ 580 to $1,356 per resident (median of $ 916 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 plant operations costs at $120,000 or $1,032 per resident.

Utilities

This expense is for the annual cost for natural gas, electricity, water/sewer, cable TV and trash removal. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$163,298	$1,501	$4.11	4.80%
2001	$213,837	$1,753	$4.80	5.02%
2002	$204,358	$1,696	$4.65	4.37%
2003 Annualized	$223,238	$1,827	$5.01	4.34%
C&W Forecast	$230,000	$1,978	$5.42	4.58%

The expense comparables showed expenses for this category from $1,180 to $1,805 per resident (average of $1,507 per resident), while the industry data showed a range from $1,086 to $1,526 per resident (median of $1,306 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 utility costs at $230,000 or $1,978 per resident.

Marketing/Promotions

This expense is directly connected to the advertising and marketing of the complex for such things as newspapers and brochures, resident retention, etc. These costs also include the payroll costs of the marketing staff. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	98	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$55,931	$514	$1.41	1.64%
2001	$20,753	$170	$0.47	0.49%
2002	$38,488	$319	$0.88	0.82%
2003 Annualized	$26,139	$214	$0.59	0.51%
C&W Forecast	$40,000	$344	$0.94	0.80%

The expense comparables showed expenses for this category from $ 439 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $ 858 to $2,008 per resident (median of $1,349 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 marketing costs at $40,000 or $ 344 per resident.

Real Estate Taxes

This cost is for the annual real and personal property tax liability for the subject. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$91,063	$837	$2.29	2.68%
2001	$88,310	$724	$1.98	2.07%
2002	$96,542	$801	$2.20	2.06%
2003 Annualized	$103,490	$847	$2.32	2.01%
C&W Forecast	$180,000	$1,548	$4.24	3.58%

The expense comparables showed expenses for this category from $ 520 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $648 to $1,597 per resident (median of $1,011 per resident). Please refer to the Real Estate Taxes and Assessments section of the report for a discussion on how the Year 1 taxes were estimated. We have forecast the Year 1 real estate tax expense at $180,000 or $1,548 per resident and which is based on a market value premise.

Insurance

This cost is for the annual liability insurance for the property. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	99	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$24,182	$222	$0.61	0.71%
2001	$43,372	$355	$0.97	1.02%
2002	$81,621	$677	$1.86	1.75%
2003 Annualized	$80,442	$658	$1.80	1.57%
C&W Forecast	$83,000	$714	$1.96	1.65%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 278 to $ 726 per resident (median of $ 463 per resident). Insurance costs for senior living properties have increased strongly over the last one to two years. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 insurance costs at $83,000 or $ 714 per resident.

Management Fee

The subject is managed by ARV at a rate equal to 5.0 percent of effective gross income. According to data by The 2002 State of Senior Housing Report, the median management fee for congregate living facilities is 5.0 percent, with a general range from 5.0 to 7.0 percent. We have concluded to a 5.0 percent management fee and which equates to a Year 1 expense of $251,063 or $2,160 per resident in our analysis.

Replacement Reserves

Replacement reserves are necessary for replacement of roof covering, mechanical systems, furnishings, appliances, etc. For a facility such as the subject, it is reasonable to deduct one to two percent of net resident revenues for replacement reserves. The ASHA industry data shows a range of reserve unit allowances from $ 181 to $ 525 per unit with a median of $ 326 per unit. In the case of the subject and its date of construction, we have deducted an amount equal to $300 per unit and which equates to a total cost of $37,500 or $ 323 per resident, which is well supported by the industry data.

Expense Summary

Overall, the first year expenses for the subject (including management fees and reserves) are projected at $3,081,563 ($26,508 per resident) and 61.37 percent of effective gross income. The sale comparables indicated expense ratios from 52.75 to 67.95 percent (average of 62.89 percent), while the industry data showed a range from 76 to 81 percent (median of 75 percent). Additionally, the subject has operated at expense ratios ranging from 55.7 to 63.8 percent over the last three years (includes management and reserve allowances).

We note that, according to The Senior Care Acquisition Report 2003, that the average expense ratio for assisted living facilities was 75.8 percent in 2002 and which represented an approximately eight percent increase from 70.4 percent in 2001. The survey noted, however, that many of the properties used in the sampling were troubled which resulted in a higher reported operating expense basis.

VALUATION SERVICES	100	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Furthermore, operating margins for assisted living facilities were reported at 30.8 percent for the median, 18.4 percent for the lower quartile and 34.7 percent for the upper quartile according to the State of Senior Housing Report 2002.

Our conclusion equates to a net operating income per resident of $16,686, which is below the most recent full operating year (2002) of $17,189 per resident. The difference, however, is directly related to our stabilized market occupancy that is lower than that witnessed in 2002, as well as having increased some expense levels to market levels. As such, our expense and resultant net operating income estimate is considered reasonable in light of the historical data. A summary of our Year 1 proforma is presented below.

Valley View Lodge
STABILIZED OPERATING STATEMENT

			Total	PR	PRD	% of EGI

EFFECTIVE GROSS INCOME			$5,021,256	$43,194	$118.34
EXPENSES
General/Administrative			$100,000	$860	$2.36	1.99%
Payroll (Wages)			$1,200,000	$10,323	$28.28	23.90%
Payroll Taxes & Benefits			$450,000	$3,871	$10.61	8.96%
Resident Care			$30,000	$258	$0.71	0.60%
Food Services			$300,000	$2,581	$7.07	5.97%
Activities			$30,000	$258	$0.71	0.60%
Housekeeping/Laundry			$30,000	$258	$0.71	0.60%
Plant Operations			$120,000	$1,032	$2.83	2.39%
Utilities			$230,000	$1,978	$5.42	4.58%
Marketing/Promotions			$40,000	$344	$0.94	0.80%
Real Estate Taxes			$180,000	$1,548	$4.24	3.58%
Insurance			$83,000	$714	$1.96	1.65%

TOTAL OPERATING EXPENSES		55.6%	$2,793,000	$24,026	$65.82	55.62%
Management Fees	5.0%		$251,063	$2,160	$5.92	5.00%
Replacement Reserves	$300		$37,500	$323	$0.88	0.75%

TOTAL EXPENSES			$3,081,563	$26,508	$72.62	61.37%
NET OPERATING INCOME			$1,939,693	$16,686	$45.71	38.63%

(*) Per Actual Resident

Direct Capitalization Rate Analysis

In determining an appropriate capitalization rate, the rates of return have been derived by applying three different methods: market extraction from the sales comparables, our findings reported in The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, Inc., findings from the Senior Care Participants Survey completed by Cushman & Wakefield, Inc., and from Band-of-Investment.

The capitalization rate was determined by analyzing investment rates of return acceptable to buyers. The rate of return on an investment is determined by analyzing several aspects of that

VALUATION SERVICES	101	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

investment and then assigning a risk associated with those aspects. Elements usually considered are:

•	Reliability of the gross income prediction. How certain is it that the income will be forthcoming? Income is more dependable when the property is leased on a long-term basis to financially responsible tenants than when rented on a month-to-month basis to less reliable tenants.

•	Reliability of the expense prediction. Is there great danger of having expenses increase materially, or is there a fair chance that they will remain about the same or even decrease?

•	Expense ratio. If the expenses are low in relation to gross income, the quality of the net income may be better, because a moderate reduction in gross income or a moderate increase in expenses does not affect the net income substantially.

•	Burden of management. Even when real estate management is employed, a property that requires constant attention, because of either maintenance or rent collection problems, is less desirable than one that needs minimal management. A long-term lease that requires a tenant to take care of all repairs and to pay taxes and insurance presents a situation that is relatively free from this burden of management.

•	Marketability of the property. An investment that has marketability and liquidity appeals to a wider group of investors than one lacking those attributes.

•	Stability of value. The value or market price of a piece of real property tends to remain within a narrower range for longer periods of time than do most other commodities.

As described previously, the gross income projected for the property is subject to such uncertainties as competition from other facilities and fluctuations in demand for the subject’s services. Moreover, the subject property has limited marketability and liquidity because a purchaser must have the appropriate operating license from the applicable state regulatory agencies, which limit the number of potential investors and would, in any potential sale of the property, create impediments and delays.

Going-In Capitalization Rate

The first method used to derive the capitalization rate was a review of comparable sales that have occurred in the subject’s regional area. The overall capitalization rates derived from the assisted living facility sales used in the Sales Comparison Approach are summarized below:

VALUATION SERVICES	102	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

CAPITALIZATION RATE SUMMARY

		Date	Year		Capitalization
No.	Property Name	of Sale	Built	Occupancy	Rate

1	Carmel Village	Jan-03	1986	97%	11.14%
2	Emerald Hills	Sep-02	1999	95%	11.19%
3	Mapleride of Laguna Creek	Jan-02	1999	95%	10.55%
4	Woodmark at Summit Ridge	Feb-02	1998	95%	12.94%
5	Aegis of Napa	Jun-01	1999	95%	10.76%
6	Atria Redding	Jul-01	2000	95%	12.50%
Low			1986	95%	10.55%
High			2000	97%	12.94%
Median			1999	95%	11.16%
Average			1997	95%	11.51%

The overall capitalization rates of the comparable sales range from 10.55 to 12.94 percent, with an average indicated of 11.51 percent. These rates are reported to be after management fee and reserves. The capitalization rates reflect actual buyer expectations of existing facilities and are directly applicable to the subject and the spread in the capitalization rates is 239 basis points. Although this is a relatively wide range in rates, the sales nevertheless are felt to provide a good comparison of estimating a market capitalization rate. We believe that based on the market positioning, age, quality and condition of the subject, a capitalization rate in the lower to middle portion of the range would be warranted. From this, we have concluded to a range from 11.00 to 11.50 percent for the subject.

Industry Findings

To further test the capitalization rates, data on assisted living acquisition trends in The Senior Care Acquisition Report, Eighth Edition, 2003, was consulted. The report indicated that after two years of declining capitalization rates for assisted living properties, 2002 saw an increase in rates to a reported average of 12.20 percent. This information is summarized in the graph below.

VALUATION SERVICES	103	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In addition, Cushman & Wakefield, Inc. has surveyed senior care participants regarding their investment parameters for senior housing properties. This recent information has been summarized in the following table.

2003 Participants Survey

			Change From 2002		Change From 2001
		Survey
Property Type	Survey Range	Average	Basis Point	%	Basis Point	%

Capitalization Rates
55+ Senior Apartments	7.00% - 10.25%	8.15%	-7	0.9%	-68	-7.6%
Independent Living	9.00% - 10.50%	9.55%	-5	0.5%	-30	-3.0%
Assisted Living	10.00% - 12.25%	10.85%	-17	1.6%	-8	-7.2%
Skilled Nursing	11.50% - 18.00%	14.15%	16	-1.1%	-61	-4.2%
Continuing Care Retirement Community	9.00% - 11.50%	10.40%	-35	3.4%	-15	-1.4%
Internal Rates of Return
55+ Senior Apartments	9.50% - 15.00%	10.60%	-15	1.4%	-20	-1.8%
Independent Living	10.00% - 15.00%	11.90%	-25	2.1%	-65	-5.7%
Assisted Living	12.00% - 17.00%	15.30%	42	-2.7%	-22	-1.5%
Skilled Nursing	13.00% - 20.00%	16.30%	-25	1.5%	-165	-9.1%
Continuing Care Retirement Community	9.00% - 17.00%	13.00%	-25	1.9%	-135	-9.2%

Source: Senior Care Participants Survey, 2003 by Cushman & Wakefield, Inc.

In reviewing the 2003 survey, capitalization rates for assisted living facilities ranged from 10.00 to 12.25 percent with an average indication of 10.85 percent. This data is seen as being nearly 135 basis points below that reported previously in The Senior Care Acquisition Report, Eighth Edition, 2003. The 2003 C&W survey also shows that capitalization rates have declined slightly over those reported in 2002 and 2001.

VALUATION SERVICES	104	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In choosing the appropriate capitalization rate for the subject, we have considered its location, occupancy, as well as the overall condition and utility of the property. The subject is a mid-sized assisted living facility located in a favorable demographic area in California. The market area is considered to be at an equilibrium basis with no under- or over-supply at this time. Based on the data and characteristics of the subject and marketplace, we believe a capitalization rate of between 11.00 to 11.50 percent to be appropriate for the property.

Band of Investment

The Band of Investment technique accounts for the combination of equity and prevailing financing which are banded together to finance this type of real estate. The rate developed is a weighted average, the weights being percentages of the total value, which are occupied by the mortgage and equity positions.

After surveying several commercial mortgage lenders and consulting the most recent Senior Care Participants Survey, published by Cushman & Wakefield, Inc. and the Senior Care Acquisition Report, published by Irving Levin Associates, it is our opinion that a typical creditworthy owner could obtain financing from a lending source in an amount equal to 75 percent of value at an annual interest rate of 8.50 percent. A typical loan period for this type of real estate ranges from 20 to 30 years. Utilizing a 25-year amortization period at an 8.50 percent interest rate (payable monthly) yields a mortgage constant of 0.0966273.

For a review of investor rates of return, reference is made to the previous table, which showed investment parameters for assisted living properties.

As shown in the table, internal rates of return or equity dividend rates for senior housing properties ranged from 9.50 to 20.00 percent. Independent living facilities fall within the lower to middle portion of the range from 10.00 to 15.0 percent with an average indicated rate of 11.90 percent. Assisted living facilities fall within the middle portion at 12.00 to 17.0 percent with an average indicated rate of 15.30 percent.

Based on the data, we believe a prudent investor in a senior housing property like the subject would accept an initial annual return of between 10 percent and 15 percent of an equity investment in anticipation of a stable income flow and property appreciation over time. From this, and based on the subject’s physical, locational and competitive structure, a rate from within the middle portion of the latter range, or 14.0 percent would be reasonable.

It should be emphasized that the equity dividend rate is not necessarily the same as an equity yield rate or true rate of return on equity capital. The equity dividend rate is an equity capitalization that reflects all benefits that can be recognized by the equity investor as of the date of purchase. The overall capitalization rate is developed as follows:

VALUATION SERVICES	105	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Band of Investment Technique

75.0%	MORTGAGE	X	0.0966273 Mortgage Constant	=	0.0724
25.0%	Equity	X	0.1400 Equity Dividend	=	0.0350

100.0%	Total				0.1074
			OAR = 10.74%

Direct Capitalization Method Conclusion

We estimated a capitalization rate of 10.55 to 12.94 percent through our direct comparison analysis, while the band-of-investment technique correlated to 10.74 percent. Utilizing both methods to develop a capitalization rate, tempered with investor criteria and the specific attributes of the subject, we feel a rate of 11.25 percent is warranted for the property. We note that this rate is applied after reserves. Our conclusion via the Direct Capitalization Method is as follows:

DIRECT CAPITALIZATION METHOD

Net Operating Income	$1,939,693

Sensitivity Analysis (0.25% OAR Spread)	Value	$/Unit

Based on Low-Range of 11.00%	$17,633,575	$141,069
Based on Most Probable Range of 11.25%	$17,241,717	$137,934
Based on High-Range of 11.50%	$16,866,897	$134,935
Reconciled Value	$17,241,717	$137,934
Rounded to nearest $100,000	$17,200,000	$137,600
Value Conclusion:	$17,200,000

VALUATION SERVICES	106	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Valuation Methodology Review and Reconciliation

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The approaches indicated the following values:

Cost Approach	$8,600,000
Sales Comparison Approach:	$16,900,000
Income Capitalization Approach:	$17,200,000

Due to the fact that the subject is an income producing property, investors are primarily concerned with their return on equity. Therefore, the Income Capitalization Approach was given most weight in our final value conclusion. The Sales Comparison and Cost Approaches provide a reasonable check on the value derived via the Income Capitalization Approach.

The Cost Approach provides a reliable estimate of value for proposed or newly constructed improvements. However, as the property ages and obsolescence occurs, it is increasingly difficult to quantify the resultant depreciation. Nonetheless, as the subject represents older construction, the degree of depreciation was moderate and is considered reasonable based on the market data. This approach, however, falls below the indications provided by the Sales Comparison and Income Capitalization Approaches with the difference related to the intrinsic value associated with the going concern of the property. As such, this approach has been given only limited support for our findings via the other two approaches to value.

The Sales Comparison Approach reflects an estimate of value as indicated by the actual sales of assisted living facilities. In this approach, we searched the state for transactions of similar property types. Given that these types of properties are typically purchased based on their income producing capabilities, this approach was useful in providing support for our findings in the Income Capitalization Approach.

The Income Capitalization Approach is typically considered the most appropriate approach to utilize when valuing going concerns such as nursing homes and assisted living facilities. This approach considers the income potential of the property. In our Income Capitalization Approach to value, the anticipated monetary benefits of ownership were converted into a value estimate. Within the Income Capitalization Approach, direct capitalization was used as it is the most common method used by investors and purchasers in acquiring existing and stabilized properties of this nature.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the “as-is” going concern market value of the fee simple estate of the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, on October 7, 2003 was:

SEVENTEEN MILLION DOLLARS

$17,000,000

VALUATION SERVICES	107	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Personal Property Allocation

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be part of the assisted living facility and is typically sold with the building. It is therefore considered to be a part of the property’s total value. FF&E includes the unit and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Based on previous analysis of the subject, we estimated the value of the FF&E as new to be $503,125, including a 15 percent factor for entrepreneurial profit.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject opened in 1976. Based on our physical inspection of the property, we are of the opinion that the property is currently in average physical condition. We have estimated that the subject’s FF&E has a useful life of 10 years and we have estimated the current effective age at 8 years. This equates to an 80 percent depreciation factor, as summarized in the following table.

Furniture, Fixtures and Equipment

Total Value of FF&E As New	$503,125
Physical Life (Yrs)	10
Effective Age (Yrs)	8
Percent Depreciated (%)	80
Percent Value Remaining (%)	20
Depreciated Value	$100,625
Rounded	$100,000

The contributing value of the FF&E is believed to be the cost of the FF&E less its accrued depreciation. This equates to $100,000 rounded.

Business Value (Going Concern)

Assisted living facilities are undisputedly a combination of business and real estate; the day-to-date operation of an assisted living facility represents a business over and above the real estate value. Numerous theories have been developed over time in an attempt to isolate the business component of a senior housing facility.

In our analysis, we have determined the value of the real estate in the Cost Approach to be $8,600,000. As the value of the going concern (Income Capitalization and Sales Comparison Approaches) was determined to be $17,000,000 (which includes the $100,000 in FF&E), this indicates that there is $8,300,000 in business value.

VALUATION SERVICES	108	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Report” means the appraisal or consulting report and conclusions stated therein, or a letter opinion, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Report

“C&W” means Cushman & Wakefield, Inc. or its subsidiary that issued the Report.

“Appraiser(s)” means the employee(s) of C&W who prepared and signed the Report.

The Report has been made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters that are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Report or upon which the Report is based has been gathered from sources the Appraiser assumes to be reliable and accurate. The owner of the Property may have provided some of such information. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Report is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Report.

3.	The opinions are only as of the date stated in the Report. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusions.

4.	The Report is to be used in whole and not in part. No part of the Report shall be used in conjunction with any other analyses. Publication of the Report or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Report may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Report shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W’s prior written consent.

Any authorized user of this Report who provides a copy to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys’ fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Report by any such unauthorized person or entity.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Report assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to

VALUATION SERVICES	109	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Report; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Report is based.

7.	The physical condition of the improvements considered by the Report is based on visual inspection by the Appraiser or other person identified in the Report. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The forecasted potential gross income referred to in the Report may be based on lease summaries provided by the owner or third parties. The Report assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser’s best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Report, envisages for the future in terms of rental rates, expenses, and supply and demand.

10.	Unless otherwise stated in the Report, the existence of potentially hazardous or toxic materials that may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Report, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12.	If the Report is submitted to a lender or investor with the prior approval of C&W, such party should consider this Report as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in this Report.

13.	In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to this Report or this engagement, the maximum damages recoverable shall be the amount of the monies

VALUATION SERVICES	110	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

actually collected by C&W or its affiliates for this Report and under no circumstances shall any claim for consequential damages be made.

14.	If the Report is referred to or included in any offering material or prospectus, the Report shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Report.

15.	By use of this Report each party that uses this Report agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

Extraordinary Assumptions

An extraordinary assumption is defined as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 2).

This appraisal assumes that the property meets the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined as “that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 3).

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	111	ADVISORY GROUP

CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8.	Mark E. Bryant made a personal inspection of the property that is the subject of this report. John M. Vissotzky, MAI, Managing Director, Valuation Advisory Services, reviewed and approved the report but did not inspect the property.

9.	No one provided significant real property appraisal assistance to the persons signing this report.

10.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

11.	As of the date of this report, Appraisal Institute continuing education for John M. Vissotzky, MAI is current.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572

VALUATION SERVICES	112	ADVISORY GROUP

ADDENDA

Addenda Contents

ADDENDUM A:	Letter of Engagement
ADDENDUM B:	Legal Description
ADDENDUM C:	Demographics
ADDENDUM D:	Property Exhibits
ADDENDUM E:	Historical Operating Statements
ADDENDUM F:	Comparable Land Sale Data Sheets
ADDENDUM G:	Comparable Improved Sale Data Sheets
ADDENDUM H:	Qualifications of the Appraisers

VALUATION SERVICES	113	ADVISORY GROUP

ADDENDA

ADDENDUM A: Letter of Engagement

Cushman & Wakefield of Georgia, Inc.
3300 One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
404-853-6351 Tel
404-874-6046 Fax
Norman_LeZotte@Cushwake.com

September 30, 2003

Mr. Douglas Armstrong
General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	12 Assisted Living Facilities
In California and Arizona

Dear Mr. Armstrong:

Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our letter of engagement to provide the services outlined herein.

THE PARTIES TO THIS AGREEMENT: Cushman & Wakefield of Georgia, Inc. Cushman & Wakefield of California, Inc. and Cushman & Wakefield of Arizona, Inc. will prepare the appraisals. We understand that ARV Assisted Living, Inc. (“ARV”) and its affiliates are the clients in this assignment and will be referred to herein, collectively, at times as the “Client” and the report will be addressed to ARV and/or one or more of its affiliates as requested by ARV.

The appraisal will be prepared and submitted to the Client for use only in connection with the proxy solicitation/tender offers filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II and American Retirement Villas Properties III, L.P. (the “Partnerships”). Unless we otherwise consent in writing the appraisal cannot be used (other than in the material related to the proxy solicitation/tender offer referred to above) for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

REPORTING REQUIREMENTS: We have agreed to prepare a Complete Appraisal in a Self-Contained format. The market value of the Fee Simple or Leasehold Interest will be presented As Is. You have also requested that we include the Going Concern Value as of the specified date of value. The valuation methods utilized in these reports will include the Income Approach, Sale Comparison Approach, and Cost Approach if all deemed applicable in producing a credible value estimate. The appraisal reports will be signed by the Appraisal Institute member holding the title of MAI (Member Appraisal Institute). Any appraisal report will

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

contain reliance language to the effect that the report is for the use and benefit of ARV, any of its affiliates, agents, and advisors and that the report and references to the report may be included and quoted in any tender offer or solicitation document (whether electronic or hard copy format) in connection with the transactions involving the Partnership referred to above.

PROPERTY INFORMATION: The twelve subject properties are:

ARV PORTFOLIO

Property	Units	City	State	YR Built	Appraisal fee

Covina Villa	63	Covina	CA	1977	$5,500
Montego Heights Lodge	163	Walnut Creek	CA	1978	$4,500
R.I. Of Burlingame	67	Burlingame	CA	1977	$4,500
R.I. Of Campbell	71	Campbell	CA	1977	$4,500
R.I. Of Daly City	95	Daly City	CA	1975	$4,500
R.I. Of Fremont	68	Fremont	CA	1977	$4,500
R.I. Of Fulletton	68	Fullerton	CA	1974	$4,500
R.I. Of Sunnyvale	120	Sunnyvale	CA	1977	$4,500
Valley View Lodge	125	Walnut Creek	CA	1986	$4,500
Inn @ Willow Glen	83	San Jose	CA	1977	$5,000
Chandler Villas	164	Chandler	AZ	1988	$5,500
Villa Las Posas	123	Camarillo	CA	1997	$5,500

	1,210				$57,500

The entire fee is inclusive of any travel expenses and is a net fee to ARV or its Designated Affiliates

REGULATIONS OF FEDERAL AGENCIES: Federal banking regulations require banks and savings and loan associations to employ appraisers where a FIRREA compliant appraisal must be used in connection with mortgage loans or other transactions involving federally regulated lending institutions, including mortgage bankers/brokers. The appraisal being prepared would comply with the requirements of FIRREA if it were being delivered for use by a federally regulated institution. This appraisal will be prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation, the Standards of Professional Practice and the Code of Ethics of the Appraisal Institute.

STANDARD ASSUMPTIONS AND LIMITING CONDITIONS: Our report will be subject to our standard Assumptions and Limiting Conditions, which will be incorporated into the appraisal. The appraisal report may also be subject to any Extraordinary Assumptions and Hypothetical Conditions.

CONSENT: We understand that you intend to include, in the tender offer/proxy solicitation materials referred to above, a copy of our appraisal report, a description of the report and a summary of the procedures we followed in preparing our report, and our basis for, and the

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

methods we used in arriving at, the conclusions reflected in our report. We agree to assist in the preparation of such description and summary and consent to your inclusion in the tender officer/proxy solicitation material of a copy of the appraisal report and a description and summary reasonably acceptable to use Furthermore, you agree to pay the reasonable fees of our legal counsel for the review of any such description and summary to be included in such material which is the subject of the requested consent.

In the event the Client provides a copy of this appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, ARV hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the use of, or reliance upon, the appraisal by any such unauthorized person or entity. ARV also hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers, and employees harmless from and against all damages, expenses, claims, costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the reliance upon the appraisal by any limited partner of the Partnerships or in connection with the tender offer/proxy solicitation material described herein. Notwithstanding the foregoing, neither ARV nor any of its affiliates shall be required to indemnify or hold harmless C&W, its affiliates or any of their respective shareholders, directors, officers or employees for or against any losses, damages, expenses, claims or costs resulting from the gross negligence, willful misconduct or bad faith of C&W, its affiliates or any of their respective shareholders, directors, officers, or employees. This indemnification shall be binding on ARV, its successors and assigns.

If the Appraisal is referred to or included in any offering material or prospectus, (other than the proxy solicitation/tender offer material referred to above), the Appraisal shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Appraisal.

INFORMATION NEEDED TO COMPLETE THE ASSIGNMENT: We understand that you will provide the following information for our review, if available.

•	Plot Plan/Survey and Legal Description

•	Building plans

•	Original construction and site acquisition costs

•	Cost of any major expansions, modifications or repairs incurred over the past three years/Capital Expense Budget

•	Operating Statements for three previous years plus year-to-date

•	Most recent real estate tax bill or statement

•	Operating Budgets

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

•	Sales history of the subject property over the past three years at a minimum

•	Rent roll

•	On Site Contact – Name and Phone #

When appropriate, we will include graphics such as maps, photographs and charts to assist in visualizing our findings. The final reports will be delivered electronically. We will provide hard copies upon request.

Fee and Schedule of Payment: The fee for this assignment shall be $57,500 in total (please see previous chart for individual fees), payable at the time of transmission of the report electronically or in three (3) bound copies. A retainer equal to fifty percent ($28,750) of the fee shall be paid when you return this engagement letter signed by you below authorizing the assignment to us. The balance of the fee will be due upon delivery of the report. Payment of the fee is not contingent on the appraised value, outcome of the consultation report, a loan closing, or any other prearranged condition.

Additional fees will be charged on an hourly basis for any work which exceeds the scope of this proposal, including performing additional valuation scenarios, additional research and conference calls or meetings with any party which exceed the time allotted for an assignment of this nature. If we are requested to stop working on this assignment, for any reason, prior to our completion of the appraisal, we will be entitled to bill you for the time put in to date at our hourly rates.

Response to Review: We agree to respond to your review of our report within five (5) business days of your communication to us. Correspondingly, you will have twenty-one (21) days from receipt of our report to communicate your review. We reserve the right to bill you for responding to your review beyond this time period.

Authorizing the Assignment and Report Delivery: We agree to complete the assignment within (21) days of receipt of your written authorization to proceed. You may authorize the assignment by signing this letter and returning it to us with the requested retainer.

Responding to Subpoena or Other Judicial Command to Produce Documents: If we receive a subpoena or other judicial command to produce documents or to provide testimony involving this assignment in connection with a lawsuit or proceeding, we will use reasonable efforts to notify you of our receipt of same. However, if we are not a party to these proceedings, you agree to reimburse us for the reasonable out-of-pocket expenses that we incur in responding to any subpoena or judicial command, including reasonable attorneys’ fees, if any, as they are incurred. We will be compensated at the then prevailing hourly rates of the personnel responding to the subpoena or command for testimony.

Limitation on Liability: By signing this agreement, except as may be prohibited by applicable law, Client expressly agrees that its sole and exclusive remedy for any and all losses or damages relating to this agreement shall be limited to the amount of the appraisal fee paid by the Client. In the event that the Client, or any other party entitled to do so, makes a claim against C&W or any of its affiliates or any of their respective officers or employees in connection with or in any way relating to this engagement or the appraisal, the maximum damages recoverable from C&W or any of its affiliates or their respective officers or employees shall be

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

the amount of the monies actually collected by us for this assignment and under no circumstances shall any claim for consequential damages be made.

You acknowledge that any opinions and conclusions expressed by the Cushman & Wakefield professionals during this assignment are representations made as employees and not as individuals. C&W’s responsibility is limited to the client.

Thank you for calling on us to render these services and we look forward to working with you.

Sincerely,

VALUATION SERVICES	ADVISORY GROUP

ADDENDA

ADDENDUM B: Legal Description

All Policy Forms

SCHEDULE   C

The land referred to in this policy is situated in the State of California, County of Contra Costa, City of Walnut Creek, and is described as follows:

PARCEL ONE:

Parcel C of Parcel Map No. LD-182, recorded January 7, 1976, Book 42 of Parcel Maps, Page 17, Contra Costa County Records.

EXCEPTING THEREFROM:

All mineral rights below 500 feet of the surface of the above described property, without right of surface entry, as reserved in the Deed from Rossmoor Corporation, recorded September 24, 1968 in Book 5718, at Page 456, Contra Costa County Records.

PARCEL TWO:

A right of way (not to be exclusive), for use as a roadway for vehicles of all kinds, pedestrians and animals, for water, gas, oil and sewer pipe lines, and for telephone, electric light and power lines, together with the necessary poles or conduits, to carry said lines over, under and upon the northerly 31 feet of the westerly 378.0 feet (right angle measurements) of Parcel Two, as shown on the Parcel Map filed January 9, 1970 in Book 11 of Parcel Maps, at Page 32, Contra Costa County Records.

PARCEL THREE:

Right of way granted in the Deed to Wir Medical Corporation, recorded August 15, 1969 (File No. 58094), as follows:

A right of way (not to be exclusive) for use as a roadway for vehicles of all kinds, pedestrians and animals, for water, gas, oil and sewer pipe lines, and for telephone, television service, electric light and power lines, together with the necessary poles or conduits, as an appurtenance to Parcel One above, over and under a strip of land 31 feet in width, the North line of which is described as follows:

Beginning on the North line of the parcel of land described as Parcel One in the Deed to Golden Rain Foundation of Walnut Creek, recorded September 27, 1968 in Volume 5718 of Official Records, at Page 456, distant thereon North 82° 43’ 21” West, 514.25 feet from the northeast corner thereof; thence from said point of beginning along the North line of said Parcel One, (5718 OR 456); North 82° 43’ 21” West, 350.18 feet to the Northwest corner thereof.

FIRST AMERICAN TITLE

The above right of way is to terminate on the West by the West line of said Parcel One, (5718 OR 456), and on the East by the West line of Parcel Two above.

PARCEL FOUR:

An easement for pedestrians and vehicular access, ingress & egress over that portion of the Rancho San Ramon, in the City of Walnut Creek, County of Contra Costa, State of California, described as follows:

Commencing at the northwest corner of the parcel of land described as Parcel One in the-Deed from Rossmoor Corporation to Golden Rain Foundation of Walnut Creek, recorded September 27, 1968, in Book 5718, Page 456, of Official Records; thence along the southerly line of the parcel of land described in the Deed to Safecare Company Inc., recorded February 28, 1972, in Book 6594 of Official Records at Page 742, South 82° 43’ 21” East, 393.72 feet to the true point of beginning of the hereinafter description; thence continuing along said southerly line (6594 OR 742) South 82° 43’ 21” East 88.64 feet to the westerly line of the parcel of land described in the Deed to Valley View Lodge at Rossmoor, recorded January 27, 1975 in Book 7418 of Official Records at Page 291; thence along said westerly line (7418 OR 291) North 7° 16’ 39” East, 29.00 feet; thence North 82° 43’ 21” West, 91.22 feet to a point of non-tangent curvature; thence southeasterly, southerly and southwesterly along the arc of a 42.00 foot radius non-tangent curve concave to the West the radial bearing of which being North 71° 53’ 56” East, through a central angle of 40° 33’ 36”, a distance of 29.73 feet to the true point of beginning.

PARCEL FIVE:

An easement for pedestrian and vehicular access, ingress & egress over tha-portion of Parcels A & B of Map recorded January 7, 1976 in Volume 42 of Parcel Maps at Page 17 designated as “Private Street and Non-Exclusive Right of Way” on said Map.

A.P. No.: 189-040-045

FIRST AMERICAN TITLE

ADDENDA

ADDENDUM C: Demographics

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	72,381		73,525		76,684
Age 45 - 54	11,250	15.54%	11,824	16.08%	13,029	16.99%
Age 55 - 59	4,122	5.69%	4,558	6.20%	5,428	7.08%
Age 60 - 64	3,104	4.29%	3,286	4.47%	4,071	5.31%
Age 65 - 69	2,851	3.94%	2,797	3.80%	3,134	4.09%
Age 70 - 74	3,501	4.84%	3,386	4.60%	3,211	4.19%
Age 75 - 79	4,032	5.57%	3,891	5.29%	3,723	4.86%
Age 80 - 84	3,321	4.59%	3,417	4.65%	3,441	4.49%
Age 85 and over	3,342	4.62%	3,535	4.81%	3,895	5.08%
Age 55 and over	24,272	33.53%	24,870	33.83%	26,902	35.08%
Age 65 and over	17,047	23.55%	17,026	23.16%	17,404	22.70%
Total Population, Male	33,706		34,237		35,745
Age 45 - 54	5,386	15.98%	5,656	16.52%	6,240	17.46%
Age 55 - 59	1,979	5.87%	2,200	6.43%	2,617	7.32%
Age 60 - 64	1,474	4.37%	1,555	4.54%	1,941	5.43%
Age 65 - 69	1,218	3.61%	1,197	3.50%	1,347	3.77%
Age 70 - 74	1,417	4.20%	1,374	4.01%	1,314	3.68%
Age 75 - 79	1,550	4.60%	1,499	4.38%	1,428	3.99%
Age 80 - 84	1,207	3.58%	1,240	3.62%	1,251	3.50%
Age 85 and over	961	2.85%	985	2.88%	1,095	3.06%
Age 55 and over	9,806	29.09%	10,050	29.35%	10,992	30.75%
Age 65 and over	6,353	18.85%	6,295	18.39%	6,434	18.00%
Total Population, Female	38,675		39,288		40,939
Age 45 -54	5,864	15.16%	6,168	15.70%	6,789	16.58%
Age 55 - 59	2,143	5.54%	2,358	6.00%	2,811	6.87%
Age 60 - 64	1,630	4.21%	1,732	4.41%	2,130	5.20%
Age 65 - 69	1,633	4.22%	1,599	4.07%	1,787	4.37%
Age 70 - 74	2,084	5.39%	2,012	5.12%	1,897	4.63%
Age 75 - 79	2,483	6.42%	2,392	6.09%	2,296	5.61%
Age 80 - 84	2,113	5.46%	2,178	5.54%	2,190	5.35%
Age 85 and over	2,381	6.16%	2,550	6.49%	2,800	6.84%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 1 of 24

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	14,466	37.40%	14,821	37.72%	15,910	38.86%
Age 65 and over	10,693	27.65%	10,732	27.32%	27.32	26.79%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 2 of 24

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	62,690		63,123		64,355
Age 65 and over	16,189	25.82%	16,112	25.52%	16,306	25.34%
Black or African American Alone	626		656		737
Age 65 and over	67	10.78%	77	11.79%	92	12.49%
American Indian and Alaska Native Alone	224		238		283
Age 65 and over	18	7.92%	18	7.45%	21	7.35%
Asian Alone	5,432		5,881		6,958
Age 65 and over	602	11.08%	637	10.83%	762	10.95%
Native Hawaiian and Other Pacific Islander Alone	85		90		111
Age 65 and over	7	8.43%	10	10.94%	12	10.38%
Some Other Race Alone	1,162		1,264		1,519
Age 65 and over	49	4.18%	50	3.93%	64	4.21%
Two or More Races	2,161		2,272		2,722
Age 65 and over	115	5.30%	123	5.40%	147	5.40%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	3,806		3,977		4,483
Age 65 and over	266	6.99%	281	7.07%	310	6.91%
Not Hispanic or Latino	68,575		69,548		72,201
Age 65 and over	16,781	24.47%	16,745	24.08%	17,094	23.68%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	3,768		4,608		5,488
Income less than $15,000	290	7.70%	165	3.58%	140	2.55%
Income $15,000 - $24,999	328	8.72%	187	4.05%	141	2.57%
Income $25,000 - $34,999	442	11.72%	232	5.04%	248	4.53%
Income $35,000 - $49,999	698	18.52%	429	9.30%	395	7.20%
Income $50,000 - $74,999	878	23.31%	791	17.17%	771	14.05%
Income $75,000 - $99,999	531	14.10%	663	14.38%	767	13.98%
Income $100,000 - $149,999	397	10.54%	965	20.93%	1,151	20.98%
Income $150,000 - $249,999	140	3.73%	865	18.78%	1,067	19.44%
Income $250,000 - $499,999	60	1.58%	221	4.80%	619	11.28%
Income $500,000 and more	30	0.80%	91	1.98%	188	3.43%
Median Household Income	53,982		93,910		112,240

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 3 of 24

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 4 of 24

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	2,441		1,743		1,926
Income less than $15,000	289	11.83%	108	6.20%	87	4.54%
Income $15,000 - $24,999	381	15.62%	113	6.51%	99	5.13%
Income $25,000 - $34,999	388	15.89%	189	10.85%	152	7.88%
Income $35,000 - $49,999	434	17.77%	265	15.18%	253	13.11%
Income $50,000 - $74,999	452	18.52%	381	21.85%	361	18.77%
Income $75,000 - $99,999	238	9.77%	271	15.55%	332	17.25%
Income $100,000 - $149,999	122	5.00%	216	12.41%	327	16.96%
Income $150,000 - $249,999	42	1.73%	155	8.90%	194	10.10%
Income $250,000 - $499,999	13	0.53%	36	2.04%	100	5.19%
Income $500,000 and more	3	0.12%	9	0.50%	21	1.07%
Median Household Income	39,234		62,861		75,901
Householder Age 70 - 74	2,285		2,145		2,017
Income less than $15,000	331	14.49%	138	6.43%	95	4.73%
Income $15,000 - $24,999	413	18.06%	150	7.01%	104	5.14%
Income $25,000 - $34,999	404	17.67%	258	12.05%	180	8.92%
Income $35,000 - $49,999	453	19.81%	339	15.79%	289	14.34%
Income $50,000 - $74,999	440	19.24%	483	22.51%	394	19.56%
Income $75,000 - $99,999	218	9.52%	313	14.60%	341	16.91%
Income $100,000 - $149,999	119	5.22%	258	12.03%	326	16.14%
Income $150,000 - $249,999	41	1.80%	155	7.25%	180	8.93%
Income $250,000 - $499,999	13	0.57%	38	1.75%	85	4.20%
Income $500,000 and more	4	0.18%	12	0.57%	23	1.13%
Median Household Income	37,318		59,679		71,551
Householder Age 75 - 79	2,246		2,691		2,552
Income less than $15,000	461	20.52%	276	10.24%	182	7.11%
Income $15,000 - $24,999	403	17.94%	307	11.40%	225	8.83%
Income $25,000 - $34,999	399	17.79%	335	12.45%	308	12.07%
Income $35,000 - $49,999	426	18.97%	450	16.74%	378	14.80%
Income $50,000 - $74,999	294	13.10%	612	22.75%	514	20.13%
Income $75,000 - $99,999	101	4.50%	327	12.16%	394	15.44%
Income $100,000 - $149,999	65	2.89%	234	8.71%	322	12.62%
Income $150,000 - $249,999	27	1.19%	104	3.86%	153	6.00%
Income $250,000 - $499,999	13	0.57%	30	1.10%	54	2.13%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 5 of 24

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	5	0.21%	15	0.57%	22	0.86%
Median Household Income	30,812		49,218		58,949

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 6 of 24

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	1,752		2,378		2,391
Income less than $15,000	396	22.62%	261	10.99%	179	7.47%
Income $15,000 - $24,999	324	18.50%	272	11.44%	219	9.15%
Income $25,000 - $34,999	334	19.05%	318	13.37%	293	12.26%
Income $35,000 - $49,999	331	18.92%	413	17.37%	382	15.97%
Income $50,000 - $74,999	230	13.16%	508	21.38%	465	19.45%
Income $75,000 - $99,999	81	4.61%	264	11.10%	345	14.44%
Income $100,000 - $149,999	57	3.25%	196	8.25%	287	12.01%
Income $150,000 - $249,999	23	1.29%	106	4.46%	140	5.87%
Income $250,000 - $499,999	10	0.55%	27	1.15%	60	2.51%
Income $500,000 and more	3	0.15%	12	0.50%	21	0.87%
Median Household Income	30,165		47,240		56,652
Householder Age 85 and over	1,409		2,340		2,578
Income less than $15,000	325	23.04%	312	13.34%	236	9.16%
Income $15,000 - $24,999	257	18.23%	269	11.48%	249	9.66%
Income $25,000 - $34,999	240	17.06%	330	14.09%	322	12.49%
Income $35,000 - $49,999	240	17.07%	428	18.28%	438	17.01%
Income $50,000 - $74,999	158	11.23%	478	20.42%	503	19.50%
Income $75,000 - $99,999	46	3.24%	247	10.54%	358	13.87%
Income $100,000 - $149,999	34	2.42%	177	7.58%	293	11.35%
Income $150,000 - $249,999	10	0.74%	67	2.88%	116	4.50%
Income $250,000 - $499,999	9	0.67%	16	0.68%	40	1.57%
Income $500,000 and more	4	0.30%	17	0.72%	23	0.88%
Median Household Income	28,340		44,060		52,137

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 7 of 24

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	31,028		33,694		34,910
Income less than $15,000	3,079	9.92%	1,743	5.17%	1,277	3.66%
Income $15,000 -$24,999	3,573	11.52%	1,789	5.31%	1,379	3.95%
Income $25,000 - $34,999	4,252	13.70%	2,557	7.59%	2,184	6.26%
Income $35,000 - $49,999	5,590	18.02%	4,121	12.23%	3,420	9.80%
Income $50,000 - $74,999	6,346	20.45%	6,570	19.50%	5,768	16.52%
Income $75,000 - $99,999	3,794	12.23%	4,965	14.74%	5,284	15.14%
Income $100,000 - $149,999	2,923	9.42%	5,475	16.25%	6,579	18.84%
Income $150,000 -$249,999	1,015	3.27%	4,826	14.32%	5,195	14.88%
Income $250,000 - $499,999	383	1.24%	1,192	3.54%	2,951	8.45%
Income $500,000 and more	149	0.48%	456	1.35%	873	2.50%
Average Household Income	$61,116		$101,803		$122,535
Median Household Income	$47,473		$75,335		$91,212
Per Capita Income	$28,183		$46,920		$55,795

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	15,105		16,402		16,969
Value less than $25,000	22	0.14%	14	0.09%	10	0.06%
Value $25,000 - $49,999	50	0.33%	29	0.18%	23	0.13%
Value $50,000 - $74,999	196	1.30%	55	0.33%	38	0.22%
Value $75,000 - $99,999	248	1.64%	187	1.14%	111	0.66%
Value $100,000 - $149,999	520	3.45%	359	2.19%	327	1.93%
Value $150,000 - $199,999	1,221	8.08%	404	2.46%	279	1.65%
Value $200,000 - $299,999	4,838	32.03%	1,868	11.39%	1,059	6.24%
Value $300,000 - $399,999	4,196	27.78%	3,415	20.82%	2,298	13.54%
Value $400,000 - $499,999	1,959	12.97%	3,443	20.99%	2,934	17.29%
Value $500,000 Or More	1,855	12.28%	6,628	40.41%	9,891	58.29%
Median Specified Owner-Occupied Housing Unit Value	310,913		454,371		571,252

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 8 of 24

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	565		567		569
Correctional Institutions	0	0.00%	0	0.00%	0	0.00%
Nursing Homes	547	96.81%	549	96.82%	551	96.83%
Other Institutions	18	3.19%	18	3.18%	18	3.17%
Noninstitutionalized	693		693		696

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	23,025	23,309	24,002
Renter Occupied	10,174	10,385	10,908

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	15,145
In Family Households	9,077	59.93%
Householder	4,834	31.92%
Spouse	3,788	25.01%
Other relative	437	2.89%
Non-Relative	17	0.11%
In Group Quarters	677	4.47%
Institutionalized	677	4.47%
Other	0	0.00%
In Non-Family Households	5,391	35.60%
Male Householder	837	5.53%
Living Alone	738	4.88%
Not Living Alone	99	0.65%
Female Householder	4,422	29.20%
Living Alone	4,327	28.57%
Not Living Alone	95	0.63%
Non-Relative	131	0.87%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 9 of 24

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	15,322		4,218
Less than 20%	7,116	46.45%	2,857	67.72%
20 to 24%	1,955	12.76%	353	8.36%
25 to 29%	1,749	11.42%	228	5.39%
30 to 34%	1,163	7.59%	162	3.83%
35% or more	3,278	21.39%	597	14.15%
Not Computed	60	0.39%	23	0.55%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	9,613		1,690
Less than 20%	2,543	26.45%	223	13.17%
20 to 24%	1,702	17.70%	185	10.94%
25 to 29%	1,163	12.10%	100	5.89%
30 to 34%	955	9.94%	167	9.91%
35% or more	3,010	31.31%	921	54.49%
Not Computed	240	2.50%	95	5.60%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	21,432	68.99%	8,467	83.36%
Renter Occupied Units	9,635	31.01%	1,690	16.64%
Complete Plumbing Facilities	31,026	99.87%	10,148	99.92%
Lacking Plumbing Facilities	42	0.13%	0	0.00%
With Telephone	30,924	99.54%	10,130	99.74%
No Telephone	147	0.47%	22	0.22%
One or more Vehicles	29,021	93.41%	8,630	84.97%
No Vehicles Available	2,046	6.59%	1,518	14.95%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 10 of 24

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	31,106		4,799		5,305
Married Couple Family	15,861	50.99%	2,607	54.33%	1,822	34.35%
Other Family	2,474	7.95%	203	4.22%	207	3.90%
Male Householder	654	2.10%	45	0.95%	46	0.87%
Female Householder	1,820	5.85%	157	3.28%	161	3.03%
Non-Family	12,771	41.06%	1,989	41.44%	3,276	61.75%
Householder Living Alone	10,490	33.72%	1,873	39.04%	3,197	60.26%
Householder not Living Alone	2,281	7.33%	116	2.41%	79	1.49%
Above Poverty	29,925	96.20%	4,628	96.45%	5,001	94.26%
Married Couple Family	15,613	50.19%	2,579	53.75%	1,791	33.75%
Other Family	2,335	7.51%	203	4.22%	202	3.81%
Male Householder	633	2.04%	45	0.95%	46	0.87%
Female Householder	1,701	5.47%	157	3.28%	156	2.94%
Non-Family	11,978	38.51%	1,846	38.47%	3,008	56.69%
Householder Living Alone	9,807	31.53%	1,749	36.45%	2,933	55.28%
Householder not Living Alone	2,171	6.98%	97	2.02%	75	1.41%
Below Poverty	1,181	3.80%	171	3.55%	305	5.74%
Married Couple Family	248	0.80%	28	0.58%	31	0.59%
Other Family	139	0.45%	0	0.00%	5	0.09%
Male Householder	20	0.07%	0	0.00%	0	0.00%
Female Householder	119	0.38%	0	0.00%	5	1.86%
Non-Family	793	2.55%	143	2.97%	268	5.06%
Householder Living Alone	683	2.20%	124	2.58%	264	4.98%
Householder not Living Alone	110	0.35%	19	0.39%	4	0.08%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 11 of 24

Senior Life Report
Area(s): Radius 3.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	56,180		14,454		6,985
With Mblty or Care Lmts	3,184	5.67%	2,043	14.13%	1,469	21.03%
Mobility Limits Only	1,176	2.09%	855	5.91%	647	9.26%
Self Care Limits Only	1,024	1.82%	491	3.39%	289	4.14%
Both Limits	985	1.75%	697	4.82%	534	7.64%
No Mblty or Care Limits	52,996	94.33%	12,411	85.87%	5,516	78.97%
With a Work Disability	5,526	9.84%	3,246	22.46%
In Labor Force	1,252	2.23%	126	0.87%
Employed	1,183	2.11%	124	0.86%
Unemployed	69	0.12%	2	0.01%
Not in Labor Force	4,273	7.61%	3,120	21.59%
Prevented from Working	3,364	5.99%	2,553	17.66%
Not Prevented from Wrk	909	1.62%	568	3.93%
No Work Disability	50,655	90.16%	11,206	77.53%
In Labor Force	34,049	60.61%	1,519	10.51%
Employed	33,136	58.98%	1,455	10.07%
Unemployed	913	1.63%	64	0.44%
Not in Labor Force	16,606	29.56%	9,687	67.02%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 12 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	163,333		165,802		172,672
Age 45 - 54	26,694	16.34%	28,021	16.90%	30,692	17.77%
Age 55 - 59	9,885	6.05%	10,912	6.58%	12,987	7.52%
Age 60 - 64	7,519	4.60%	7,942	4.79%	9,862	5.71%
Age 65 - 69	6,596	4.04%	6,529	3.94%	7,288	4.22%
Age 70 - 74	6,891	4.22%	6,677	4.03%	6,388	3.70%
Age 75 - 79	6,989	4.28%	6,779	4.09%	6,556	3.80%
Age 80 - 84	5,097	3.12%	5,291	3.19%	5,373	3.11%
Age 85 and over	5,022	3.07%	5,360	3.23%	5,944	3.44%
Age 55 and over	47,997	29.39%	49,490	29.85%	54,399	31.50%
Age 65 and over	30,594	18.73%	30,636	18.48%	31,549	18.27%
Total Population, Male	77,623		78,713		81,982
Age 45 - 54	12,839	16.54%	13,441	17.08%	14,745	17.99%
Age 55 - 59	4,756	6.13%	5,272	6.70%	6,257	7.63%
Age 60 - 64	3,566	4.59%	3,749	4.76%	4,686	5.72%
Age 65 - 69	3,030	3.90%	3,005	3.82%	3,353	4.09%
Age 70 - 74	2,967	3.82%	2,890	3.67%	2,778	3.39%
Age 75 - 79	2,855	3.68%	2,785	3.54%	2,693	3.29%
Age 80 - 84	1,935	2.49%	2,003	2.54%	2,035	2.48%
Age 85 and over	1,425	1.84%	1,458	1.85%	1,631	1.99%
Age 55 and over	20,534	26.45%	21,163	26.89%	23,433	28.58%
Age 65 and over	12,212	15.73%	12,142	15.43%	12,490	15.23%
Total Population, Female	85,710		87,089		90,690
Age 45 - 54	13,855	16.17%	14,579	16.74%	15,947	17.58%
Age 55 - 59	5,128	5.98%	5,640	6.48%	6,729	7.42%
Age 60 - 64	3,953	4.61%	4,193	4.81%	5,177	5.71%
Age 65 - 69	3,565	4.16%	3,524	4.05%	3,935	4.34%
Age 70 - 74	3,924	4.58%	3,787	4.35%	3,610	3.98%
Age 75 - 79	4,134	4.82%	3,993	4.59%	3,863	4.26%
Age 80 - 84	3,162	3.69%	3,288	3.78%	3,339	3.68%
Age 85 and over	3,597	4.20%	3,901	4.48%	4,313	4.76%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 13 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	27,463	32.04%	28,327	32.53%	30,966	34.14%
Age 65 and over	18,382	21.45%	18,494	21.24%	21.24	21.02%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 14 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	137,384		138,102		140,267
Age 65 and over	28,617	20.83%	28,554	20.68%	29,086	20.74%
Black or African American Alone	1,766		1,870		2,136
Age 65 and over	145	8.20%	155	8.28%	183	8.56%
American Indian and Alaska Native Alone	492		518		616
Age 65 and over	25	5.05%	25	4.79%	28	4.60%
Asian Alone	14,786		15,843		18,385
Age 65 and over	1,400	9.47%	1,465	9.25%	1,712	9.31%
Native Hawaiian and Other Pacific Islander Alone	237		249		293
Age 65 and over	13	5.49%	16	6.44%	19	6.50%
Some Other Race Alone	3,074		3,358		4,047
Age 65 and over	123	4.02%	137	4.08%	184	4.54%
Two or More Races	5,593		5,862		6,928
Age 65 and over	270	4.83%	284	4.85%	338	4.87%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	9,830		10,308		11,702
Age 65 and over	664	6.75%	702	6.81%	789	6.75%
Not Hispanic or Latino	153,504		155,494		160,970
Age 65 and over	29,930	19.50%	29,934	19.25%	30,760	19.11%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	9,213		10,838		12,934
Income less than $15,000	544	5.90%	271	2.50%	221	1.71%
Income $15,000 - $24,999	744	8.08%	412	3.80%	298	2.30%
Income $25,000 - $34,999	863	9.36%	567	5.23%	574	4.44%
Income $35,000 - $49,999	1,495	16.22%	903	8.33%	881	6.81%
Income $50,000 - $74,999	2,251	24.43%	1,717	15.84%	1,683	13.01%
Income $75,000 - $99,999	1,363	14.79%	1,601	14.78%	1,729	13.37%
Income $100,000 - $149,999	1,244	13.50%	2,291	21.14%	2,714	20.99%
Income $150,000 - $249,999	485	5.26%	2,214	20.43%	2,696	20.85%
Income $250,000 - $499,999	182	1.97%	623	5.75%	1,620	12.53%
Income $500,000 and more	77	0.83%	239	2.20%	517	4.00%
Median Household Income	60,851		99,189		119,936

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 15 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 16 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	4,930		3,954		4,352
Income less than $15,000	542	11.00%	212	5.36%	158	3.62%
Income $15,000 - $24,999	696	14.13%	257	6.49%	211	4.85%
Income $25,000 - $34,999	765	15.51%	377	9.52%	328	7.54%
Income $35,000 - $49,999	940	19.08%	538	13.61%	512	11.76%
Income $50,000 - $74,999	870	17.64%	890	22.51%	826	18.98%
Income $75,000 - $99,999	504	10.21%	608	15.39%	738	16.95%
Income $100,000 - $149,999	247	5.01%	548	13.85%	752	17.27%
Income $150,000 - $249,999	94	1.91%	397	10.03%	503	11.55%
Income $250,000 - $499,999	35	0.71%	92	2.34%	258	5.93%
Income $500,000 and more	12	0.24%	36	0.90%	67	1.54%
Median Household Income	40,555		66,671		79,793
Householder Age 70 - 74	3,896		4,101		3,880
Income less than $15,000	558	14.33%	239	5.82%	156	4.03%
Income $15,000 - $24,999	669	17.18%	293	7.14%	201	5.19%
Income $25,000 - $34,999	655	16.82%	432	10.52%	318	8.19%
Income $35,000 - $49,999	786	20.18%	582	14.20%	494	12.74%
Income $50,000 - $74,999	716	18.37%	918	22.37%	743	19.15%
Income $75,000 - $99,999	408	10.47%	596	14.53%	643	16.57%
Income $100,000 - $149,999	204	5.25%	551	13.44%	643	16.57%
Income $150,000 - $249,999	76	1.94%	365	8.89%	418	10.77%
Income $250,000 - $499,999	32	0.83%	89	2.18%	202	5.21%
Income $500,000 and more	10	0.26%	37	0.90%	61	1.58%
Median Household Income	38,316		63,739		76,069
Householder Age 75 - 79	3,248		4,508		4,318
Income less than $15,000	784	24.14%	506	11.22%	330	7.65%
Income $15,000 - $24,999	616	18.98%	519	11.52%	410	9.49%
Income $25,000 - $34,999	571	17.59%	516	11.44%	480	11.12%
Income $35,000 - $49,999	569	17.52%	754	16.73%	616	14.26%
Income $50,000 - $74,999	384	11.83%	951	21.09%	857	19.84%
Income $75,000 - $99,999	151	4.66%	538	11.94%	615	14.24%
Income $100,000 - $149,999	100	3.07%	398	8.83%	535	12.40%
Income $150,000 - $249,999	38	1.17%	226	5.01%	299	6.94%
Income $250,000 - $499,999	17	0.53%	57	1.26%	121	2.80%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 17 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	10	0.32%	44	0.97%	55	1.27%
Median Household Income	28,846		49,166		59,408

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 18 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	2,335		3,537		3,573
Income less than $15,000	632	27.07%	428	12.10%	287	8.03%
Income $15,000 - $24,999	451	19.33%	430	12.15%	352	9.86%
Income $25,000 - $34,999	425	18.20%	433	12.25%	430	12.04%
Income $35,000 - $49,999	415	17.76%	602	17.02%	526	14.73%
Income $50,000 - $74,999	278	11.91%	714	20.18%	692	19.38%
Income $75,000 - $99,999	101	4.34%	383	10.83%	489	13.69%
Income $100,000 - $149,999	79	3.39%	290	8.19%	413	11.56%
Income $150,000 - $249,999	33	1.41%	183	5.16%	233	6.52%
Income $250,000 - $499,999	11	0.46%	52	1.46%	109	3.04%
Income $500,000 and more	7	0.28%	24	0.67%	41	1.15%
Median Household Income	28,094		46,885		56,872
Householder Age 85 and over	1,939		3,165		3,511
Income less than $15,000	537	27.69%	453	14.30%	339	9.64%
Income $15,000 - $24,999	371	19.15%	400	12.64%	368	10.49%
Income $25,000 - $34,999	319	16.45%	419	13.25%	437	12.46%
Income $35,000 - $49,999	298	15.40%	560	17.70%	561	15.98%
Income $50,000 - $74,999	194	10.01%	600	18.96%	665	18.95%
Income $75,000 - $99,999	64	3.31%	326	10.30%	459	13.08%
Income $100,000 - $149,999	49	2.55%	230	7.26%	387	11.03%
Income $150,000 - $249,999	17	0.87%	120	3.78%	178	5.07%
Income $250,000 - $499,999	12	0.64%	34	1.09%	79	2.25%
Income $500,000 and more	5	0.27%	23	0.73%	37	1.06%
Median Household Income	25,784		43,262		51,896

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 19 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	63,949		70,007		72,753
Income less than $15,000	5,842	9.14%	3,253	4.65%	2,351	3.23%
Income $15,000 - $24,999	6,335	9.91%	3,460	4.94%	2,724	3.74%
Income $25,000 - $34,999	7,837	12.25%	4,555	6.51%	3,916	5.38%
Income $35,000 - $49,999	10,862	16.98%	7,749	11.07%	6,312	8.68%
Income $50,000 - $74,999	13,615	21.29%	13,067	18.67%	11,426	15.71%
Income $75,000 - $99,999	8,529	13.34%	10,387	14.84%	10,647	14.63%
Income $100,000 - $149,999	6,977	10.91%	12,140	17.34%	13,998	19.24%
Income $150,000 - $249,999	2,620	4.10%	11,161	15.94%	12,027	16.53%
Income $250,000 - $499,999	1,012	1.58%	2,971	4.24%	7,043	9.68%
Income $500,000 and more	431	0.67%	1,263	1.80%	2,309	3.17%
Average Household Income	$66,451		$110,271		$132,864
Median Household Income	$52,122		$82,023		$97,651
Per Capita Income	$27,919		$47,237		$56,608

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	36,530		39,762		41,238
Value less than $25,000	47	0.13%	23	0.06%	14	0.03%
Value $25,000 - $49,999	110	0.30%	71	0.18%	53	0.13%
Value $50,000 - $74,999	281	0.77%	105	0.26%	91	0.22%
Value $75,000 - $99,999	410	1.12%	255	0.64%	154	0.37%
Value $100,000 - $149,999	1,247	3.41%	606	1.52%	484	1.17%
Value $150,000 - $199,999	3,165	8.66%	947	2.38%	569	1.38%
Value $200,000 - $299,999	10,918	29.89%	4,877	12.26%	2,731	6.62%
Value $300,000 - $399,999	9,835	26.92%	8,020	20.17%	5,755	13.96%
Value $400,000 - $499,999	5,417	14.83%	7,949	19.99%	6,844	16.60%
Value $500,000 Or More	5,101	13.96%	16,910	42.53%	24,543	59.51%
Median Specified Owner-Occupied Housing Unit Value	321,243		462,642		579,972

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 20 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	1,039		1,042		1,046
Correctional Institutions	0	0.00%	0	0.00%	0	0.00%
Nursing Homes	1,021	98.27%	1,024	98.27%	1,028	98.28%
Other Institutions	18	1.73%	18	1.73%	18	1.72%
Noninstitutionalized	2,498		2,502		2,511

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	48,948	49,642	51,355
Renter Occupied	19,954	20,365	21,398

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	25,731
In Family Households	16,421	63.82%
Householder	8,653	33.63%
Spouse	6,669	25.92%
Other relative	1,040	4.04%
Non-Relative	59	0.23%
In Group Quarters	1,399	5.44%
Institutionalized	1,399	5.44%
Other	0	0.00%
In Non-Family Households	7,911	30.75%
Male Householder	1,319	5.12%
Living Alone	1,178	4.58%
Not Living Alone	140	0.55%
Female Householder	6,370	24.76%
Living Alone	6,199	24.09%
Not Living Alone	171	0.67%
Non-Relative	223	0.87%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 21 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	37,001		8,718
Less than 20%	17,086	46.18%	6,070	69.63%
20 to 24%	4,662	12.60%	775	8.89%
25 to 29%	4,036	10.91%	419	4.81%
30 to 34%	3,211	8.68%	331	3.80%
35% or more	7,868	21.27%	1,069	12.26%
Not Computed	138	0.37%	54	0.62%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	18,275		2,904
Less than 20%	4,762	26.06%	336	11.58%
20 to 24%	2,986	16.34%	289	9.94%
25 to 29%	2,466	13.49%	202	6.95%
30 to 34%	1,858	10.17%	287	9.89%
35% or more	5,804	31.76%	1,645	56.63%
Not Computed	399	2.18%	145	5.01%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	45,557	71.31%	13,520	82.34%
Renter Occupied Units	18,330	28.69%	2,900	17.66%
Complete Plumbing Facilities	63,782	99.84%	16,415	99.97%
Lacking Plumbing Facilities	105	0.16%	0	0.00%
With Telephone	63,655	99.64%	16,381	99.76%
No Telephone	235	0.37%	36	0.22%
One or more Vehicles	60,858	95.26%	14,242	86.74%
No Vehicles Available	3,029	4.74%	2,171	13.22%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 22 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	64,060		8,816		7,536
Married Couple Family	36,296	56.66%	5,150	58.42%	2,706	35.90%
Other Family	5,683	8.87%	442	5.02%	359	4.76%
Male Householder	1,636	2.55%	117	1.32%	78	1.04%
Female Householder	4,047	6.32%	326	3.69%	281	3.72%
Non-Family	22,081	34.47%	3,224	36.57%	4,472	59.34%
Householder Living Alone	17,682	27.60%	3,026	34.32%	4,356	57.80%
Householder not Living Alone	4,399	6.87%	198	2.25%	116	1.53%
Above Poverty	61,730	96.36%	8,519	96.64%	7,082	93.97%
Married Couple Family	35,781	55.86%	5,114	58.01%	2,621	34.78%
Other Family	5,270	8.23%	442	5.02%	354	4.70%
Male Householder	1,552	2.42%	117	1.32%	78	1.04%
Female Householder	3,718	5.80%	326	3.69%	276	3.66%
Non-Family	20,679	32.28%	2,963	33.61%	4,107	54.49%
Householder Living Alone	16,592	25.90%	2,798	31.74%	3,998	53.05%
Householder not Living Alone	4,087	6.38%	165	1.87%	108	1.44%
Below Poverty	2,330	3.64%	297	3.36%	454	6.03%
Married Couple Family	515	0.80%	36	0.41%	84	1.12%
Other Family	413	0.65%	0	0.00%	5	0.07%
Male Householder	84	0.13%	0	0.00%	0	0.00%
Female Householder	329	0.51%	0	0.00%	5	1.37%
Non-Family	1,402	2.19%	261	2.96%	365	4.84%
Householder Living Alone	1,090	1.70%	228	2.58%	358	4.75%
Householder not Living Alone	312	0.49%	33	0.37%	7	0.10%

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 23 of 24

Senior Life Report
Area(s): Radius 5.0

1228 ROSSMOOR PKWY	Latitude:	37.879017
WALNUT CREEK, CA 94595-2532	Longitude:	-122.069702

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	124,115		24,300		10,190
With Mblty or Care Lmts	5,670	4.57%	3,251	13.38%	2,203	21.62%
Mobility Limits Only	2,005	1.62%	1,352	5.56%	987	9.69%
Self Care Limits Only	2,040	1.64%	784	3.23%	397	3.90%
Both Limits	1,625	1.31%	1,115	4.59%	818	8.03%
No Mblty or Care Limits	118,444	95.43%	21,048	86.62%	7,987	78.38%
With a Work Disability	10,359	8.35%	5,354	22.03%
In Labor Force	2,734	2.20%	284	1.17%
Employed	2,534	2.04%	275	1.13%
Unemployed	200	0.16%	9	0.04%
Not in Labor Force	7,624	6.14%	5,070	20.87%
Prevented from Working	5,927	4.78%	4,094	16.85%
Not Prevented from Wrk	1,697	1.37%	976	4.02%
No Work Disability	113,756	91.65%	18,948	77.98%
In Labor Force	79,802	64.30%	3,207	13.20%
Employed	77,621	62.54%	3,114	12.82%
Unemployed	2,181	1.76%	92	0.38%
Not in Labor Force	33,954	27.36%	15,741	64.78%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 14, 2003 03:00 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 24 of 24

ADDENDA

ADDENDUM D: Property Exhibits

1st Floor
Dining
Kitchen
Main Lounge
Lounge
171
169
167
165
163
161
170
168
166
164
162
159
157
155
153
151
149
147
156
154
152
150
148
146
145
143
141
139
137
101
103
105
107
109
111
113
115
117
119
121
123
110
112
114
116
118
120
122
125
127
129
131
133
135
126
128
130
132
134

2nd Floor
Lounge
271
269
267
265
263
261
270
268
266
264
262
259
257
255
253
251
249
247
256
254
252
250
248
246
245
243
241
239
237
201
203
205
207
209
211
213
215
217
219
221
223
202
204
206
208
210
212
214
216
218
220
222
225
227
229
231
233
235
226
228
230
232
234

ADDENDA

ADDENDUM E: Historical Operating Statements

PII- ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	Valley View Lodge
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAP Table	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUG YTD

40005 Revenue-Rental	371,360	365,134	366,879	283,045	451,108	355,357	353,448	352,095	2,898,428
40010 Revenue-Rent Refunds/Proration	—	—	—	—	(4,042)	—	(953)	—	(4,995)

Total Rental Revenue	371,360	365,134	366,879	283,045	447,066	355,357	352,495	352,095	2,893,431

40110 Revenue-AL Level 1	6,725	6,725	6,300	5,623	7,611	6,056	6,750	5,333	51,123
40115 Revenue-AL Level 2	13,375	14,494	11,696	9,484	16,301	14,047	11,669	14,220	105,286
40120 Revenue-AL Level 3	6,150	6,150	2,603	3,418	7,187	3,300	3,300	4,750	36,858
40125 Revenue-AL Level 4	8,100	9,649	13,025	8,702	16,818	12,625	11,625	12,025	92,570
40130 Revenue-AL Level 5	6,050	5,394	7,275	6,517	7,493	9,725	7,300	7,300	57,054
40135 Revenue-AL Level 6	8,750	8,775	8,965	7,858	12,642	7,750	10,250	10,250	75,240
40140 Revenue-AL Level 7	8,575	8,575	6,860	5,259	4,331	3,180	4,745	4,745	46,270
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—	—	—	—

Total AL Services Revenue	57,725	59,761	56,725	46,861	72,384	56,683	55,639	58,623	464,401

40515 Revenue-Other	852	1,537	1,511	1,906	1,746	1,626	1,657	2,333	13,167
40525 Revenue-Processing/App Fees	2,000	12,000	6,000	1,533	10,467	12,000	6,000	10,000	60,000

Total Other Revenue	2,852	13,537	7,511	3,440	12,213	13,626	7,657	12,333	73,167

40575 Rev-Process Fee Concessions	—	—	—	—	—	(1,250)	(2,000)	(2,000)	(5,250)
40015 Rev-Rent Concessions	—	—	—	—	—	—	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	(1,250)	(2,000)	(2,000)	(5,250)

Total Revenue	431,937	438,432	431,114	333,346	531,662	424,416	413,790	421,051	3,425,749

50005 Payroll Expense-Regular	83,118	76,128	79,265	66,690	102,908	80,680	88,332	83,971	661,092
50405 Payroll Expense-Overtime	2,491	2,594	2,834	4,605	3,267	3,162	3,695	3,139	25,787
50705 Payroll Expense-Doubletime	441	98	103	439	245	351	372	738	2,786
51005 Bonuses	(2,786)	12,314	4,314	3,607	5,170	5,799	4,699	5,967	39,083
51505 Vacation, Sick, Holiday	4,738	5,477	6,335	6,905	9,898	7,046	6,927	7,246	54,574
51805 Employee Recognition	—	90	27	16	161	147	210	160	810
52005 Payroll Taxes	10,305	14,923	7,496	7,174	9,961	6,823	8,026	7,276	71,985
52505 401K/401A	328	656	209	277	392	310	343	436	2,952
52805 Group Insurance	6,179	5,811	6,625	7,158	6,300	6,808	7,088	8,686	54,655
53005 Worker’s Comp Insurance	5,268	5,268	5,303	15,791	5,348	6,316	9,548	7,984	60,628

Total Payroll Expenses	110,083	123,357	112,513	112,662	143,651	117,442	129,240	125,604	974,551

53305 Outside Service-Medical	—	—	—	—	—	—	60	395	455
53505 Temporary Services	—	—	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—	—	—
54005 Payroll Service	279	660	282	(1)	394	366	241	309	2,529
55005 Outside Service Other	—	—	—	—	—	—	—	—	—

Total Purchase Services	279	660	282	(1)	394	366	301	704	2,984

Total Payroll Related	110,362	124,017	112,795	112,661	144,045	117,808	129,540	126,308	977,536

Total Payroll Related % Total Revenue	26%	28%	26%	34%	27%	28%	31%	30%	29%
56505 Food	19,890	18,747	19,742	18,334	18,047	25,338	24,268	19,545	163,911
57005 Housekeeping	1,323	353	1,426	1,429	870	414	825	1,331	7,971
57505 Kitchen Supplies	1,815	1,821	1,125	1,296	1,483	4,581	2,518	2,957	17,597
58005 Assisted Living Supplies	321	9	261	155	30	395	120	279	1,571
58505 Alzheimer Supplies	—	—	—	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	—	—	3,015	(337)	—	(162)	—	(10)	2,506
59010 Laun/Lin/Unif Kitchen	644	735	534	649	648	910	278	1,401	5,799
59015 Laund/Lin/Unif Housekeeping	601	1,117	561	916	758	905	410	1,220	6,489
59505 Activities-Asst Living	1,711	1,302	1,741	1,836	1,320	1,514	1,649	1,882	12,955
59510 Banquet Expense	400	400	400	1,008	(208)	400	400	400	3,200
59555 NMS-Foodservices	—	—	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—	—	—

Total Variable Expense	26,706	24,485	28,806	25,286	22,947	34,295	30,467	29,005	221,997

60005 Office Supplies	958	621	557	793	551	505	436	1,113	5,535

61005 Repairs and Maint - Building	—	—	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—	455	455
61015 Repairs - Electrical	—	—	—	—	669	—	235	410	1,315
61020 Repairs -Plumbing	—	418	603	366	(72)	60	377	—	1,752
61025 Repairs - Fire Systems	—	468	—	439	603	—	—	—	1,510
61030 Repairs -HVAC	49	20	698	—	968	877	—	2,109	4,722
61035 Repairs -Gen. Supplies	1,355	734	1,570	1,364	781	2,235	958	2,256	11,254
61040 Repairs - Equipment	301	298	—	469	623	335	—	719	2,744
61045 Repairs - Other Interior	936	282	592	385	173	353	295	980	3,995
61055 Repairs -Other Exterior	162	—	—	—	—	—	—	—	162
61100 Loss on Early Retirement Asset	—	555	—	—	—	—	—	1,277	1,833

Total Repair Maintenance	2,803	2,775	3,463	3,023	3,745	3,860	1,866	8,206	29,741

61505 Contracts - Elevator	557	557	557	588	842	556	557	557	4,771
61510 Contracts - Floor Maint	—	(1,083)	482	(40)	(438)	—	—	—	(1,079)
61515 Contracts - Alarm/Fire	26	574	243	871	349	—	296	918	3,267
61520 Contracts-HVAC	150	141	141	258	324	156	141	291	1,605
61525 Contracts - Pest Control	175	173	169	129	228	264	305	179	1,622
61535 Contacts- Other	179	111	519	339	282	264	114	548	2,355

Total Service Contracts	1,086	474	2,110	2,146	1,587	1,240	1,404	2,494	12,541

62005 Land Maintenance	1,313	1,313	1,426	1,039	1,752	1,313	1,313	1,438	10,904

Total Land Maintenance	1,313	1,313	1,426	1,039	1,752	1,313	1,313	1,438	10,904

62505 Rental/Lease - Cable	2,273	2,394	2,394	1,836	2,952	2,394	2,393	2,393	19,029
62510 Rental/Lease - Security	—	—	—	—	—	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	305	441	461	286	301	227	261	227	2,508
62540 Rental/Lease - Auto	—	—	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—	—	—	—	—

Total Rental and Leases	2,577	2,835	2,855	2,122	3,253	2,621	2,654	2,620	21,537

63010 Utilities - Electricity	8,112	6,907	8,150	5,720	12,650	16,171	17,177	18,321	93,208

PII- ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	Valley View Lodge
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAP Table	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUG YTD

63015 Utilities - Water	1,587	1,243	1,557	1,109	2,069	2,112	2,230	2,081	13,987
63020 Utilities - Gas	6,013	4,478	4,366	2,487	4,001	1,548	2,326	2,094	27,313
63025 Utilities - Telephone	586	587	570	468	715	738	1,096	727	5,468
63030 Utilities - Trash	1,076	1,076	864	825	1,327	1,076	1,288	1,318	8,849

Total Utilities	17,374	14,271	15,508	10,609	20,761	21,645	24,116	24,541	148,825

63505 Marketing and Advertising	727	891	737	504	779	758	687	577	5,661
63510 Printed Materials	64	75	318	231	35	—	168	321	1,212
63515 Special Events	650	845	476	537	1,546	351	230	217	4,852
63520 Yellow Pages	466	466	466	357	575	466	466	466	3,730
63525 Newspaper and Magazine	78	78	78	78	78	78	7	—	472
63530 Advertising	54	27	(81)	—	—	—	—	—	(0)
64005 Referral Fees - Residents	—	—	500	500	—	500	—	—	1,500

Total Marketing and Advertising	2,039	2,381	2,494	2,206	3,013	2,153	1,559	1,582	17,426

60510 Delivery	—	—	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—	—	—
65005 Gas	218	181	200	142	257	250	308	262	1,816
65010 Auto Service And Repair	—	614	92	—	—	598	3,340	110	4,754
65015 Other Automobile	—	—	—	—	—	—	—	—	—
65505 Travel & Lodging	147	—	—	79	75	15	—	—	316
66005 Mileage	—	89	—	—	114	—	—	73	276
66505 Meals & Entertainment	—	56	—	—	339	—	—	188	583
67005 License and Fingerprints	585	164	379	500	338	289	44	1,616	3,965
68005 Dues and Subscriptions	(452)	127	127	37	139	127	127	132	366
68505 Seminars and Training	447	—	245	—	1,305	(245)	—	315	2,067
69005 Employee Recruiting	—	—	224	119	330	—	—	—	672
69505 Other	—	—	—	47	—	—	—	—	47
69605 Discounts Lost	—	—	—	—	—	—	—	67	67
69610 Discounts Taken	—	—	(63)	(130)	(154)	17	(96)	(134)	(561)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—	—

Total Misc. Expenses	945	1,231	1,203	793	2,792	1,051	3,723	2,629	14,367

Total Operating Expense	166,163	174,403	171,216	160,677	204,445	186,490	197,079	199,934	1,460,409

Gross Margin	265,775	264,029	259,898	172,669	327,217	237,925	216,711	221,116	1,965,340

Gross Margin Percent	62%	60%	60%	52%	62%	56%	52%	53%	57%
69705 Casualty Loss	—	—	—	—	—		—	—	—
69805 Bad Debt Expense	—	—	—	—	—	—	—	—	—
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—
72305 Property Taxes	8,539	8,539	8,539	6,546	10,531	8,539	8,880	8,880	68,993
72405 Insurance-Liability & Hazard	8,508	7,152	7,026	6,213	5,979	4,155	7,368	7,227	53,628

Total Other Fees	17,047	15,691	15,565	12,760	16,510	12,694	16,248	16,107	122,621

72505 Accounting	796	796	796	1,413	366	2,013	983	1,051	8,213
73005 Legal	511	443	521	343	433	507	664	403	3,824
73510 Donations & Contributions	—	—	—	—	89	—	—	—	89
74005 Consulting Fees	—	—	—	—	251	257	64	64	636
74015 Professional Fees - Other	—	—	—	—	500	—	128	295	922
75005 Property Management Fees	21,597	21,829	21,559	16,758	26,583	21,221	20,690	21,053	171,287
75105 Partnership Admin Fees	13,282	13,856	13,454	7,057	17,539	10,156	10,123	9,383	94,851
75510 Other Penalties/Fin. Fee	—	—	—	—		—	37	—	37
75515 Licenses & Fees Legal	—	261	—	—	—	—	—		261
75505 Bank Charges	—	—	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—	—	—	—	800
75525 Collection Fees	—	—	—	—	—	—	—	—	—

Total Professional Fees	36,186	37,185	36,330	26,370	45,761	34,154	32,688	32,248	280,921

EBITDAR	212,542	211,153	208,004	133,538	264,946	191,077	167,775	172,762	1,561,798

EBITDAR Percent	49%	48%	48%	40%	50%	45%	41%	41%	46%
77005 Operating Lease	—	—	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—	—	—

80005 Interest Income	(235)	(150)	(133)	(147)	(204)	—	(396)	(194)	(1,460)
80505 Other Non-Operating Income	—	—	—	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(235)	(150)	(133)	(147)	(204)	—	(396)	(194)	(1,460)

83005 Interest Expense	75,017	74,978	75,017	57,166	92,327	74,106	74,703	74,663	597,976
83025 Int Exp MIP	4,697	4,697	4,639	3,578	5,757	4,668	4,668	4,668	37,370

Total Interest Expense	79,713	79,675	79,655	60,744	98,083	78,773	79,371	79,331	635,346

EBTDA	133,064	131,629	128,482	72,941	167,067	112,304	88,799	93,625	927,912

EBTDA Percent	31%	30%	30%	22%	31%	26%	21%	22%	27%
77505 Depreciation	22,585	22,547	22,185	17,012	27,389	22,212	44,515	(444)	177,980
78005 Amortization	505	505	505	387	623	505	1,011	505	4,548
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	23,070	23,053	22,690	17,399	28,013	22,717	45,526	61	182,528

Net Income (Loss)	109,994	108,576	105,792	55,542	139,055	89,587	43,274	93,564	745,384

PII - ITEM A-5

Database: Cube: Page:	POLAPSVR Financial Data Year Version Community Department Month GLAccount	2002 AA Valley View Total Department Along Columns Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	334,037	334,317	334,484	324,800	329,340	330,759	329,861
40010 Revenue-Rent Refunds/Proration	(666)	—	—	—	(896)	—	(142)

Total Rental Revenue	333,372	334,317	334,484	324,800	328,444	330,759	329,719

40110 Revenue-AL Level 1	7,950	6,999	8,350	6,894	7,100	6,477	6,675
40115 Revenue-AL Level 2	9,372	11,900	12,685	12,015	9,187	8,515	8,466
40120 Revenue-AL Level 3	7,764	2,988	3,394	4,775	3,975	4,775	3,975
40125 Revenue-AL Level 4	8,453	9,387	8,141	8,000	8,000	9,000	9,633
40130 Revenue-AL Level 5	6,570	7,339	7,614	6,000	6,000	7,200	6,225
40135 Revenue-AL Level 6	6,172	9,584	8,775	8,775	10,250	9,070	7,300
40140 Revenue-AL Level 7	663	1,715	4,442	3,330	3,339	3,380	3,805
40170 Revenue-Alzh Lev1	—	—	—	—	—	—	—

Total AL Services Revenue	46,943	49,913	53,401	49,789	47,850	48,417	46,079

40515 Revenue-Other	(74)	3,113	2,357	1,384	2,486	1,008	440
40525 Revenue-Processing/App Fees	6,000	2,820	4,820	820	820	7,820	3,820

Tolal Other Revenue	5,926	5,933	7,177	2,204	3,306	8,828	4,260

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	—	—

Total Revenue	386,241	390,162	395,061	376,794	379,600	388,003	380,058

50005 Payroll Expense-Regular	78,194	75,787	76,855	80,088	73,618	75,997	80,591
50405 Payroll Expense-Overtime	4,270	3,312	3,140	2,272	3,005	4,702	3,116
50705 Payroll Expense-Doubleti me	124	62	123	141	219	235	89
51005 Bonuses	3,518	3,518	32,633	2,518	2,718	11,739	1,268
51505 Vacation, Sick, Holiday	6,045	6,240	6,675	6,507	6,052	7,423	6,730
51805 Employee Recognition	50	—	84	83	163	197	231
52005 Payroll Taxes	10,540	8,928	7,880	8,202	6,850	7,253	7,402
52505 401K/401A	277	258	173	184	391	273	267
52805 Group Insurance	6,593	5,492	4,686	4,316	4,281	4,716	5,654
53005 Worker’s Comp Insurance	8,868	7,793	12,093	10,009	9,257	10,166	10,236

Total Payroll Expenses	118,478	111,389	144,342	114,320	106,552	122,700	115,582

53305 Outside Service - Medical	—	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	286	245	603	317	260	165	332
55005 Outside Service Other	—	36	—	—	—	—	65

Total Purchase Services	286	281	603	317	260	165	397

Total Payroll Related	118,764	111,670	144,945	114,637	106,812	122,864	115,979

Total Payroll Related % Total Revenue	31%	29%	37%	30%	28%	32%	31%
56505 Food	16,522	18,383	21,065	17,416	18,032	19,466	19,186
57005 Housekeeping	1,010	398	771	891	1,369	1,178	1,171
57505 Kitchen Supplies	2,365	2,011	1,408	1,257	2,343	3,664	1,909
58005 Assisted Living Supplies	153	261	97	304	(29)	479	660
58505 Alzheimer Supplies	—	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	816	625	653	—	—	—	—
59010 Laun/Lin/Unif Kitchen	243	307	588	505	—	621	555
59015 Laund/Lin/Unif Housekeeping	—	274	688	768	484	952	684
59505 Activities-Asst Lving	1,919	1,412	2,074	909	634	1,584	1,646
59510 Banquet Expense	400	400	400	400	11	400	400
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	23,428	24,071	27,746	22,450	22,844	28,343	26,212

60005 Office Supplies	2,043	1,176	1,244	617	414	160	1,195

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	379	212	75	—	—	92	—
61020 Repairs - Plumbing	1,454	—	685	750	(610)	163	1,097
61025 Repairs - Fire Systems	—	—	—	—	—	—	120
61030 Repairs - HVAC	405	(264)	968	189	639	648	838
61035 Repairs - Gen. Supplies	1,175	2,436	3,140	335	609	1,407	874
61040 Repairs - Equipment	—	—	—	—	698	282	517
61045 Repairs - Other Interior	160	92	1,122	—	125	218	525
61055 Repairs - Other Exterior	477	77	449	—	—	—	—
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	4,049	2,553	6,439	1,274	1,462	2,811	3,972

61505 Contracts - Elevator	557	557	557	557	557	557	667
61510 Contracts - Floor Maint	650	650	650	650	1,516	650	433
61515 Contracts - Alarm/Fire	144	162	342	556	162	252	(179)
61520 Contracts-HVAC	55	55	55	—	698	140	—
61525 Contracts - Pest Control	163	163	163	—	169	332	325
61535 Contracts - Other	68	289	543	801	1,566	261	111

Total Service Contracts	1,637	1,876	2,310	2,564	4,667	2,191	1,357

62005 Land Maintenance	1,250	1,250	1,250	1,625	2,724	1,777	2,288

Total Land Maintenance	1,250	1,250	1,250	1,625	2,724	1,777	2,288

62505 Rental/Lease - Cable	2,045	2,045	2,453	2,249	2,254	2,254	2,254
62510 Rental/Lease - Security	—	—	—	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	617	340	283	1,060	210	(390)	360
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—	—	—

Total Rental and Leases	2,662	2,385	2,735	3,308	2,464	1,864	2,614

63010 Utilities - Electricity	7,387	7,012	7,914	8,820	12,244	14,893	17,359
63015 Utilities - Water	1,146	917	1,411	1,824	1,769	1,971	1,976
63020 Utilities - Gas	4,644	3,910	2,216	2,067	2,404	1,191	1,167
63025 Utilities-Telephone	842	457	603	494	880	586	596
63030 Utilities-Trash	1,247	212	1,667	1,096	1,076	1,076	1,076

Total Utilities	15,266	12,507	13,811	14,303	18,374	19,717	22,173

63505 Marketing and Advertising	308	256	270	233	246	1,001	2,633
63510 Printed Materials	2,861	28	361	133	11	196	—
63515 Special Events	300	388	97	2,408	—	1,120	36
63520 Yellow Pages	425	641	231	262	1,728	395	179
63525 Newspaper and Magazine	504	1,194	364	290	626	127	182
63530 Advertising	—	—	—	—	—	—	—
64005 Referral Fees - Residents	—	500	—	1,440	—	—	500

Total Marketinq and Advertising	4,398	3,008	1,323	4,767	2,612	2,839	3,529

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	150	—
65005 Gas	187	—	—	200	124	192	167
65010 Auto Service And Repair	107	1,044	197	—	90	—	—
65015 Other Automobile	14	—	11	46	—	—	—
65505 Travel & Lodging	234	20	100	20	85	229	518
66005 Mileage	—	—	—	33	—	—	—
66505 Meals & Entertainment	62	105	101	19	30	23	25
67005 License and Fingerprints	828	1,850	1,681	399	1,023	441	943

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	330,996	332,362	333,696	339,118	349,162	4,002,951
40010 Revenue-Rent Refunds/Proration	—	(5,599)	(453)	—	(497)	(8,253)

Total Rental Revenue	330,996	326,763	333,244	339,118	348,685	3,994,699

40110 Revenue-AL Level 1	7,638	7,413	7,525	8,162	7,550	88,734
40115 Revenue-AL Level 2	10,620	8,975	9,068	8,400	11,425	120,627
40120 Revenue-AL Level 3	3,175	4,850	3,275	6,151	4,725	53,823
40125 Revenue-AL Level 4	6,000	6,000	7,025	8,325	8,925	96,889
40130 Revenue-AL Level 5	9,675	9,675	7,250	6,050	6,050	85,648
40135 Revenue-AL Level 6	8,775	8,775	7,300	7,300	7,300	99,376
40140 Revenue-AL Level 7	3,330	4,845	8,825	8,825	8,972	55,471
40170 Revenue-Alzh Lev1	—	—	—	—	—	—

Total AL Services Revenue	49,213	50,533	50,268	53,214	54,947	600,567

40515 Revenue-Other	989	1,079	2,263	2,867	2,071	19,982
40525 Revenue-Processing/App Fees	3,820	4,820	7,820	9,820	3,800	57,000

Tolal Other Revenue	4,809	5,899	10,083	12,687	5,871	76,982

40575 Rev-Process Fee Concessions	—	3,000	—	—	—	3,000
40015 Rev-Rent Concessions	—	—	—	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	—	3,000	—	—	—	3,000

Total Revenue	385,018	386,195	393,595	405,019	409,503	4,675,248

50005 Payroll Expense-Regular	80,217	83,372	83,487	83,099	82,381	953,686
50405 Payroll Expense-Overtime	2,790	2,556	3,667	3,139	3,705	39,673
50705 Payroll Expense-Doubletime	300	158	31	193	290	1,965
51005 Bonuses	(2,214)	6,395	3,333	6,018	15,002	86,444
51505 Vacation, Sick, Holiday	3,196	6,186	6,753	7,109	6,707	75,620
51805 Employee Recognition	50	209	145	151	155	1,518
52005 Payroll Taxes	6,781	7,408	7,125	6,681	7,991	93,042
52505 401K/401A	255	298	227	314	336	3,255
52805 Group Insurance	6,393	7,645	3,338	6,465	6,309	65,889
53005 Worker’s Comp Insurance	10,008	4,742	8,594	8,576	9,367	109,707

Total Payroll Expenses	107,777	118,970	116,700	127,144	132,244	1,430,798

53305 Outside Service - Medical	—	—	—	15	—	15
53505 Temporary Services	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	289	192	329	321	36	3,375
55005 Outside Service Other	32	—	49	—	—	182

Total Purchase Services	321	192	378	336	36	3,572

Total Payroll Related	108,097	119,162	117,078	122,080	132,280	1,434,370

Total Payroll Related % Total Revenue	28%	31%	30%	30%	32%	31%
56505 Food	18,191	22,293	19,300	23,046	15,294	228,194
57005 Housekeeping	1,372	755	1,126	960	591	11,593
57505 Kitchen Supplies	1,542	2,336	3,437	2,249	2,835	27,356
58005 Assisted Living Supplies	262	138	47	86	165	2,623
58505 Alzheimer Supplies	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	87	—	121	—	—	2,301
59010 Laun/Lin/Unif Kitchen	760	858	546	647	551	6,182
59015 Laund/Lin/Unif Housekeeping	872	907	1,154	1,120	595	8,498
59505 Activities-Asst Lving	1,808	1,787	1,893	1,630	1,309	18,605
59510 Banquet Expense	400	400	400	400	4,712	8,722
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	25,294	29,475	28,023	30,138	26,052	314,075

60005 Office Supplies	610	672	624	1,208	735	10,699

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	—	—	481	198	—	1,436
61020 Repairs - Plumbing	(132)	150	174	150	—	3,881
61025 Repairs - Fire Systems	—	—	—	—	480	600
61030 Repairs - HVAC	1,429	486	1,001	294	996	7,630
61035 Repairs - Gen. Supplies	1,404	1,437	1,510	1,452	2,134	17,914
61040 Repairs - Equipment	2,441	(275)	—	—	—	3,664
61045 Repairs - Other Interior	—	—	—	190	(419)	2,013
61055 Repairs - Other Exterior	91	—	75	310	—	1,478
61100 Loss on Early Retierment Asset	—	—	—	—	—	—

Total Repair & Maintenance	5,233	1,798	3,241	2,595	3,191	38,616

61505 Contracts - Elevator	557	557	557	557	557	6.794
61510 Contracts - Floor Maint	1,733	1,083	1,083	1,083	—	10,181
61515 Contracts — Alarm/Fire	288	485	606	485	—	3,301
61520 Contracts-HVAC	140	—	—	—	583	1.727
61525 Contracts - Pest Control	169	175	171	169	(27)	1,970
61535 Contracts - Other	44	320	320	263	571	5,156

Total Service Contracts	2,931	2,620	2,737	2,557	1,684	29,130

62005 Land Maintenance	1,250	1,250	1,490	1,283	1.250	18,687

Total Land Maintenance	1,250	1,250	1,490	1,283	1,250	18,687

62505 Rental/Lease - Cable	2,254	2,254	2,254	2,254	2,254	26,819
62510 Rental/Lease - Security	—	—	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental/Lease - Equipment	566	320	429	328	360	4,483
62540 Rental/Lease - Auto	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—	—

Total Rental and Leases	2,819	2,574	2,683	2,582	2,613	31,301

63010 Utilities - Electricity	16,376	13,526	14,160	6,571	6,824	133,085
63015 Utilities - Water	2,408	2,731	2,978	143	472	19,747
63020 Utilities - Gas	1,350	1,432	1,673	3,713	4,630	30,397
63025 Utilities - Telephone	675	581	650	586	839	7,790
63030 Utilities - Trash	1,076	1,076	1,375	1,076	1,288	13,340

Total Utilities	21,884	19,345	20,836	12,089	14,053	204,358

63505 Marketing and Advertising	252	454	618	740	412	7,423
63510 Printed Materials	36	42	116	231	107	4,121
63515 Special Events	368	528	(555)	711	532	5,934
63520 Yellow Pages	98	1,968	230	1,548	542	8,247
63525 Newspaper and Magazine	64	64	78	269	78	3,840
63530 Advertising	—	—	—	—	—	—
64005 Referral Fees - Residents	—	3,225	1,490	1,768	—	8,923

Total Marketinq and Advertising	818	6,281	1,976	5,266	1,670	38,488

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	150
65005 Gas	218	1	157	266	139	1,650
65010 Auto Service And Repair	—	—	—	—	—	1,438
65015 Other Automobile	—	—	9	—	80	160
65505 Travel & Lodging	312	—	—	325	141	1,984
66005 Mileage	—	15	56	249	54	407
66505 Meals & Entertainment	—	47	274	88	8	780
67005 License and Fingerprints	597	623	767	1,082	1,061	11,294

PII - ITEM A-5

Database: Cube: Page:	POLAPSVR Financial Data Year Version Community Department Month GLAccount	2002 AA Valley View Total Department Along Columns Along Rows

OLAPT Table

	JAN	FEB	MAR	APR	MAY	JUN	JUL

68005 Dues and Subscriptions	130	130	420	130	483	157	157
68505 Seminars and Training	363	137	856	141	611	117	122
69005 Employee Recruiting	617	670	368	—	—	61	916
69505 Other	748	375	—	44	57	237	24
69605 Discounts Lost	—	—	—	—	—	—	—
69610 Discounts Taken	—	—	—	—	—	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	3.289	4,331	3,733	1,031	2,503	1,607	2,871

Total Operating Expense	176,785	164,827	205,537	166,575	164,875	184,172	182,191

Gross Margin	209,456	225,335	189,525	210,218	214,725	203,831	197,866

Gross Margin Percent	54%	58%	48%	56%	57%	53%	52%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	12	(9)	—	193	625	(366)	(94)
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	7,552	7,552	7,552	7,552	7,552	7,552	7.854
72405 Insurance-Liability & Hazard	4,108	4,108	4,108	7,174	7.174	7,174	7.174

Total Other Fees	11,672	11,651	11,660	14,919	15.351	14,360	14,934

72505 Accounting	91	891	891	691	1,211	1,316	940
73005 Legal	393	446	478	836	400	608	951
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—
74015 Professional Fees — Other	—	—	—	37	—	—	—
75005 Property Management Fees	19,211	19,983	19,379	18,790	18,979	19,452	19,003
75105 Partnership Admin Fees	9,319	9,183	6,758	9,416	8,915	7,077	8,086
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	3
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	29,014	30,503	27,506	30,770	29,505	28,452	28,992

EBITDAR	168,769	183,181	150,359	164,530	169,869	161,019	153,941

EBITDAR Percent	44%	47%	38%	44%	45%	41%	41%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	(690)	(689)	(565)	(268)	(263)	(297)	(258)
80505 Other Non-Operating Income	—	—	—	(109,000)	—	109,000	—
84105 State Income Tax	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(690)	(689)	(565)	(109,268)	(263)	108,703	(258)

83005 Interest Expense	75,456	75,456	75,243	75,456	75,135	75,241	75,204
83025 Int Exp MIP	—	4,697	4,697	4,697	4,697	4,697	4,697

Total Interest Expense	75,456	80,153	79,940	80,153	79,831	79,937	79,901

EBTDA	94,003	103,718	70,984	193,645	90,301	(27,621)	74,299

EBTDA Percent	24%	27%	18%	51%	24%	-7%	20%
77505 Depreciation	23,190	23,268	22,465	22,519	22,456	22,366	22,384
78005 Amortization	505	505	505	505	505	505	505
78015 Amortization — Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	23,695	23,773	22,971	23,025	22,971	22,871	22,889

Net Income (Loss)	70,308	79,944	49,014	170,620	67,330	(50,493)	51,409

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

68005 Dues and Subscriptions	127	775	127	256	130	3,023
68505 Seminars and Training	685	216	117	117	156	3,638
69005 Employee Recruiting	790	100	194	557	466	4,738
69505 Other	49	—	24	182	—	1,740
69605 Discounts Lost	—	—	—	—	—	—
69610 Discounts Taken	—	—	—	—	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	2,779	1,776	1,725	3,122	2,235	31,002

Total Operating Expense	171,715	184,953	180,413	182,920	185,763	2,150,726

Gross Margin	213,303	201,242	213,182	222,099	223,741	2,524,522

Gross Margin Percent	55%	52%	54%	55%	55%	54%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	(183)	—	—	—	—	179
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	7,854	7,854	9,224	9,224	9,224	96,542
72405 Insurance-Liability & Hazard	10,626	6,859	8,395	8,457	6,264	81,621

Total Other Fees	18,297	14,713	17,618	17,680	15,488	178,342

72505 Accounting	891	1,211	1,911	1,721	(2,171)	9,794
73005 Legal	350	2,107	673	429	392	8,063
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—
74015 Professional Fees — Other	—	510	(510)	—	—	37
75005 Property Management Fees	19,251	19,310	19,281	20,650	20,475	233,762
75105 Partnership Admin Fees	8,487	6,666	9,178	9,217	10,019	102,329
75510 Other Penalties/Fin. Fee	—	—	—	—	—	3
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	800
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	28,079	29,803	30,533	32,017	28,716	354,789

EBITDAR	166,027	156,726	165,031	172,402	179,537	1,991,391

EBITDAR Percent	43%	41%	42%	43%	44%	43%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	---

80005 Interest Income	(288)	(303)	(261)	(293)	(297)	(4,472)
80505 Other Non-Operating Income	—	—	—	(214)	—	(214)
84105 State Income Tax	—	—	—	—	—	—

Total Non-Operating Income/Expense	(288)	(303)	(261)	(507}	(297)	(4,687)

83005 Interest Expense	75,167	75,130	75,092	75,167	74,904	902,651
83025 Int Exp MIP	4,697	4,697	4,697	4,697	4,697	51,663

Total Interest Expense	79,864	79,826	79,789	79,864	79,601	954,314

EBTDA	86,451	77,203	85,503	93,045	100,234	1,041,764

EBTDA Percent	22%	20%	22%	23%	24%	22%
77505 Depreciation	22,349	22,255	22,522	22,173	22,136	270,093
78005 Amortization	505	505	505	505	505	6,064
78015 Amortization — Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	22,854	22,761	23,028	22,679	22,641	276,157

Net Income (Loss)	63,597	54,442	62,475	70,366	77,592	765,606

Database: Cube: Page:	POLAPSVR Financial Data Year Version Community Department Month GLAccount	2001 AA Valley View Total Department Along Columns Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	305,720	300,341	299,333	301,706	299,679	319,412	325,818
40010 Revenue-Rent Refund/Proration	—	(2,730)	—	—	(9,289)	(3,396)	—

Total Rental Revenue	305,720	297,611	299,333	301,706	290,390	316,016	325,818

40110 Revenue-AL Level 1	10,499	12,131	13,375	13,600	8,620	13,163	7,542
40115 Revenue-AL Level 2	5,961	8,525	8,750	6,775	6,200	6,661	5,055
40120 Revenue-AL Level 3	8,958	11,800	6,178	9,145	8,665	11,198	4,750
40125 Revenue-AL Level 4	8,270	3,826	7,650	6,875	3,775	3,600	3,407
40130 Revenue-AL Level 5	2,392	1,001	3,106	3,910	6,165	7,393	5,800
40135 Revenue-AL Level 6	1,400	1,400	1,400	1,400	1,715	9,700	8,775
40140 Revenue-AL Level 7	1,541	96	910	(897)	2,800	1,086	(110)
40180 Revenue-Extended Cong Care	—	—	—	—	—	—	—

Total AL Services Revenue	39,021	38,779	41,369	40,808	37,940	52,801	35,219

40515 Revenue-Other	947	794	944	915	944	737	803
40525 Revenue-Processing/App Fees	2,500	3,000	1,750	—	500	5,300	—

Total Other Revenue	3,447	3,794	2,694	915	1,444	6,037	803
40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	(6,000)	—	—	—	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	(6,000)	—	—	—	—	—	—

Total Revenue	342,188	340,184	343,396	343,429	329,774	374,853	361,840

50005 Payroll Expense-Regular	70,023	68,984	73,297	63,710	75,585	73,445	79,957
50405 Payroll Expense-Overtime	9,338	8,069	8,043	7,576	7,448	7,518	5,097
50705 Payroll Expense-Doubletime	1,311	1,090	762	513	151	981	661
51005 Bonuses	1,923	5,673	9,788	(1,447)	4,507	3,273	1,551
51505 Vacation, Sick, Holiday	7,445	6,759	5,385	5,952	3,629	10,017	2,731
51805 Employee Recognition	—	134	—	—	28	—	—
52005 Payroll Taxes	10,767	9,621	9,115	7,515	7,912	5,489	7,629
52505 401K/401A	410	389	253	297	275	336	327
52805 Group Insurance	3,070	3,793	3,745	3,836	3,948	453	3,440
53005 Worker’s Comp Insurance	5,714	6,327	5,396	4,880	5,199	6,088	5,796

Total Payroll Expenses	110,002	110,839	115,782	92,832	108,681	107,600	107,188

53305 Outside Service - Medical	—	—	—	—	—	—	—
53505 Temporary Services	670	2,316	100	—	—	(561)	—
53510 Temporary Services - AL	—	—	488	(488)	—	—	—
54005 Payroll Service	161	183	165	197	165	168	168
55005 Outside Service Other	345	—	32	131	32	33	64

Total Purchase Services	1,176	2,479	784	328	196	(848)	232

Total Payroll Related	111,178	113,317	116,566	93,160	108,878	106,752	107,420

Total Payroll Related % Total Revenue	32%	33%	34%	27%	33%	28%	30%
56505 Food	16,442	19,408	20,557	15,646	19,817	17,393	18,401
57005 Housekeeping	957	607	1,217	783	651	1,295	708
57505 Kitchen Supplies	1,691	2,614	2,377	3,382	2,043	2,749	2,039
58005 Assisted Living Supplies	874	642	446	—	418	163	368
59005 Laundry & Linen/Uniforms	1,010	1,750	866	2,388	2,299	873	1,036
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Lving	1,441	1,702	662	512	1,276	971	1,605
59510 Banquet Expense	400	400	400	400	400	400	400
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	22,814	27,123	26,526	23,122	26,904	23,844	24,557

60005 Office Supplies	1,458	931	333	2,106	739	883	1,147

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs -Electrical	—	—	—	147	—	—	—
61020 Repairs - Plumbing	—	279	882	(32)	667	155	311
61025 Repairs - Fire Systems	779	—	—	—	775	—	—
61030 Repairs - HVAC	1,195	810	256	100	1,045	2,318	509
61035 Repairs - Gen. Supplies	1,894	962	1,856	3,524	902	160	551
61040 Repairs - Equipment	626	881	—	—	453	856	624
61045 Repairs - Other Interior	357	897	1,016	895	3,240	969	284
61055 Repairs - Other Exterior	570	1,037	—	—	—	—	—
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	5,422	4865	4,009	4,633	7,082	4,447	2,278

61505 Contracts - Elevator	557	557	557	557	557	557	557
61510 Contract - Floor Maint	—	—	—	—	—	—	900
61515 Contracts -Alarm/Fire	29	—	485	514	144	—	—
61520 Contract-HVAC	—	645	—	—	182	—	—
61525 Contract - Pest Control	326	163	(63)	100	200	463	326
61535 Contract - Other	135	(68)	141	—	334	698	—

Total Service Contracts	1,047	1,298	1,12O	1,171	1,417	1,718	1,783

62005 Land Maintenance	1,250	1,250	1,250	1,250	1,946	1,250	1,730

Total Land Maintenance	1,250	1,250	1,250	1,250	1,946	1,250	1,730

62505 Rental/Lease - Cable	2,040	2,040	2,040	2,040	2,040	2,040	2,040
62510 Rental/Lease - Security	—	—	—	132	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	459	310	173	91	75	110	497
62540 Rental/Lease - Auto	—	—	87	—	—	—	—
62555 Rental/Lease - Other	217	49	68	76	—	—	149

Total Rental and Leases	2,716	2,399	2,367	2,338	2,115	2,150	2,686

63010 Utilities - Electricity	5,762	5,746	5,761	3,805	9,849	16,062	16,756
63015 Utilities - Water	1,607	1,517	1,357	1,833	1,627	2,582	2,126
63020 Utilities - Gas	10,980	12,541	7,462	3,358	2,922	1,882	1,832
63025 Utilities - Telephone	862	1,040	839	1,045	862	655	652
63030 Utilities - Trash	720	617	947	829	1,083	1,035	1,235

Total Utilities	19,932	21,461	16,366	10,870	16,363	22,217	22,601

63505 Marketing and Advertising	641	523	648	353	368	304	618
63510 Printed Materials	83	—	90	—	18	625	63
63515 Special Events	194	65	30	75	—	—	—
63520 Yellow Pages	632	632	632	532	632	632	632
63525 Newspaper and Magazine	85	387	1,140	445	332	347	32
63530 Advertising	—	—	—	180	—	—	—
64005 Referral Fees - Residents	—	—	1,459	1,215	2,460	—	—

Total Marketing and Advertising	1,634	1,607	3,998	2,900	3,809	1,907	1,344

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	134	196	111	212	127	229	128
65010 Auto Service And Repair	657	—	—	—	—	910	138
65015 Other Automobile	—	—	—	—	—	—	—
65505 Travel & Lodging	1,015	(61)	—	210	229	158	429
66005 Mileage	—	—	—	—	—	—	—
66505 Meals & Entertainment	—	24	14	79	—	65	41
67005 License and Fingerprints	448	1,869	1,417	392	1,105	937	232
68005 Dues and Subscriptions	—	—	—	293	473	848	263
[Additional columns below]

[Continued from above table, first column(s) repeated]

OLAPTable	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	311,661	312,044	321,304	308,765	300,485	3,706,268
40010 Revenue-Rent Refund/Proration	—	(200)	(200)	(966)	(2,542)	(19,323)

Total Rental Revenue	311,631	311,844	321,104	307,799	297,943	3,686,945

40110 Revenue-AL Level 1	10,322	9,513	8,822	8,985	9,709	126,281
40115 Revenue-AL Level 2	6,206	7,806	5,075	6,935	8,160	82,108
40120 Revenue-AL Level 3	9,240	8,163	9,939	6,723	6,618	101,377
40125 Revenue-AL Level 4	5,000	6,575	8,260	8,000	9,713	74,952
40130 Revenue-AL Level 5	5,975	4,878	7,626	8,832	8,400	65,479
40135 Revenue-AL Level 6	10,914	8,775	8,139	11,725	8,775	74,118
40140 Revenue-AL Level 7	(1,037)	2,483	1,028	1,248	1,311	10,458
40180 Revenue-Extended Cong Care	—	—	—	—	—	—

Total AL Services Revenue	46,620	48,193	48,889	52,448	52,686	534,772

40515 Revenue-Other	1,272	1,277	1,409	564	3,135	13,742
40525 Revenue-Processing/App Fees	2,500	4,000	3,950	1,000	3,500	28,000

Total Other Revenue	3,772	5,277	5,359	1,564	6,635	41,742
40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	(6,000)
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	(6,000)

Total Revenue	362,054	365,314	375,351	361,812	357,264	4,257,459

50005 Payroll Expense-Regular	82,764	72,327	80,054	75,824	82,487	898,456
50405 Payroll Expense-Overtime	4,343	5,647	3,798	3,854	4,400	75,131
50705 Payroll Expense-Doubletime	326	409	95	545	162	7,004
51005 Bonuses	4,825	3,980	5,490	11,928	8,176	59,663
51505 Vacation, Sick, Holiday	6,096	6,666	6,114	6,041	8,619	75,455
51805 Employee Recognition	121	53	—	42	73	450
52005 Payroll Taxes	6,820	6,882	7,038	5,740	7,380	91,910
52505 401K/401A	299	298	302	364	219	3,788
52805 Group Insurance	5,886	6,983	5,520	6,049	5,332	52,055
53005 Worker’s Comp Insurance	5,987	8,080	6,995	6,995	7,504	74,962

Total Payroll Expenses	117,468	111,324	115,406	117,401	124,351	1,338,874

53305 Outside Service - Medical	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	2	2,528
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	168	168	235	217	258	2,234
55005 Outside Service Other	(22)	68	27	—	—	708

Total Purchase Services	146	237	262	217	260	5,470

Total Payroll Related	117,614	111,561	115,668	117,618	124,611	1,344,344

Total Payroll Related % Total Revenue	32%	31%	31%	33%	35%	32%
56505 Food	21,426	17,486	19,025	20,299	17,482	220,379
57005 Housekeeping	778	810	1,084	766	952	10,618
57505 Kitchen Supplies	2,583	2,093	2,730	1,795	3,397	29,493
53005 Assisted Living Supplies	255	281	427	131	272	4,277
59005 Laundry & Linen/Uniforms	1,095	779	158	935	1,486	14,675
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst Lving	2,771	765	2,196	214	2,256	16,372
59510 Banquet Expense	400	400	400	436	(1,322)	3,114
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	29,308	22,613	23,021	24,574	24,523	293,929

60005 Office Supplies	975	899	751	971	1,633	12,827

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs -Electrical	—	—	—	365	(290)	222
61020 Repairs - Plumbing	1,233	463	—	14	795	4,766
61025 Repairs - Fire Systems	—	—	311	—	—	1,665
61030 Repairs - HVAC	140	140	—	—	1,247	7,760
61035 Repairs - Gen. Supplies	1,301	1,012	414	1,216	4,173	17,964
61040 Repairs - Equipment	336	823	496	—	130	5,225
61045 Repairs - Other Interior	836	417	1,149	548	520	11,148
61055 Repairs - Other Exterior	—	333	—	86	227	2,254
61100 Loss on Early Retierment Asset	—	—	—	—	—	—

Total Repair & Maintenance	3,877	3,189	2,370	2,228	6,803	51,204

61505 Contracts - Elevator	557	557	557	557	557	6,684
61510 Contract - Floor Maint	650	650	650	650	650	4,150
61515 Contracts -Alarm/Fire	—	485	233	—	485	2,375
61520 Contract-HVAC	—	—	388	720	55	1,990
61525 Contract - Pest Control	163	163	163	—	489	2,493
61535 Contract - Other	68	68	897	342	734	3,348

Total Service Contracts	1,438	1,923	2,888	2,269	2,971	21,041

62005 Land Maintenance	1,250	1,421	1,250	1,320	1,250	16,417

Total Land Maintenance	1,250	1,421	1,260	1,320	1,250	16,417

62505 Rental/Lease - Cable	2,040	2,040	2,040	2,040	2,040	24,481
62510 Rental/Lease - Security	—	—	—	—	—	132
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental/Lease - Equipment	653	521	511	394	723	4,516
62540 Rental/Lease - Auto	—	—	—	—	—	87
62555 Rental/Lease - Other	—	—	68	89	—	714

Total Rental and Leases	2,693	2,561	2,619	2,523	2,763	29,930

63010 Utilities - Electricity	13,456	14,204	13,714	8,249	6,464	119,828
63015 Utilities - Water	1,881	1,626	1,306	2,039	1,700	21,201
63020 Utilities - Gas	2,120	1,288	1,137	1,876	4,460	51,860
63025 Utilities - Telephone	516	698	653	728	737	9,307
63030 Utilities - Trash	1,035	1,035	1,035	1,035	1,035	11,640

Total Utilities	19,008	18,851	17,845	13,927	14,397	213,837

63505 Marketing and Advertising	533	650	220	189	208	5,254
63510 Printed Materials	114	183	66	204	1,198	2,643
63515 Special Events	270	510	(63)	28	528	1,638
63520 Yellow Pages	632	632	632	(5,528)	1,037	1,829
63525 Newspaper and Magazine	104	64	314	206	3,453
63530 Advertising	—	—	63	32	27	302
64005 Referral Fees - Residents	500	—	—	—	—	5,634

Total Marketing and Advertising	2,153	1,975	982	(4,762)	3,205	20,753

60510 Delivery	—	—	—	—	—	—
64605 Computers/Peripherals/Software	—	—	—	—	—	—
65005 Gas	144	193	10	111	178	1,775
65010 Auto Service And Repair	375	—	—	—	—	2,080
65015 Other Automobile	—	—	—	—	—	—
65505 Travel & Lodging	17	—	512	382	887	3,777
66005 Mileage	—	—	64	—	150	214
66505 Meals & Entertainment	—	240	33	77	28	600
67005 License and Fingerprints	1,784	554	612	242	1,618	11,211
68006 Dues and Subscriptions	36	211	1,167	635	259	4,183

Database: Cube: Page:	POLAPSVR Financial Data Year Version Community Department Month GLAccount	2001 AA Valley View Total Department Along Columns Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN

68505 Seminars and Training	—	—	—	—	333	545
69005 Employee Recruiting	—	—	904	339	212	—
69505 Other	351	130	669	9	120	697
69605 Discounts Lost	—	—	—	—	—	553
69610 Discounts Taken	(199)	(235)	(131)	(166)	(132)	(251)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	2,405	1,923	2,984	1,365	2,468	4,692

Total Operating Expense	169,857	176,173	175,519	142,915	171,723	169,859

Gross Margin	172,331	164,011	167,877	200,514	159,052	204,994

Gross Margin Percent	50%	48%	49%	58%	48%	55%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	(1,719)	51	3	(439)	116	(108)
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	7,801	7,801	7,801	7,801	5,898	5,898
72405 Insurance-Liability & Hazard	2,114	2,114	2,113	4,108	4,108	4,030

Total Other Fees	12,798	5,365	9,918	11,470	10,722	9,819

72505 Accounting	596	320	458	458	318	318
73005 Legal	5,728	(4,861)	510	1,774	471	355
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	—	157	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—
75005 Property Management Fees	17,118	16,995	17,170	17,171	16,494	18,743
75105 Partnership Admin Fees	13,811	(761)	7,446	6,596	4,863	4,740
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	37,253	11,693	25,741	26,000	22,146	24,156

EBITDAR	122,281	146,953	132,219	163,043	125,784	171,019

EBITDAR Percent	36%	43%	39%	47%	38%	46%
77005 Operating Lease	—	—	—	—	—	—
77010 Add'l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	—	(150)	—	(413)	(2,054)	(823)
80505 Other Non-Operating Income	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	(150)	—	(413)	(2,054)	(823)

83005 Interest Expense	75,797	75,421	75,764	75,730	75,697	75,663
83025 Int Exp MIP	—	9,203	4,602	4,602	6,824	6,824

Total Interest Expense	75,797	84,624	80,365	80,332	82,521	82,487

EBTDA	46,484	62,479	51,854	83,124	45,317	89,356

EBTDA Percent	14%	18%	15%	24%	14%	24%
77505 Depreciation	20,792	20,876	21,535	21,096	21,318	21,548
78005 Amortization	567	575	330	494	494	494

78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	21,359	21,451	21,865	21,589	21,811	22,041

Net Income (Loss)	25,125	41,028	29,989	61,535	23,506	67,314

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

68505 Seminars and Training	432	314	722	298	385	386	3,416
69005 Employee Recruiting	—	257	—	376	—	—	2,087
69505 Other	374	—	275	588	28	492	3,732
69605 Discounts Lost	—	—	66	—	—	21	640
69610 Discounts Taken	(27)	(21)	(18)	(21)	—	—	(1,203)
69525 Sales & Use Tax Due	—	—	—	—		—	—

Total Misc. Expenses	2,010	2,907	2,242	3,640	1,860	4,018	32,513

Total Operating Expense	167,556	181,222	167,236	171,032	162,528	186,174	2,041,793

Gross Margin	194,284	180,832	198,078	204,319	199,284	171,089	2,215,665

Gross Margin Percent	54%	50%	54%	54%	55%	48%	52%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	—	2	—	877	—	(877)	(2,094)
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	7,801	7,801	7,801	7,801	7,801	6,303	88,310
72405 Insurance-Liability & Hazard	3,884	4,333	4,108	4,243	4,108	4,108	43,372

Total Other Fees	11,685	12,136	11,909	12,922	11,909	9,534	129,588

72505 Accounting	381	381	381	881	3,081	2,816	10,387
73005 Legal	626	743	564	483	378	636	7,408
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	250	—	—	—	407
74015 Professional Fees - Other	28	—	—	—	—	—	28
75005 Property Management Fees	18,092	18,083	18,286	18,768	18,091	17,862	212,672
75105 Partnership Admin Fees	7,380	5,983	6,956	8,924	7,675	5,989	79,604
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	26,507	25,190	26,436	29,056	29,225	27,303	310,705

EBITDAR	156,092	143,506	159,732	162,342	158,150	134,252	1,775,372

EBITDAR Percent	43%	40%	44%	43%	44%	38%	42%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	(838)	(822)	(943)	(759)	(881)	(816)	(8,499)
80505 Other Non-Operating Income	—	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—

Total Non-Operating Income/Expense	(838)	(822)	(943)	(759)	(881)	(816)	(8,499)

83005 Interest Expense	75,629	75,595	75,561	75,526	75,491	75,456	907,330
83025 Int Exp MIP	6,824	6,824	6,824	6,824	6,824	—	66,173

Total Interest Expense	82,453	82,419	82,384	82,350	82,315	75,456	973,503

EBTDA	74,477	61,909	78,290	80,751	76,715	59,612	810,368

EBTDA Percent	21%	17%	21%	22%	21%	17%	19%
77505 Depreciation	21,453	21,413	23,418	23,323	23,371	23,243	263,384
78005 Amortization	496	500	505	500	502	505	5,962

78015 Amortization - Start Up	—	—	—	—	—	—	—
Total Depreciation & Amortization	21,949	21,914	23,923	23,823	23,873	23,748	269,347

Net Income (Loss)	52,529	39,995	54,367	56,928	52,842	35,864	541,021

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	VALLEY VIEW LODGE
	Department	Total Departments
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	249,774	221,528	215,371	221,288	237,451	228,959	252,578
40010 Revenue-Rent Refunds/Proration	(1,620)	(755)	(33)	(1,446)	—	—	(1,152)

Total Rental Revenue	248,154	220,773	215,338	219,842	237,451	228,959	251,426

40110 Revenue-AL Level 1	14,994	(749)	8,609	8,500	9,800	8,670	7,915
40115 Revenue-AL Level 2	9,970	11,015	14,071	9,375	6,762	8,407	6,807
40120 Revenue-AL Level 3	6,350	13,200	136	6,025	8,844	7,000	9,500
40125 Revenue-AL Level 4	4,875	3,965	4,875	6,634	5,850	7,341	5,850
40130 Revenue-AL Level 5	2,350	3,150	3,425	4,595	2,350	1,175	2,550
40135 Revenue-AL Level 6	—	—	—	1,400	—	1,400	1,400
40140 Revenue-AL Level 7	9,105	2,990	2,990	1,590	2,990	1,590	1,590
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—	—

Total AL Services Revenue	47,644	33,571	34,106	38,119	36,596	35,583	35,612

40515 Revenue-Other	642	1,144	481	634	574	923	1,346
40525 Revenue-Processing/App Fees	6,200	—	—	—	—	1,500	5,000

Total Other Revenue	6,842	1,144	481	634	574	2,423	6,346

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	(4,026)	(1,600)	(2,411)	(3,854)	(2,530)	(7,290)	(4,860)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	(4,026)	(1,600)	(2,411)	(3,854)	(2,530)	(7,290)	(4,860)

Total Revenue	298,614	253,888	247,514	254,741	272,091	259,675	288,524

50005 Payroll Expense-Regular	47,360	49,936	55,101	55,131	58,948	50,192	60,534
50405 Payroll Expense-Overtime	11,173	8,091	6,406	3,851	3,815	5,837	7,295
50705 Payroll Expense-Doubletime	4,640	2,642	1,655	597	233	1,452	1,345
51005 Bonuses	500	950	1,300	800	1,400	1,550	1,882
51505 Vacation, Sick, Holiday	6,388	4,790	2,560	3,157	2,864	4,329	1,804
51805 Employee Recognition	—	—	—	—	—	—	—
52005 Payroll Taxes	8,264	6,580	6,730	6,179	6,335	5,619	6,855
52505 401K/401A	269	262	213	233	127	204	224
52805 Group Insurance	1,681	1,595	2,689	1,013	1,310	1,265	1,626
53005 Worker’s Comp Insurance	2,477	2,477	3,036	4,472	4,309	4,414	4,753

Total Payroll Expenses	82,752	77,323	79,691	75,432	79,341	74,862	86,318

53305 Outside Service - Medical	—	1,676	330	530	—	—	—
53505 Temporary Services	7,236	6,424	16,257	1,275	1,013	2,304	2,304
53510 Temporary Services - AL	2,934	3,009	144	376	292	—	—
54005 Payroll Service	—	366	187	139	161	158	151
55005 Outside Service Other	25	4,225	4,270	(4,233)	—	—	—

Total Purchase Services	10,194	15,701	21,188	(1,912)	1,466	2,463	2,455

Total Payroll Related	92,946	93,023	100,879	73,520	80,807	77,325	88,773

Total Payroll Related % Total Revenue	31%	37%	41%	29%	30%	30%	31%
56505 Food	21,391	9,653	10,640	14,835	15,616	15,092	15,607
57005 Housekeeping	773	1,604	502	1,124	1,010	977	1,010
57505 Kitchen Supplies	2,968	4,952	2,828	2,302	2,183	2,111	2,181
58005 Assisted Living Supplies	382	402	69	25	583	402	359
58505 Alzheimer Supplies	—	—	—	—	—	—	—
59005 Laundry & Linen/Uniforms	994	1,323	2,152	1,301	806	593	459
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Lving	1,040	2,912	2,501	1,320	1,620	2,007	739
59510 Banquet Expense	221	500	500	—	—	—	—
59555 NMS-Foodservices	—	—	—	16,992	10,258	(1,982)	4,509
59560 NMS-Housekeeping	—	—	—	3,705	2,039	6,100	1,984

Total Variable Expense	27,769	21,346	19,193	41,604	34,115	25,300	26,847

60005 Office Supplies	2,471	4,265	2,491	1,031	1,570	413	1,481

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	34
61015 Repairs -Electrical	380	472	598	(428)	—	—	—
61020 Repairs -Plumbing	(26)	—	351	96	145	700	86
61025 Repairs - Fire Systems	—	—	—	256	(256)	—	—
61030 Repairs - HVAC	209	217	708	—	457	1,602	236
61035 Repairs - Gen. Supplies	315	(100)	1,024	540	1,395	999	4,654
61040 Repairs - Equipment	791	1,724	411	781	1,110	1,666	2,424
61045 Repairs - Other Interior	1,874	753	1,020	808	260	2,805	2,206
61055 Repairs - Other Exterior	130	—	—	—	449	—	—
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	3,673	3,066	4,113	2,054	3,560	7,772	9,641

61505 Contracts - Elevator	557	557	557	939	557	887	1,325
61510 Contracts - Floor Maint	369	369	622	430	1,175	—	—
61515 Contracts - Alarm/Fire	—	—	506	144	489	211	—
61520 Contracts-HVAC	—	626	—	—	—	—	645
61525 Contracts - Pest Control	163	163	163	163	163	1,593	163
61535 Contracts -Other	270	199	192	215	577	81	68

Total Service Contracts	1,359	1,914	2,040	1,891	2,961	2,772	2,201

62005 Land Maintenance	1,250	1,250	2,292	1,942	2,360	2,245	1,374

Total Land Maintenance	1,250	1,250	2,292	1,942	2,360	2,245	1,374

62505 Rental/Lease - Cable	2,039	2,039	2,039	2,039	2,039	2,039	2,039
62510 Rental/Lease - Security	—	—	—	372	372	372	(372)
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	499	33	111	160	70	708	396
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	74	—	—	91	435	—

Total Rental and Leases	2,539	2,146	2,150	2,571	2,573	3,554	2,063

63010 Utilities - Electricity	5,637	4,245	5,542	5,985	8,293	12,491	9,622
63015 Utilities - Water	943	722	1,238	1,826	1,759	1,594	1,620
63020 Utilities - Gas	3,462	3,088	3,208	1,915	(2,182)	1,362	1,747
63025 Utilities - Telephone	556	615	668	547	624	718	725
63030 Utilities - Trash	617	581	762	1,184	1,482	617	720

Total Utilities	11,215	9,252	11,418	11,457	9,976	16,782	14,434

63505 Marketing and Advertising	4,297	2,738	1,345	1,246	6,369	1,281	2,394
63510 Printed Materials	364	2,988	—	1,116	96	—	61
63515 Special Events	—	739	660	319	312	393	76
63520 Yellow Pages	—	—	—	—	—	—	—
63525 Newspaper and Magazine	—	—	—	—	—	—	—
63530 Advertising	—	—	—	—	—	—	—
64005 Referral Fees - Residents	—	—	—	—	1,215	1,715	—

Total Marketing and Advertising	4,662	6,466	2,005	2,682	7,992	3,389	2,530

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/ Software	—	—	—	—	—	—	—
65005 Gas	128	76	101	—	107	95	102
65010 Auto Service And Repair	—	—	1,295	—	—	—	3,156
65015 Other Automobile	—	—	—	—	—	—	—
65505 Travel & Lodging	233	—	51	—	9	—	—
66005 Mileage	—	—	47	51	—	—	127
66505 Meals & Entertainment	—	—	—	—	140	131	—
67005 License and Fingerprints	333	665	(26)	986	1,996	1,252	2,050

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	261,946	277,690	278,031	290,547	256,395	2,991,558
40010 Revenue-Rent Refunds/Proration	(2,449)	—	(2,393)	(1,884)	(5,161)	(16,893)

Total Rental Revenue	259,497	277,690	275,638	288,663	251,234	2,974,665

40110 Revenue-AL Level 1	8,857	9,931	9,698	10,800	5,101	102,126
40115 Revenue-AL Level 2	6,736	7,885	7,548	6,325	(2,274)	92,627
40120 Revenue-AL Level 3	7,600	7,925	7,544	8,575	7,292	89,991
40125 Revenue-AL Level 4	4,388	7,764	7,950	6,825	4,415	70,732
40130 Revenue-AL Level 5	3,525	1,175	1,175	1,175	2,550	29,195
40135 Revenue-AL Level 6	1,400	1,400	1,400	1,400	1,400	11,200
40140 Revenue-AL Level 7	1,590	1,590	1,590	1,565	—	29,180
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—

Total AL Services Revenue	34,096	37,670	36,905	36,665	18,484	425,050

40515 Revenue-Other	665	851	874	—	1,327	9,462
40525 Revenue-Processing/App Fees	2,750	3,000	—	1,000	2,000	21,450

Total Other Revenue	3,415	3,851	874	1,000	3,327	30,912

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	(490)	—	—	—	—	(27,061)
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	(490)	—	—	—	—	(27,061)

Total Revenue	296,518	319,211	313,417	326,328	273,045	3,403,566

50005 Payroll Expense-Regular	64,647	59,817	70,869	68,848	64,764	706,148
50405 Payroll Expense-Overtime	7,960	12,497	14,218	11,751	10,299	103,193
50705 Payroll Expense-Doubletime	1,093	2,430	3,195	1,911	1,750	22,942
51005 Bonuses	1,566	4,700	2,800	1,100	2,950	21,498
51505 Vacation, Sick, Holiday	2,589	9,835	7,139	3,986	2,201	51,641
51805 Employee Recognition	—	—	—	—	—	—
52005 Payroll Taxes	5,228	6,698	8,070	7,082	6,460	80,100
52505 401K/401A	241	267	341	511	575	3,466
52805 Group Insurance	(114)	4,060	2,960	3,644	3,822	25,550
53005 Worker’s Comp Insurance	5,054	5,322	5,924	5,810	5,138	53,186

Total Payroll Expenses	88,264	105,626	115,514	104,643	97,958	1,067,726

53305 Outside Service-Medical	687	—	—	—	—	3,223
53505 Temporary Services	1,465	444	—	—	—	38,722
53510 Temporary Services-AL	—	—	—	—	—	6,755
54005 Payroll Service	158	154	165	173	167	1,981
55005 Outside Service Other	122	—	60	—	33	4,503

Total Purchase Services	2,433	598	226	173	201	55,184

Total Payroll Related	90,697	106,224	115,740	104,816	98,159	1,122,909

Total Payroll Related % Total Revenue	31%	33%	37%	32%	36%	33%
56505 Food	22,094	17,231	23,445	15,065	19,760	200,431
57005 Housekeeping	1,449	1,315	1,608	804	980	13,157
57505 Kitchen Supplies	1,714	2,377	2,195	1,681	2,642	30,134
58005 Assisted Living Supplies	245	737	447	82	181	3,914
58505 Alzheimer Supplies	414	(414)	—	—	—	—
59005 Laundry & Linen/Uniforms	1,053	1,370	1,282	1,569	1,367	14,268
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst Lving	1,349	1,545	1,234	1,451	1,407	19,123
59510 Banquet Expense	500	500	500	500	(647)	2,574
59555 NMS-Foodservices	—	—	—	(383)	—	29,395
59560 NMS-Housekeeping	—	—	—	(614)	—	13,214

Total Variable Expense	28,818	24,661	30,711	20,155	25,690	326,209

60005 Office Supplies	1,117	1,275	1,068	(81)	1,261	18,362

61005 Repairs and Maint-Building	—	—	—	—	—	—
61010 Repairs-Phone System	—	—	—	—	—	34
61015 Repairs-Electrical	—	196	—	677	—	1,896
61020 Repairs-Plumbing	—	2,543	505	1,808	221	6,428
61025 Repairs-Fire Systems	675	—	—	—	—	675
61030 Repairs-HVAC	932	524	—	1,106	725	6,717
61035 Repairs-Gen. Supplies	2,162	1,882	2,254	3,571	2,084	20,781
61040 Repairs-Equipment	456	676	603	153	338	11,134
61045 Repairs-Other Interior	250	500	988	—	148	11,613
61055 Repairs-Other Exterior	—	—	—	77	—	656
61100 Loss on Early Retierment Asset	—	—	—	—	—	—

Total Repair & Maintenance	4,475	6,322	4,350	7,393	3,516	59,935

61505 Contracts-Elevator	1,114	557	557	557	557	8,721
61510 Contracts-Floor Maint	—	—	300	—	—	3,264
61515 Contracts-Alarm/Fire	—	535	400	144	485	2,914
61520 Contracts-HVAC	—	—	645	645	—	2,562
61525 Contracts-Pest Control	163	—	288	326	163	3,511
61535 Contracts -Other	68	149	491	—	246	2,555

Total Service Contracts	1,345	1,240	2,681	1,672	1,451	23,526

62005 Land Maintenance	1,441	1,887	1,466	1,306	1,250	20,062

Total Land Maintenance	1,441	1,887	1,466	1,306	1,250	20,062

62505 Rental/Lease-Cable	2,039	2,039	2,039	2,039	2,039	24,473
62510 Rental/Lease-Security	—	—	—	1,116	—	1,860
62525 Rental/Lease-Furniture	—	—	—	—	—	—
62535 Rental/Lease-Equipment	254	203	417	(52)	182	2,981
62540 Rental/Lease-Auto	—	—	—	—	—	—
62555 Rental/Lease-Other	—	—	217	435	217	1,469

Total Rental and Leases	2,294	2,243	2,674	3,539	2,439	30,783

63010 Utilities -Electricity	11,750	9,808	9,546	5,110	4,602	92,630
63015 Utilities- Water	2,235	1,836	2,719	1,387	1,917	19,796
63020 Utilities - Gas	1,841	2,444	2,981	5,046	7,770	32,682
63025 Utilities - Telephone	770	676	694	916	837	8,345
63030 Utilities - Trash	762	720	958	720	720	9,845

Total Utilities	17,357	15,485	16,899	13,178	15,846	163,298

63505 Marketing and Advertising	4,915	1,115	987	880	742	28,310
63510 Printed Materials	—	12	160	2,814	94	7,707
63515 Special Events	555	241	777	378	824	5,273
63520 Yellow Pages	—	—	—	—	3,499	3,499
63525 Newspaper and Magazine	—	520	32	32	109	693
63530 Advertising	—	—	—	—	—	—
64005 Referral Fees-Residents	1,215	1,215	—	2,309	2,780	10,449

Total Marketing and Advertising	6,685	3,104	1,956	6,412	8,049	55,931

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/ Software	—	—	—	—	—	—
65005 Gas	274	226	217	304	131	1,761
65010 Auto Service And Repair	60	—	135	500	—	5,145
65015 Other Automobile	—	—	—	—	80	80
65505 Travel & Lodging	384	—	—	473	192	1,343
66005 Mileage	89	—	—	—	—	313
66505 Meals & Entertainment	—	45	66	49	169	601
67005 License and Fingerprints	1,233	213	1,873	907	1,857	13,340

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	VALLEY VIEW LODGE
	Department	Total Departments
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN

68005 Dues and Subscriptions	246	96	—	(48)	77	443
68505 Seminars and Training	124	441	73	—	200	294
69005 Employee Recruiting	—	—	1,607	—	1,287	2,515
69505 Other	(24)	821	185	67	328	1,300
69605 Discounts Lost	—	—	—	—	—	—
69610 Discounts Taken	(24)	(36)	(29)	(11)	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	1,016	2,064	3,303	1,045	4,144	6,030

Total Operating Expense	148,901	144,792	149,883	139,796	150,057	145,582

Gross Margin	149,713	109,097	97,630	114,945	112,034	114,093

Gross Margin Percent	50%	43%	39%	45%	45%	44%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	(5)	(3,662)	164	(365)	747	(100)
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	4,822	7,522	7,801	7,801	8,947	7,361
72405 Insurance-Liability & Hazard	1,724	1,724	1,729	2,102	2,102	2,114
72410 Mortgage Insurance Premium	—	—	—	—	—	—

Total Other Fees	6,542	5,585	9,695	9,538	11,796	9,375

72505 Accounting	417	417	417	417	417	346
73005 Legal	877	568	164	1,600	409	784
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	—	69	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—
75005 Property Management Fees	14,621	12,694	12,686	12,737	13,605	12,984
75105 Partnership Admin Fees	1,979	3,139	(824)	(3,427)	5,501	797
75510 Other Penalties/Fin. Fee	—	—	—	—	—	80
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	250
75520 Franchise Tax Filing Fee	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	17,893	16,818	12,511	11,326	19,931	15,241

EBITDAR	125,278	86,694	75,424	94,080	90,308	89,477

EBITDAR Percent	42%	34%	30%	37%	33%	34%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	—	—	—	—	—	—
80505 Other Non-Operating Income	—	—	—	—	—	—
87010 Extraordinary Items-	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	—	—	—	—	—

83005 Interest Expense	82,994	82,914	82,838	82,758	82,968	82,307
83025 Int Exp MIP	—	—	—	—	—	—

Total Interest Expense	82,994	82,914	82,838	82,758	82,968	82,307

EBTDA	42,284	3,780	(7,414)	11,323	7,340	7,171

EBTDA Percent	14%	1%	-3%	4%	3%	3%
77505 Depreciation	18,834	18,764	18,877	18,981	18,981	19,983
78005 Amortization	17,339	17,091	17,443	16,740	17,091	17,091
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	36,173	35,856	36,320	35,721	36,073	37,074

Net Income (Loss)	6,111	(32,076)	(43,734)	(24,398)	(28,733)	(29,904)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

68005 Dues and Subscriptions	292	—	—	804	86	—	1,997
68505 Seminars and Training	208	356	25	298	500	—	2,518
69005 Employee Recruiting	(41)	2,029	1,196	—	—	395	8,988
69505 Other	218	888	825	307	226	370	5,512
69605 Discounts Lost	—	—	—	—	—	—	—
69610 Discounts Taken	—	(18)	(38)	(39)	(41)	(14)	(250)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	6,113	5,295	2,492	3,662	3,002	3,180	41,347

Total Operating Expense	155,458	159,523	164,933	181,207	161,392	160,840	1,862,364

Gross Margin	133,065	136,995	154,278	132,210	164,936	112,205	1,541,202

Gross Margin Percent	46%	46%	48%	42%	51%	41%	45%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	197	5,938	—	(1,401)	(855)	(2,381)	(1,723)
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	7,801	7,801	7,801	7,801	7,801	7,801	91,063
72405 Insurance-Liability & Hazard	2,114	2,114	2,114	2,114	2,114	2,114	24,182
72410 Mortgage Insurance Premium	—	—	—	—	—	6,230	6,230

Total Other Fees	10,113	15,854	9,916	8,515	9,061	13,764	119,752

72505 Accounting	346	346	472	346	346	1,665	5,949
73005 Legal	1,502	1,051	6,258	847	348	353	14,760
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	116	184
74015 Professional Fees - Other	—	—	—	—	—	—	—
75005 Property Management Fees	14,421	14,831	15,961	15,671	16,462	13,507	170,178
75105 Partnership Admin Fees	8,518	2,447	3,770	2,495	5,635	284	30,313
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	80
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	250
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	24,787	18,674	26,460	19,359	22,791	15,924	221,715

EBITDAR	98,165	102,467	117,903	104,337	133,084	82,517	1,199,735

EBITDAR Percent	34%	35%	37%	33%	41%	30%	35%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	(624)	—	(368)	(142)	(65)	(65)	(1,265)
80505 Other Non-Operating Income	—	—	—	—	—	—	—
87010 Extraordinary Items-	—	—	—	—	—	113,023	113,023

Total Non-Operating Income/Expense	(624)	—	(368)	(142)	(65)	112,958	111,758

83005 Interest Expense	22,374	82,437	82,351	82,275	82,188	79,776	928,180
83025 Int Exp MIP	—	—	—	—	—	—	—

Total Interest Expense	22,374	82,437	82,351	82,275	82,188	79,776	928,180

EBTDA	76,416	20,030	35,921	22,204	50,962	(110,217)	159,798

EBTDA Percent	26%	7%	11%	7%	16%	-40%	5%
77505 Depreciation	19,807	20,028	21,536	20,214	20,239	20,233	236,478
78005 Amortization	17,091	17,091	17,091	17,091	17,091	6,638	194,890
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	36,898	37,120	38,627	37,305	37,330	26,871	431,368

Net Income (Loss)	39,518	(17,090)	(2,707)	(15,101)	13,632	(137,088)	(271,569)

ADDENDA

ADDENDUM F: Comparable Land Sale Data Sheets

Land Comparable 1

4756 Clayton Road

Concord, CA 94521
593-C4	County: Contra Costa

Zoning: PD	Parcels and/or Legal:
133-080-039

POTENTIAL LAND USES

Potential Land Uses:
Apartment:	Yes	Industrial:	No	Utilities Available:
Free Standing Retail:	No	Office:	No	all to site
Golf:	No	Shopping Center:	No
Health Care:	No	Single Family:	No
Hospitality:	No	Special Purpose:	No

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	7/2002

Sale Price
Reported:	4,400,000
Cash Equivalent:	4,400,000
0
Adjusted:	4,400,000
$ Per SqFt:	$20.91

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	210,438.00	4.83
Net Usable Area:	210,438.00	4.83

Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION

Recording Reference: 239093
Grantor: Master Links Investment Corp.

Grantee: Oakmont SL of concord

Verification Contact:
  Public records

REMARKS

At the time of sale the site was improved with a heavily depreciated minature golf course. Reportedly, the buyer is planning on replacing these improvements with a 146-unit apartment complex.

Land Comparable 2

Property Name: Hotel Site	2611 Contra Costa Blvd

Pleasant Hill, CA 94523 -4220
592 - C/6	County: Contra Costa

Zoning: PUD, Pleasant Hill	Parcels and/or Legal:
APN: 149-110-085,086 Legal: Por lots 13 thru 19
Walnut Creek Acres Unit 1 bk 25 pgs 848 & 849

POTENTIAL LAND USES

Potential Land Uses:

Apartment:	No	Industrial:	No	Utilities Available:
		Office:	No	All Available to the Site
Golf:	No
Health Care:	No	Single Family:	No

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	9/2001

Sale Price
Reported:	2,200,000
Cash Equivalent:	2,200,000
0
Adjusted:	2,200,000
$ Per SqFt:	$17.49

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	125,801.00	2.89
Net Usable Area:	125,801.00	2.89

Percent Usable:	100.00%

VERIFICATION

Recording Reference: 288121

Grantor: Pleasant Hill Redevelopment Agency

Grantee: Pleasant Hill Lodging Partner (LP)

Verification Contact:

  Seller: Diane Keams (925) 671-5215
  Buyer: Roy Baker (316) 681-5100

REMARKS

The subject property was purchased to construct a 132-room all suites hotel. This hotel is under construction at this time.

Land Comparable 3

4640 Pacheco Boulevard

Martinez, CA 94553
n/a	County: Contra Costa

Zoning: PD	Parcels and/or Legal:
161-262-023-5

POTENTIAL LAND USES

Potential Land Uses:

Apartment: Yes		Utilities Available:

None Available
Proposed Use

120 Unit Apartment
Complex

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	3/1999

Sale Price
Reported:	3,500,000
Cash Equivalent:	3,500,000
Capital Costs:	100,000
Adjusted:	3,600,000
$ Per SqFt:	$8.42

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	427,759.00	9.82
Net Usable Area:	427,759.00	9.82

Percent Usable:	100.00%

VERIFICATION

Recording Reference: 111016

Grantor: Muirterco, Inc.

Grantee: Nhpahp Development II LP

Verification Contact:
  Appraiser           — ( )  -

REMARKS

Vacant site located along the south side of Pacheco Boulevard in Martinez. Site has rolling topography. No utilities were available to the site. A cost of $100,000 has been estimated to bring utilities to the property. The transaction had an extended escrow and did not close until 2000. Site was originally proposed for a 120 unit multi-family complex.

Land Comparable 4

100 Chilpancingo Parkway

Property Subtype: Vacant building site	Pleasant Hill, CA
County: Contra Costa

Zoning: PUD	Parcels and/or Legal:
153-030-077-9

POTENTIAL LAND USES

Potential Land Uses:

Apartment: Yes		Utilities Available:

All Public

Proposed Use

Apartments

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	7/1998

Sale Price
Reported:	1,574,000
Cash Equivalent:	1,574,000
0
Adjusted:	1,574,000
$ Per SqFt:	$9.00

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	174,936.00	4.02
Net Usable Area:	174,936.00	4.02

Percent Usable:	100.00%
Ground Leased:	No

VERIFICATION
Recording Reference: 181882,181883

Grantor: Diamond Property, County of Contra Costa

Grantee: Bridge Housing Corp.

Verification Contact:

  Buyer

REMARKS

Transaction is an assemblage of two parcels located Chilpancingo Parkway. One of the two sites acquired was improved with a vacant restaurant building. The buyer planned to demolish the restaurant and use both sites for construction of a 71-unit, low income housing complex. Construction on the project is projected for the Spring of 2000. We estimated demolition costs on the 12,677 square foot restaurant building at $2.00 per square foot.

Land Comparable 5

Northwest corner of Crow Canyon Road and

San Ramon, CA 94587
County: Contra Costa

Zoning: R-M, Multi-Family	Parcels and/or Legal:
208-510-001

POTENTIAL LAND USES

Potential Land Uses:

Apartment: Yes		Utilities Available:

All available
Proposed Use

Townhomes

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	4/1998

Sale Price
Reported:	4,600,000
Cash Equivalent:	4,600,000
Capital Costs:	180,000
Adjusted:	4,780,000
$ Per SqFt:	$10.97

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	435,600.00	10.00
Net Usable Area:	435,600.00	10.00

Percent Usable:	100.00%

VERIFICATION
Recording Reference: 080683
Grantor: John Muir/Mt. Diablo Health

Grantee: Braddock & Logan

Verification Contact:
  Public Records —————

REMARKS

This is an assemblage purchase of two sites. One site was improved with a 60,000 SF medical office building which the buyer was responsible for demolition. The estimated cost of demolition was $3.00/SF or $180,000. Site was purchased for construction of an 85-unit townhome project.

ADDENDA

ADDENDUM G: Comparable improved Sale Data Sheets

Improved Comparable 1

Property Name: Carmel Village Property Type: Senior Housing Property Subtype: Assisted Living	17077 San Mateo Street Fountain Valley, CA 92708 County: Orange

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	117,666
Est. Net Building Area:	117,666

Year Built:	1986
Quality:	Good
Condition:	Average
Buildings:	3
Stories:	3

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple

Sale Date:	01/15/2003

Sale Price

Reported Price:	$23,125,000
Cash Equivalent:	$23,125,000

Adj. Sale Price:	$23,125,000
$ Per SqFt:	$196.53
$ Per Unit:	$122,354

Cap Rate:	11.14%
EGIM:	4.24

OCCUPANCY

Occupancy at Sale:	97.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$5,450,000

Effective Gross	$5,450,000
Operating Expenses:	$2,875,000	0.53%
Net Operating Income:	$2,575,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	139,828	3.21
Net Usable Area:	139,828	3.21

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	94
Number of IL Units:	95
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	189
Average Unit Size:	623
No. of Licensed Beds:	200

Subsidized:	No

VERIFICATION

Grantor: Carmel Village Retirement Residence, Inc.
Grantee: 625 Management Company LLC
Verification Contact:
   Michelle Butts, 714.962.6667

REMARKS

This facility is licensed for 200 beds, but is operated at 189 units. Approximately one-half of the units are for independent living with the other half for assisted living. Assisted living residents pay from $350 to $1,400 per month in additional care fees. It was reported that over 70 percent of the residents are paying first level charges ($350 per month). It was reported that several of the buyer’s parties were stockholders of the selling entity, however, this was reported to be an arm’s length sale.

Improved Comparable 2

Property Name: Emerald Hills Property Type: Senior Housing Property Subtype: Assisted Living	11550 Education Street Auburn, CA County: Placer

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	61,677
Est. Net Building Area:	61,677
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	09/06/2002

Sale Price

Reported Price:	$8,800,000
Cash Equivalent:	$8,800,000

Adj. Sale Price:	$8,800,000
$ Per SqFt:	$142.68
$ Per Unit:	$98,876
$ Per Eff Bed:	$94,624
Cap Rate:	11.00%
EGIM:	4.00

OCCUPANCY

Occupancy at Sale:	100.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,475,000

Effective Gross	$2,475,000
Operating Expenses:	$1,490,000	0.60%
Net Operating Income:	$985,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	108,900	2.50
Net Usable Area:	108,900	2.50

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	53
Number of IL Units:	20
Number of Cottage Units:	0
Number of ALZ Units:	16
Total Number of Units:	89
Average Unit Size:	693
No. of Licensed Beds:	97
No. of Effective Beds:	93

Subsidized:	No

Amenities:
Common areas, dining room

VERIFICATION

Grantor: ALCO IV, LLC
Grantee: Healthcare Property Investors, Inc.
Verification Contact:
   Seller

REMARKS

This property is located 60 miles east of Sacramento in Auburn. Facility offers studio alcove units (346 - 568 SF), one-bedroom units (483 SF) and two-bedroom units (728 SF). This was a sale lease-back transaction where the buyer will lease the facility to Emeritus for 15 years with a 10-year option. Emeritus has managed the facility since it was completed. The lease rate is based on 11.50 percent of the purchase price with 3.0 percent annual escalations. Expense amount shown includes a 5.0 percent management fee and reserves allowance.

Improved Comparable 4

Property Name: Woodmark at Summit Property Type: Senior Housing Property Subtype: Assisted Living	5165 Summit Ridge Court Reno NV 89523 County: Washoe Parcels and/or Legal: 66563

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	77,445
Est. Net Building Area:	77,445
Exterior Walls:	Stucco
Year Built:	1998
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	3

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	02/21/2002

Sale Price

Reported Price:	$9,500,000
Cash Equivalent:	$8,500,000
Capital Costs:	$1,000,000
Adj. Sale Price:	$9,500,000
$ Per SqFt:	$122.67
$ Per Unit:	$103,261

Cap Rate	12.63%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	60.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$3,300,000

Effective Gross	$3,300,000
Operating Expenses:	$2,100,000	0.64%
Net Operating Income:	$1,200,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	182,299	4.19
Net Usable Area:	182,299	4.19
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	92
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	92
Average Unit Size:	842

Subsidized:	No

VERIFICATION

Recording Reference: 11662-0240
Grantor: Woodmark At Summit Ridge LLC
Grantee: Emeritus
Verification Contact:
   Buyer

REMARKS

Sale is an assisted living facility located in the northwest part of Reno, Nevada. The improvements are of good quality construction. Original developer was unable to attain stablized operation. Buyer is an experienced operator.

Improved Comparable 3

Property Name: Mapleridge of Laguna Property Type: Senior Housing Property Subtype: Assisted Living	6727 Laguna Park Drive Elk Grove, CA County: Sacramento

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	50,476
Est. Net Building Area:	50,476
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	2

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	01/24/2002

Sale Price

Reported Price:	$8,055,600
Cash Equivalent:	$8,055,600

Adj. Sale Price:	$8,055,600
$ Per SqFt:	$159.59
$ Per Unit:	$95,900

Cap Rate:	10.55%
EGIM:	3.16

OCCUPANCY

Occupancy at Sale:	76.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,550,000

Effective Gross	$2,550,000
Operating Expenses:	$1,700,000	0.67%
Net Operating Income:	$850,000

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	186,437	4.28
Net Usable Area:	186,437	4.28

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	84
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	84
Average Unit Size:	601

Subsidized:	No

VERIFICATION

Grantor: Marriott Senior Living Services
Grantee: CNL Retirement Properties
Verification Contact:
    Buyer, CNL

REMARKS

This is a newer assisted living facility located in the south part of the Sacramento MSA in Elk Grove. Property was part of a five-facility joint venture transaction between CNL and Marriott. Marriott was to continue operating the property. Facility was in lease-up at time of sale. Income and expense data based on stabilized operating conditions.

Improved Comparable 6

Property Name: Atria Redding Property Type: Senior Housing Property Subtype: Assisted Living	101 Quartz Hill Road Redding, CA 96003 County: Shasta Parcels and/or Legal: 112-090-18-00

IMPROVEMENTS

Est. Gross Building Area:	44,328
Est. Net Building Area:	44,328

Year Built:	1997
Quality:	Poor
Condition:	Good

Stories:	2

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	07/01/2001

Sale Price

Reported Price:	$5,000,000
Cash Equivalent:	$5,000,000

Adj. Sale Price:	$5,000,000
$Per SqFt:	$112.80
$ Per Unit:	$83,333

Cap Rate:	12.50%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	95.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$1,950,000

Effective Gross	$1,950,000
Operating Expenses:	$1,325,000	0.68%
Net Operating Income:	$625,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	133,294	3.06
Net Usable Area:	133,294	3.06

Percent Usable:	100%

SENIOR HOUSING INFO

Number of AL Units:	60

Total Number of Units:	60
Average Unit Size:	739

VERIFICATION

Recording Reference: N/A
Grantor: Atria Communities
Grantee: AMI Senior Living

REMARKS

This is the sale of a smaller assisted living facility located in northern California in Redding. The improvements are of above average quality construction. There are a total of 60 living units, consisting of 36 studio units, 20 one-bedroom units and four two-bedroom units. The property was not actively marketed and was purchased by a local senior housing provider. The income and expense data based on actuals at time of sale. The seller was motivated to sell and the price paid is considered below actual market value.

Improved Comparable 5

Property Name: Aegis of Napa Property Type: Senior Housing Property Subtype: Assisted Living	2100 Redwood Road Napa, CA 94558 County: Napa Parcels and/or Legal: 007-321-009

IMPROVEMENTS

Class:	A
Est. Gross Building Area:	34,030
Est. Net Building Area:	34,030
Exterior Walls:	Composite siding
Year Built:	1999
Quality:	Good
Condition:	Good

Parking Spaces:	15
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple

Sale Date:	06/01/2001

Sale Price

Reported Price:	$7,200,000
Cash Equivalent:	$7,200,000

Adj. Sale Price:	$7,200,000
$ Per SqFt:	$211.58
$ Per Unit:	$167,442
$ Per Eff Bed:	$150,000

Cap Rate:	10.76%
EGIM:	3.43

OCCUPANCY

Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,100,000

Effective Gross	$2,100,000
Operating Expenses:	$1,325,000	63.10%
Net Operating Income:	$775,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	48,590	1.12
Net Usable Area:	48,590	1.12

Per Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	34
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	9
Total Number of Units:	43
Average Unit Size:	791
No. of Licensed Beds:	48
No. of Effective Beds:	48

Subsidized:	No

VERIFICATION

Grantor: Aegis Assisted Living Properties LLC
Grantee: Francis & Shannon Connelly
Verification Contact:
   Jeff Owen, Aegis Assisted Living

REMARKS

This is a smaller assisted living facility located in Napa. Contains 34 assisted living units and nine dementia units. Unit mix includes 20 studio units with 386 SF, 5 companion suites with 640 SF and 18 One-bedroom units with 640 SF. Facility opened in 9/1999 and achieved stabilized occupancy in 13 months. Aegis will continue to manage the property. Income and expense data based on actuals at time of sale.

ADDENDA

ADDENDUM H: Qualifications of the Appraisers

PROFESSIONAL QUALIFICATIONS

Mark E. Bryant
Managing Director, Senior Housing/Healthcare Industry Group

Mr. Bryant has been involved in the real estate appraisal industry since 1980. Was employed from 1980 to 1986 by Western Appraisals & Survey in Lewiston, Idaho.

Mr. Bryant joined Cushman & Wakefield, Inc. in 1986 in the Valuation Advisory Services Group in Portland, Oregon. Mr. Bryant was named an Associate Director in 1990, given Directorship in 1995 and was named a Managing Director in 2002.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, single- and multi-family residential properties, motels, senior housing, aviation properties, ad valorem mass appraisals, and other investment properties throughout the United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Has been qualified as an expert witness in bankruptcy litigation in the State of Oregon.

From 1980 to 1985, Mr. Bryant was general real estate appraiser focusing on all property types, including residential, commercial, agriculture and special use properties throughout the country. Western Appraisal also conducted mass appraisals for various assessor offices and Mr. Bryant assisted in ad valorem valuation and board hearings for several county assessor offices.

From 1991 through 1998, Mr. Bryant’s primary focus was on the valuation and consultation on multi-family housing properties, with a special focus on affordable housing properties. He was a senior appraiser for the company’s Affordable Housing Group. Mr. Bryant has personally appraised and/or consulted on in excess of 200 affordable housing properties nationwide.

From 1998 to 2001, Mr. Bryant was a senior appraiser in the Senior Housing/Healthcare Industry Group and prepared appraisals, market surveys and feasibility studies on all facets of senior housing and healthcare properties for corporate and institutional clients. Mr. Bryant has personally appraised and consulted on in excess of 400 senior housing and healthcare facilities nationwide.

Mr. Bryant was named National Co-Director of the Senior Housing/Healthcare Industry Group in 2001. As National Co-Director, his responsibilities include coordination of the firm’s national Senior Housing/Healthcare Industry Group consisting of appraisers who specialize in the valuation of independent living retirement communities, assisted living facilities, continuing care retirement facilities, skilled, intermediate and subacute care nursing homes, hospitals and other healthcare oriented property types.

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS	Mark E. Bryant

Mr. Bryant is also a commercial pilot and doubled as a corporate pilot during his employment in 1980 to 1986 with Western Appraisals and Surveys. Mr. Bryant has appraised numerous aviation properties, including general aviation and corporate hangars, air cargo facilities, terminals, etc. and continues to provide valuation and consultation services nationwide on aviation real estate.

Education

University of Idaho, Moscow, Idaho, Graduated 1981
Degree: Bachelor of Science, Geography

Appraisal Education

Required curriculum for Membership, Appraisal Institute. Has completed continuing education courses and seminars sponsored by the Appraisal Institute and other real estate factions on an annual basis to maintain state licensing requirements.

Memberships and Professional Affiliations

•	Associated Member, Appraisal Institute

Licenses

•	State of Oregon – Certified General Appraiser – license No. C000186

•	State of Montana – Certified General Appraiser – License No. 281

•	State of Washington – Certified General Appraiser – License No.

•	State of Idaho – Certified General Appraiser – license No. E442OK

•	State of Utah – Certified General Appraiser – License No. CG00043062

•	State of California – Certified General Appraiser – License No. AG027192

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS

John M. Vissotzky
Managing Director, Valuation Services, Advisory Group

Mr. Vissotzky entered the real estate business in 1979. Employed from 1979 to 1982 as a real estate appraiser by T. J. Meenach Company in Spokane, Washington. Owner of Vissotzky Appraisal Services, Spokane, Washington from 1982 to 1983. Employed from 1983 to 1986 as a real estate appraiser by Western Appraisals in Lewiston, Idaho.

Joined Cushman & Wakefield, Inc. in March 1986, as Senior Associate, Portland Oregon -Appraisal Division. In April 1989 Mr. Vissotzky was promoted to Manager, Portland Appraisal Division and elected an Assistant Vice President. In 1990 he was elected Vice President. Effective 1999 tide was changed to Director and Mr. Vissotzky became a stockholder in Cushman & Wakefield, Inc. In 2000 he was elected Managing Director, Portland Valuation Advisory Services, now Valuation Services. Current responsibilities include management of the Portland office, and a professional staff of 12, with appraisal and consulting coverage throughout the states of Washington, Oregon, Idaho, Utah, Montana, Nebraska, Wyoming, North Dakota, South Dakota and Alaska.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, residential properties, gravel pits, scenic easements, condemnation and right of way, special use properties and investment properties throughout the Western United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Qualified as an expert witness in condemnation matters in the States of Washington, Idaho and Oregon and testified in divorce litigation in the state of Washington and bankruptcy litigation in the State of Oregon.

Education

Washington State University, Pullman, Washington, Graduated 1979
Degree: Bachelor of Arts, Sociology / Business Administration

Appraisal Education

Successfully completed all courses and experience requirements to qualify for the MAI designation. Also, he has completed the requirements of the continuing education program of the Appraisal Institute.

Memberships, Licenses and Professional Affiliations

•	Member, Appraisal Institute - MAI

PROFESSIONAL QUALIFICATIONS	John M. Vissotzky, MAI

Mr. Vissotzky is a duly Certified General Real Estate Appraiser in the following states:

Alaska, #168, expiring 06/30/05

Georgia, license number 261786

Idaho, license number CGA-162

Montana, license number 279RAG

Nebraska, license number CG230108R

Oregon, license number C000200

Utah, license number CG00043063

Washington, license number 1100382

Wyoming, license number 14284

Special Awards

Qualified for Attendance to Cushman & Wakefield, Inc. Achievement Conference 1987, 1988,1995,1999 and 2001.

Mr. Vissotzky was recipient of the 2002 Francis Corcoran Award offered by Cushman & Wakefield, Inc. signifying Valuation Advisory Services Manager of the Year.